As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-219625

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	8742	98-1146821
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong +852-3111-7718
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCorp Services, LLC 1645 Village Center Circle, Suite 170 Las Vegas, NV 89134 (845) 425-0077
Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Tahra Wright, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 937-3943	Fang Liu, Esq. Attorney at Law Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006 (703) 919-7285 Fax: (888) 706-1173

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if smaller reporting company)	Emerging growth company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.0001 par value	2,500,000	$6.00	$15,000,000	$1,868
Common Stock, $0.0001 par value (3)	7,996,123	$6.00	$47,976,738	$5,973
Placement Agent Warrants (4)	—	—	—	—
Common Stock Underlying Placement Agent Warrants (5)	250,000	$6.00	$1,500,000	$187
Total	—	—	$64,476,738	$8,028	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 7,996,123 shares of common stock previously issued to the selling stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices of the Registrant’s common stock reported by the OTCQB Marketplace on August 1, 2017.
(4)	No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the placement agent warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby.
(5)	Resales of shares of common stock issuable upon exercise of the placement agent warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.
(6)	$7,300 of such amount was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of a maximum of 2,500,000 shares of common stock of the Registrant (the “Public Offering Prospectus”) through the placement agent named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 7,996,123 shares of common stock of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page SS-1;

●	they contain different Use of Proceeds sections on page SS-2;

●	a Selling Stockholder section is included in the Resale Prospectus;

●	the Plan of Distribution section from the Public Offering Prospectus on page SS-12 is deleted from the Resale Prospectus and a Selling Stockholder Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus on page SS-14 deletes the reference to counsel for the underwriters.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated October 4, 2017

GREENPRO CAPITAL CORP.

MINIMUM OFFERING: 500,000 shares of common stock

MAXIMUM OFFERING: 2,500,000 shares of common stock

Greenpro Capital Corp. is offering a minimum of 500,000 shares of common stock, par value $0.0001 per share, and a maximum of 2,500,000 shares of common stock. We currently expect the public offering price to be $6.00 per share. The offering is being made on a “best efforts” basis without a firm commitment by the placement agent who has no obligation or commitment to purchase any of our shares. The placement agent must sell the minimum number of shares offered (500,000 shares of common stock), if any are sold, and are only required to use their best efforts to sell the shares offered. See “Plan of Distribution.”

This offering will terminate no later than December 31, 2017 (the “Termination Date”) , unless extended by our board of directors for an for an additional six months until June 30, 2018, although we may close the offering on any date prior to the Termination Date, if the offering is fully subscribed or upon the vote of the board of directors. Reasons the board may consider in determining whether to extend or terminate the offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the offering as of that date.

We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “GRNQ.” There is a limited public trading market for our common stock. We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “GRNQ.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 8 of this prospectus before purchasing shares of our common stock.

	Offering Price Per Share ($)	Commission per Share(1)(2)	Net Proceeds to Greenpro
Minimum Offering (500,000 shares)	6.00	0.33	2,835,000
Maximum Offering (2,500,000 shares)	6.00	0.33	14,175.000

(1)	Does not include a non-accountable expense allowance equal to 1.5% of the gross proceeds of this offering, payable to Network 1 Financial Securities, Inc., the placement agent. See “Plan of Distribution” beginning on page 64 of this prospectus for additional information regarding total placement agent compensation. It also does not include our expected cash expense for this offering to be approximately $350,854, exclusive of the above commissions.

(2)	We and the placement agent have agreed to pay commissions of 5.5% per share (or $0.33 per share).

In addition to the placement agent commissions listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue share purchase warrants, exercisable commencing 180 days immediately following the commencement of sales in this offering for a period of five years from the effective date of this offering , to purchase shares of common stock equal to 10% of the total number of shares sold in this offering and may be exercisable at a per share price equal to 120% of the public offering price (the “Placement Agent Warrants”). The registration statement of which this prospectus is a part also covers the Placement Agent Warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the placement agent, please see “Plan of Distribution” beginning on page 64.

Until we sell at least 500,000 shares of common stock, all investor funds will be held in an escrow account at Continental Stock Transfer & Trust Company, as agent, for the benefit of the investors. If we do not sell at least 500,000 shares of common stock by December 31, 2017, unless such date is extended for an additional six months until June 30, 2018 by consent of our board of directors, all funds will be returned to investors without interest or deduction by noon of the next business day after the Termination Date. If we complete this offering, net proceeds will be promptly delivered to us on the closing date. Affiliates of the company and affiliates and associated persons of the placement agent may invest in this offering on the same terms and conditions as the public investors participating in this offering, and any shares of common stock purchased will make up a portion of the minimum offering needed to complete this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The placement agent expects to deliver the shares of common stock to purchasers no later than ________________, subject to the condition that at least 500,000 shares of common stock have been subscribed and paid for.

The date of this prospectus is                     , 2017

WE CAPITALISE YOUR VALUE GLOBALLY

资本新格局 创富新常态

价值资本化 财富国际化

The above graphic depicts our logo and motto.

i

Worldwide Wealth Wisdom

华人富智慧

华人富智慧

创富·守富·传富

Wealth Creation
创富

Wealth Protection
守富

Wealth Succession
传富

Worldwide Wealth Wisdom
华人富智慧

+ =

Trust 信	+	Ideas 道
Safeguard 保	**+**	**Management 管**
Philosophy 人	**+**	**Skillsets 专**

The Essence of Wealth Creation: "Trust" & "Ideas"

商道既是人道，创富道路即是为人处世的中庸之道。"信"，即"人"（人品）和"言"（言品），常言道："无誉不成商，无艰不成商，无巧不成商"

The Essence of Wealth Protection: "Safeguard" & "Management"

当一个人或者一个家族初露头角、有所作为之后，如何守住财富，如何进行资产配置显得至关重要。

The Essence of Wealth Succession: Transfer of "Philosophy" & "Skillsets"

传承过程中有两个核心点，"人"即传承家族中前人的中心思想及文化："专"，所谓"授之以鱼不如授之以渔"。

The above graphic depicts our core concept of “Worldwide Wealth Wisdom”, which encompasses wealth creation, wealth protection and wealth succession.

ii

Worldwide Wealth Wisdom

华人富智慧

华人富智慧

创富·守富·传富

Special Editorial Materials by GreenPro Capital aiming to share on the wisdom for “WEALTH CREATION, WEALTH PROTECTION & WEALTH SUCCESSION ”

响应“一带一路”的号召，绿专资本推出《一带一路新势局》专书，为协助企业在“创富、守富、传富”道路上，更深入了解资本新格局

新
亞洲
勢·局
New Finance In New Asia
一帶一路之勢
造就亞洲新格局

New Finance New Asia

《新亚洲新势局》一带一路专书

亚洲资本新格局
对接一带一路
绿专带路

OBOR Guide Book

《一带一路 绿专带路》特刊

The above graphic depicts two publications by our Company – Greenpro Capital Corp.

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GreenPro Capital – ONE BELT ONE ROAD

一带一路战略部署

BULLVESTOR

ASEAN BullVestor Event
东盟对接一带一路之《你融我知》系列讲座

一带一路时代下的资本新定义·新格局

New Asia OBOR Sharing
"一带一路资本时代格局" 论坛

綠專資本概念
一帶一路部署
配合一帶一路戰略
GSN推出智庫與對接平台

One Belt One Road Wisdom Sharing Platform
一带一路对接智库

One Belt One Road Guide Book Launching
马中经贸对接指南

中文全球熱

Taiwan Chinese Cultural Activities
中华文化国际化分享活动

绿专资本受邀参加大马投资策略论坛新闻发布会

Malaysia Investment Forum
大马投资论坛

The above graphics depict sharing sessions, seminars and activities the Company conducted or participated in, in the past.

iv

Worldwide Wealth Wisdom Sharing

华人富智慧系列讲堂

华人富智慧

创富·守富·传富

Beijing

Chengdu

Revised Business Model

Malaysia

Shanghai

Shenzhen

Singapore

The above graphics depict sharing sessions, seminars and activities the Company conducted or participated in, in the past.

v

Worldwide Wealth Wisdom Sharing

华人富智慧系列讲堂

Malaysia High Net Worth Investment Sharing
马来西亚投融资高端交流会

Thailand Investors Sharing
香港泰国高端私人投资研讨会

Strategic Partnering & Collaboration
“华人富智慧” 战略研讨

Shenzhen “Wealth” Seminar Sharing
“华人富智慧” 分享会深圳站

Malaysia “Wealth” Seminar Sharing
“华人富智慧”分享会马来西亚站

Malaysia BullVestor
“你融我知” 马来西亚站

The above graphics depict sharing sessions, seminars and activities the Company conducted or participated in, in the past.

vi

vii

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized any person to provide you with different information. We are not offering to sell, or seeking an offer to buy, our common stock in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus and any supplement or amendment hereto is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise indicates, all references in this prospectus to:

●	The “Company,” “we,” “us,” or “our,” “Greenpro” are references to Greenpro Capital Corp., a Nevada corporation.

●	“China” or “PRC” are references to People’s Republic of China;

●	“HK” refers to the Hong Kong Special Administrative Region;

●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan (also known as the renminbi). References to “MYR” are to the Malaysian Ringgit. References to “HK$” are to the Hong Kong Dollar.

viii

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock.

Overview

We currently operate and provide a wide range of business solution services to small and medium-size businesses located in Asia, with an initial focus on Hong Kong, China and Malaysia. Our comprehensive range of services includes cross-border business solutions, record management services, and accounting outsourcing services. Our cross border business services include, among other services, tax planning, trust and wealth management, cross border listing advisory services and transaction services. As part of the cross border business solutions, we have developed a package solution of services (“Package Solution”) that can reduce business costs and improve revenues.

We also operate a venture capital business through Greenpro Venture Capital Limited, an Anguilla corporation. Our venture capital business is focused on (1) establishing a business incubator for start-up and high growth companies to support such companies during critical growth periods, which includes education and support services, and (2) searching for investment opportunities in selected start-up and high growth companies, which we expect can generate significant returns to the Company. We expect to target companies located in Asia and South-East Asia including Hong Kong, Malaysia, China, Thailand and Singapore. We anticipate our venture capital business will also engage in the purchase, acquisition and rental of commercial properties in the same Asia and South-East Asia region.

To support our venture capital business, we partnered with QSC Asia Sdn. Bhd., an education and training company that arranges seminars and courses in Malaysia, to provide business, educational and support services. We operate our venture capital related education and support services through our subsidiary, Greenpro Capital Village Sdn. Bhd. We have started arranging seminars called the CEO & Business Owners Strategic Session (CBOSS) in Malaysia and Singapore for business owners who are interested in the following:

●	Developing business globally,

●	Expanding business with increased capital funds,

●	Creating a sustainable SME business model,

●	Accelerating the growth of the business, or

●	Increasing company cash flow significantly.

The objective of the CBOSS seminars is to educate the chief executive officers or business owners on how to acquire “smart capital” and the considerations involved. The seminars include an introduction to the basic concepts of “smart capital,” “wealth and value creation,” recommendation and planning and similar topics. We believe that the seminar will synergistically support our venture capital business segment.

Our Growth Strategy

Our growth strategy is highly dependent on our ability to market our services effectively. We are focused on three primary marketing strategies, which include offline marketing, online marketing and content marketing.

Offline Marketing

Due to the nature of our business where trust is a critical element in client engagement, we are focusing approximately 60% of our time on our offline marketing activities and approximately 40% of our time on our online marketing activities. For offline marketing, we believe physical presence in the market is a key to build trust from the public and targeted marketing.

1

Educational Events & Seminars

Consistent with this principal of physical engagement, we organize frequent and targeted events, such as workshops, industry conferences and other investor education and social events to share our knowledge with prospective clients. We invite potential clients and prospects through our collaborated partners and existing database to attend our events. At these events, we introduce our services to see if any potential clients would like to engage in any of our services. These events are often organized in cooperation with chambers of commerce, distinguished alumni associations and high-profile entrepreneurs.

Roadshow Platform & Networking Events

For our venture capital portfolio and our business solution services, our priority objective is to identify potential investments with solid and sound businesses. Consistent with this objective, we participate in company roadshow events. These roadshow events allow companies to showcase themselves and their potential for future development. From these events, we are able to promote and source potential projects or companies that need our business solution services in their corporate development.

Word of Mouth

Word of mouth is one of the most effective marketing tools for our business. We intend to engage in nationwide marketing initiatives to further raise our brand awareness while continuing to improve client satisfaction to strengthen our word of mouth referrals. We intend to continue to focus on referrals as the major avenue of new client development. We also encourage our employees to introduce or recommend new clients to us by providing incentive bonuses.

Online Marketing

We believe our public brand awareness will further contribute to our brand recognition and improve our performance. We also believe the most cost effective way to gain awareness is by leveraging the use of the internet and various mobile social network applications.

Social Network Marketing

Wechat has been the mainstream mobile online marketing tool for companies in China. According to a 2017 Wechat User Behavior Report, published by Tencent Penguin Intelligence as of the fourth quarter of 2016, Wechat had 889 million monthly active users worldwide. The top two reasons for group chats through Wechat are corporate internal communications and professional networking. As a result of the work-related features of Wechat, we believe that using Wechat can bolster our brand and networking opportunities.

Weibo is a leading social media platform for people to create, distribute and discover Chinese-language content. Weibo combines the means of public self-expression in real time with a powerful platform for social interaction, as well as content aggregation and distribution. Weibo Corporation reported in their official website that in December 2016, Weibo had 313 million monthly active users, which had increased from 236 million monthly active users in December 2015. Weibo serves a wide range of users including ordinary citizens, celebrities and other public figures, as well as media outlets, businesses, government agencies, charities and other organizations, making it a microcosm of Chinese society. For many people in China, Weibo allows them to be heard publicly and exposed to the rich ideas, cultures and experiences of the broader world.

We have an official company account in Wechat and Weibo, serving as contact platforms for potential clients to contact us. At the same time, we continuously introduce basic products and services information, market research and updates to our members, as well as publish articles and proprietary research reports on major business and finance to our accounts.

2

Search Engine Optimization (SEO) & Search Engine Marketing

Search Engine Optimization and Search Engine Marketing are current strategies we implement to enhance our online appearance in search engines. We have recruited an internal SEO team to handle technical operations in order to improve our exposure by enhancing higher rankings in key word searching.

Content Marketing

Knowledge sharing & publication

We have a team of editors who prepare market research and updates to our members. We also publish articles and proprietary research reports in major business and finance. These contents are the substance and tools to support our existing marketing channel and activities.

Competitive Advantages

Cross Border Advantages:

●	With our offices setup across the East Asia and South-East Asia regions, we have better information flow within those markets and a better understanding of the needs in those markets, which allow us to provide services to our clients and fulfill their needs in a better manner.

●	We have an advantage in sourcing better investment opportunities with our local teams who understand risk-opportunity in the local industry.

●	With our offices throughout the regions we serve, we have better connectivity as we have more contact points reaching out to potential local clients, in another way, achieving timely and effective communication.

Multi-lingual:

●	Our professional teams are multi nationals who add value to our operations. They are proficient in English, Chinese, Malay, Thai, Cantonese Dialect, and other local dialects in the East Asia and South-East Asia regions. The multi-national teams allow us to easily adapt and communicate with clients from all areas in the regions. Such strength is an added value as we are facing clients from all over the East Asia and South-East Asia regions with different default languages during interaction.

●	Such capabilities enable us to produce efficient and effective communication with our clients.

Company Secretarial Services:

●

We have professional and experienced teams established in Hong Kong, China and Malaysia specializing in corporate advisory services and company secretarial services that range from advising local and overseas clients for company formation in Hong Kong, U.S., China and other overseas jurisdictions, maintaining of statutory records and filing statutory returns of respective clients with local companies’ registry, applying for business licenses and preparing meeting minutes or resolutions.

●	With our offices and experienced teams in Hong Kong, China and Malaysia, we have better knowledge, skills and resources for servicing our clients.

3

Risk Related to Our Business

Our ability to implement our business strategy is subject to numerous risks and uncertainties that you should be aware of before making an investment decision. As a technology company, we face many risks inherent in our business and our industry generally. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our common stock. These risks include, among others, the following:

●	We have business operations in Hong Kong, China and Malaysia and we may be negatively affected by any instability in the economic and political development of any of the above region.

●	We have incurred operating losses since we began operations and may not be profitable in the future.

●	We may be unable to gain any significant market acceptance for our services and establish a significant market presence to attract customers under increasing competition.

●	If we fail to cost-effectively acquire new customers or retain our existing customers, our business could be materially adversely affected.

●	If we fail to manage future growth effectively, our business could be materially adversely affected.

Our Corporate Information

We were incorporated on July 19, 2013 in the State of Nevada. Our principal executive offices are located at Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong. Our telephone number is +852 3111 7718. We maintain a website at www.greenprocapital.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

4

THE OFFERING

The offering is being made on a “best efforts, minimum/maximum” basis. The offering is being made without a firm commitment by the placement agent, who has no obligation or commitment to purchase any of our shares. The closing of the offering and delivery of the shares is expected to occur no later than December 31, 2017. See “Plan of Distribution.” The placement agent must sell the minimum number of shares offered (500,000 shares of common stock), if any are sold, and are only required to use their best efforts to sell the shares offered. If the placement agents do not sell the minimum number of shares, the offering will be terminated on December 31, 2017, unless extended by our board of directors until June 30, 2018.

Common stock being offered	Minimum: 500,000 shares Maximum: 2,500,000 shares

Shares of common stock outstanding before this offering	53,233,960 shares

Shares of common stock outstanding after this offering	Minimum: 53,733,960 shares Maximum: 55,733,960 shares

Offering price per share	$6.00 per share

Use of proceeds	Our net proceeds from this offering, assuming the minimum number of shares of common stock offered (500,000 shares) is sold are expected to be approximately $2,835,000 , and assuming the maximum number of shares of common stock offered ( 2,500,000 shares) is sold are expected to be approximately $14,175,000 million, each assuming a public offering price of $6.00. We intend to use the net proceeds from this offering for the development of financial technology, China Service Centre expansion and worldwide business expansion.

Best efforts

The placement agent is selling our common stock on a “best efforts” basis. Accordingly, the placement agent has no obligation or commitment to purchase any common stock. The placement agent is not required to sell any specific number or dollar amount of common stock but will use its best efforts to sell the common stock offered.

We do not intend to close this offering unless we sell at least the minimum number of shares of common stock, at the price per share set forth on the cover page of this prospectus, to result in sufficient proceeds to list our common stock on the NASDAQ Capital Market.

Offering period	The common stock is being offered until December 31, 2017, unless extended by our board of directors for an additional six months until June 30, 2018. If the minimum offering amount is not raised within such time period, all subscription funds from the escrow account will be returned to investors promptly by noon of the next business day after the Termination Date without interest or deduction of fees. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our common stock is raised, or (ii) December 31, 2017, unless extended by our board of directors until June 30, 2018s, although we retain the right to terminate the offering prior to the expiration of such extension period.

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Escrow

Until we sell at least 500,000 shares of common stock, all investor funds will be held in a non-interest bearing escrow account at Continental Stock Transfer & Trust Company as agent, for the benefit of the investors. If we do not sell at least 500,000 shares of common stock by December 31, 2017, unless we determine to extend the offering, all funds will be promptly returned to investors by noon of the next business day after the termination without interest or deduction. If we complete this offering, net proceeds will be promptly delivered to us on the closing date. See “Plan of Distribution — Escrow Agent and Deposit of Offering Proceeds.”

Proposed NASDAQ trading symbol	“ GRNQ”

Risk factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Lock-up agreements	See “Plan of Distribution” for more information.

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of October 3, 2017.

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SUMMARY FINANCIAL AND OTHER DATA

The following tables set forth our summary historical financial data for the periods presented. The following summary financial data for the years ended December 31, 2016 and 2015 are derived from our audited financial statements appearing elsewhere in this prospectus. The following summary financial data for the six-month periods ended June 30, 2017 and 2016 and the selected balance sheet data as of June 30, 2017 are derived from our unaudited financial statements appearing elsewhere in this prospectus.

This summary financial data should be read together with the historical financial statements and related notes to those statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

The pro forma as adjusted balance sheet data reflects the balance sheet data as of June 30, 2017, as adjusted to reflect our receipt of the estimated net proceeds from our sale of the minimum offering amount (500,000 shares) and maximum offering amount (2,500,000 shares) in this offering at an assumed public offering price of $6.00 per share, which is set forth on the cover page of this prospectus, after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

	As of December 31,		As of June 30
	2016	2015	2017
				Pro Forma, as adjusted
			Actual	Minimum Offering	Maximum Offering
	(Audited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data:
Current Assets	$5,323,480	$5,823,970	$6,391,237	8,875,937	20,215,937
Other Assets	$3,106,122	$3,244,396	$4,567,018	4,567,018	4,567,018
Total Assets	$8,429,602	$9,068,366	$10,958,255	13,442,955	24,782,955
Total Current Liabilities	$1,782,403	$2,912,003	$1,960,773	1,960,773	1,960,773
Total Liabilities	$2,336,531	$3,504,321	$2,547,029	2,547,029	2,547,029
Total Stockholders’ Equity	$6,093,071	$5,564,045	$8,411,226	10,895,926	22,235,926

	Year Ended December 31,		Six Months Ended June 30,
	2016	2015	2017	2016
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Statements of Operations Data:
Revenues	$2,776,435	$2,946,164	$1,829,466	$1,204,910

Cost and Expense
Cost of Revenues	$(1,046,315)	$(1,852,865)	$(298,377)	$(528,929)
General and Administrative Expenses	$(1,869,494)	$(1,382,424)	$(1,394,216)	$(857,767)

Profit (Loss) From Operations	$(139,374)	$(289,125)	$136,873	$(181,786)

Profit (Loss) before Income Tax and Non-Controlling Interest	$(203,715)	$(341,496)	$122,125	$(227,472)

Net Income (Loss) before Non-Controlling Interest	$(211,174)	$(348,929)	$108,136	$(242,218)

Comprehensive Income (Loss)	$(193,928)	$(299,728)	$117,298	$(209,970)

Basic and diluted loss per common share	(0.00)	(0.00)	0.00	(0.00)
Basic and diluted loss per common share - pro forma – minimum offering 500,000	(0.00)	(0.00)	0.00	(0.00)
Basic and diluted loss per common share - pro forma – maximum offering 2,500,000	(0.00)	(0.00)	0.00	(0.00)

*	The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of June 30, 2017, on an as adjusted basis to give effect to the sale of the minimum and maximum number of shares of common stock by us in this offering at the assumed public offering price of $6.00 per share, which is the set forth on the cover page of this prospectus.

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RISK FACTORS

You should carefully consider the risks described below and elsewhere in this report, which could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to our Business

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Nevada in July 2013. We have significant financial resources and as of December 31, 2016, we have generated $2,776,435 in revenues and incurred net losses of $222,323. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small company starting a new business enterprise and the highly competitive environment in which we will operate. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

●	our ability to market our product and services;

●	our ability to generate revenues; and

●	our ability to raise the capital necessary to continue marketing and developing our product.

We are not currently profitable and may not become profitable.

As of December 31, 2016, we had $1,021,351 cash on hand, our stockholder’s equity was $6,093,071. We have generated $2,776,435 in revenue to date and have incurred operating losses of $139,374 and net losses of $222,323. We expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of your common stock.

As of December 31, 2016, we had $8,429,602 in assets and limited capital resources. In order to continue operating for the next twelve months, in the event that we do not generate sufficient revenues, we must raise approximately $3,000,000 in gross proceeds from this offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations. We anticipate a burn rate of approximately $250,000 per month. At 10% of the minimum offering sold, our burn rate would be 1.2 months, if 25% of the minimum offering is sold, our burn rate would be 3 months, if 50% of the minimum offering is sold, our burn rate would be 6 months, and if 100% of the minimum offering is sold, our burn rate would be 12 months. At 10% of the maximum offering sold, our burn rate would be 6 months, if 25% of the maximum offering is sold, our burn rate would be 15 months, if 50% of the maximum offering is sold, our burn rate would be 30 months, and if 100% of the maximum offering shares is sold, our burn rate would be 60 months.

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The report of our independent registered public accounting firm has previously expressed substantial doubt about the Company’s ability to continue as a going concern and future reports may similarly express a going concern.

Our auditors indicated in their report on the Company’s financial statements for the fiscal year ended December 31, 2015 that conditions existed that raise a substantial doubt about our ability to continue as a going concern due to our net loss for the year ended December 31, 2015. A similar future “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives and/or negatively affect our relationships with customers and suppliers and/or negatively affect the willingness of our suppliers to allow us to maintain credit with them. Our ability to continue as a going concern will depend upon our ability to grow our operations and integrate newly acquired assets and operations, our ability to acquire additional assets and operations, and our ability to improve operating margins and regain profitability. If we are unable to achieve these goals, our business would be jeopardized and the Company may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

Our operating results may prove unpredictable which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by clients of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

If we are unable to gain any significant market acceptance for our service or establish a significant market presence, we may be unable to generate sufficient revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective clients. However, our planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

Management’s ability to implement the business strategy may be slower than expected and we may be unable to generate a profit.

Our business plans, including offering a cloud auditing system and consulting services, may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Our services may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the our business plan, (b) obtaining our clients, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

Competitors may enter this sector with superior service which would affect our business adversely.

We have identified a market opportunity for our business. We believe that barriers to entry are low to medium because of economies of scale, cost advantage and brand identity. Potential competitors may enter this sector with superior services. This would have an adverse effect upon our business and our results of operations. In addition, a high level of support is critical for the successful marketing and recurring sales of our services. Despite having accumulated customers from the past four years, we may still need to continue to improve our platform and software in order to assist potential customers in using our platform, and we also need to provide effective support to future clients. If we are unable to increase customer support and improve our platform in the face of increasing competition, with the increase in competition, our ability to sell our services to potential customers could adversely affect our brand, which would harm our reputation.

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Our use of open source and third-party software could impose limitations on our ability to commercialize our services.

We intend to incorporate open source software into our platform. Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by U.S. courts or jurisdictions elsewhere, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our services. We could also be subject to similar conditions or restrictions should there be any changes in the licensing terms of the open source software incorporated into our products. In either event, we could be required to seek licenses from third parties in order to continue our services in the event re-engineering cannot be accomplished on a timely or successful basis, any of which could adversely affect our business, operating results and financial condition.

We also intend to incorporate certain third-party technologies, including software programs, into our website and may need to utilize additional third-party technologies in the future. However, licenses to relevant third-party technology may not continue to be available to us on commercially reasonable terms, or at all. Therefore, we could face delays in releases of our platform until equivalent technology can be identified, licensed or developed, and integrated into our current products. These delays, if they occur, could materially adversely affect our business, operating results and financial condition. Any disruption in our access to software programs or third-party technologies could result in significant delays in releases of our platform and could require substantial effort to locate or develop a replacement program. If we decide in the future to incorporate into our products any other software program licensed from a third party, and the use of such software program is necessary for the proper operation of our appliances, then our loss of any such license would similarly adversely affect our ability to release our products in a timely fashion.

The security of our computer systems may be compromised and harm our business.

A significant portion of our business operations is conducted through use of our computer network. Although we intend to implement security systems and procedures to protect the confidential information stored on these computer systems, experienced computer programmers and hackers may be able to penetrate our network security and misappropriate our confidential information or that of third parties. As well, they may be able to create system disruptions, shutdowns or effect denial of service attacks. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our networks or client computers, or otherwise exploit any security vulnerabilities, or that misappropriate and distribute confidential information stored on these computer systems. Any of the foregoing could result in damage to our reputation and customer confidence in the security of our products and services, and could require us to incur significant costs to eliminate or alleviate the problem. Additionally, our ability to transact business may be affected. Such damage, expenditures and business interruption could seriously impact our business, financial condition and results of operations.

Adverse developments in our existing areas of operation could adversely impact our results of operations, cash flows and financial condition.

Our operations are focused on utilizing our sales efforts which are principally located in South-East Asia. As a result, our results of operations, cash flows and financial condition depend upon the demand for our services in these regions. Due to the lack of broad diversification in industry type and geographic location, adverse developments in our current segment of the midstream industry, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Risks Related to Doing Business in East Asia and South-East Asia

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our variable interest entities to hold part of our assets in Hong Kong. For a description of these contractual arrangements, see “Acquisition and Reorganization History - VIE Structure And Arrangements.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entities.

If we had direct ownership of the variable interest entities, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of those entities, which could effect changes at the management and operational level. Under our contractual arrangements, we may not be able to directly change the members of the boards of directors of these entities and would have to rely on the variable interest entities and the variable interest entity equity holders to perform their obligations in order to exercise our control over the variable interest entities. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our variable interest entities and their respective equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our websites and using our domain names and trademarks which the relevant variable interest entities have exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the variable interest entities at any time pursuant to the contractual arrangements. Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Our business is subject to the risks of international operations.

Substantially all of our business operations are conducted in South-East Asia. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in the Asian countries we intend to develop business. Following the closing of our initial public offering, we will derive a significant portion of our revenue and earnings from the operation in Hong Kong, our principal business place and also in Malaysia and other South-East Asian countries. Operating in multiple foreign countries involves substantial risk. For example, our business activities subject us to a number of laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations. As we expand into additional countries, the complexity inherent in complying with these laws and regulations increases, making compliance more difficult and costly and driving up the costs of doing business in foreign jurisdictions. Any failure to comply with foreign laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in that country and harm our reputation.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the foreign corrupt practices act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in South-East Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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You may have difficulty enforcing judgments against us.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in Hong Kong. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

Payment of dividends is subject to restrictions under Nevada, Hong Kong, Malaysia and the PRC laws.

Under Nevada law, we may only pay dividends subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the dividend. Our ability to pay dividends will therefore depend on our ability to generate sufficient profits. Under the Hong Kong Companies Ordinance, we are permitted to make payments of dividends from distributable profits (that is, accumulated realized profits less its accumulated realized losses). Under the Laws of Malaysia, we may only make a distribution to the shareholders out of our profits available if we are solvent. The Company is regarded as solvent if the Company is able to pay its debts as and when the debts become due within twelve months immediately after the distribution is made. In addition, because of the various rules applicable to our operations in China and the regulations on foreign investments as well as the applicable tax law, we may be subject to further limitations on our ability to declare and pay dividends to our shareholders.

We can give no assurance that we will declare dividends of any amounts, at any rate or at all in the future. The declaration of future dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements, general financial conditions, legal and contractual restrictions and other factors that our board of directors may deem relevant.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC government may impose restrictions on the amount of service fees that may be payable by municipal governments to wastewater and sludge treatment service providers. Also, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability

12

The Hong Kong economy may be vulnerable to slowdown in Chinese activity and world trade.

Since Hong Kong is now closely linked to China with respect to economic and political development, Hong Kong economic and political development will be more likely to be affected by China’s development. As there are more and more mainland Chinese companies listed on The Hong Kong Stock Exchange and industries in general are becoming delocalized to mainland China, the Hong Kong stock market and local economy will become more vulnerable to the economic development in the mainland China. If the economic development in China becomes unstable, the Hong Kong economy will be negatively affected. Besides, the Hong Kong economy is externally oriented and highly dependent on trade with the rest of the world. Our business may be subject to the cyclical effect of the economic development in the world.

We face the risk that changes in the world economy and political developments in Malaysia may adversely affect our business.

In recent years, there have been political instabilities in Malaysian government which may reduce investors’ confidence, result in reduction in foreign direct investment and weigh on consumer and business sentiment, depressing growth. In addition, the Malaysian economy is reliant on external demand. Any possible worsening global demand is likely to hinder the export development and any economic weakness may possibly lead to market intervention and the government may impose capital controls. Under these circumstances, our business operation may be adversely affected.

Risks Related to this Offering

Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this offering, there was a limited public market for our common stock in the OTC Market. We cannot assure you that an active public market for our common stock will develop or that the market price of our shares will not decline below the public offering price. The public offering price of our shares may not be indicative of prices that will prevail in the trading market following the offering.

Together, our Chief Executive Officer, Mr. Lee Chong Kuang, and our Chief Financial Officer, Mr. Loke Che Chan Gilbert, own a large percentage of our outstanding stock and could significantly influence the outcome of our corporate matters.

Mr. Lee Chong Kuang, our CEO, beneficially owns 37.76% of our outstanding shares of common stock, and Mr. Loke Che Chan Gilbert, our CFO, beneficially owns 34.64% of our outstanding shares of common stock. As a result, Messrs. Lee and Loke are able to exercise significant influence over all matters that require us to obtain shareholder approval, including the election of directors to our board and approval of significant corporate transactions that we may consider, such as a merger or other sale of our company or its assets. This concentration of ownership in our shares by executive officers will limit the other shareholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock.

If our existing shareholders sell substantial amounts of the shares following this offering, the market price of our common stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. The shares of common stock offered in this offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial amount of shares, the prevailing market price for our shares could be adversely affected.

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The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to factors such as:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the shares.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future. Presently, we intend to retain all of our earnings, if any, to finance development and expansion of our business. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

We will have discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

Our management will have considerable discretion in the application of the proceeds received by us from this offering. Such proceeds may be used to development of Financial Technology, China Service Centre Expansion and Worldwide Business Expansion and for working capital and general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our common stock price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Future issuances of capital stock may depress the trading price of our common stock. Any issuance of shares of our common stock after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of common stock in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

15

USE OF PROCEEDS

After deducting the estimated placement agent commissions and estimated offering expenses payable by us, we expect to receive net proceeds of $2,835,000 from this offering, if the minimum offering amount is sold, or $14,175,000 , if the maximum offering amount is sold. We anticipate that the proceeds of a minimum and a maximum offering would be applied approximately as follows:

MINIMUM OFFERING (500,000 Shares)

USE OF PROCEEDS	AMOUNT(US$)
Development of Financial Technology	500,000

China Service Centre Expansion	1,500,000

Worldwide Wealth Wisdom Development	484,146

Greenpro Synergy Network Expansion	-

Development of Hong Kong Securities and Futures Commission Regulated Activity Type 1 – Dealing in Securities and Type 6 – Advising on Corporate Finance	-

Offering Expense	350,854

Total	2,835,000

MAXIMUM OFFERING (2,500,000 Shares)

USE OF PROCEEDS	AMOUNT(US$)
Development of Financial Technology	1,500,000

China Service Centre Expansion	3,000,000

Worldwide Wealth Wisdom Development	3,000,000

Greenpro Synergy Network Expansion	824,146

Development of Hong Kong Securities and Futures Commission Regulated Activity Type 1 – Dealing in Securities and Type 6 – Advising on Corporate Finance	5,500,000

Offering Expense	350,854

Total	14,175,000

The amounts and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

16

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2017:

●	On an actual basis; and

●	On a pro forma, as adjusted basis to give effect to the sale of the minimum and maximum number of shares of common stock by us in this offering at the assumed public offering price of $6.00 per share, which is set forth on the cover page of this prospectus, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

MINIMUM OFFERING ( 500,000 Shares)

	June 30, 2017
	Actual	Pro forma
	(unaudited)	(unaudited)
Assets:
Current Assets	$6,391,237	8,875,937
Other Assets	4,567,018	4,567,018
Total Assets	10,958,255	13,442,955
Liabilities:
Current Liabilities	1,960,773	1,960,773
Other Liabilities	586,256	586,256
Total Liabilities	2,547,029	2,547,029
Stockholder’s Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 53,233,960 shares issued and outstanding as of June 30, 2017 actual; 500,000,000 shares authorized, 53,733,96 0 shares issued and outstanding, pro forma (1)	5,323	5373
Additional paid-in capital	8,803,996	11,803,946
Accumulated other comprehensive(loss) income	87,858	87,858
Accumulated deficit	(664,349)	(1,179,649)
Non-controlling interest	178,398	178,398
Total stockholders’ equity	8,411,226	10,895,926
Total Liabilities and Stockholders’ Equity	$10,958,255	13,442,955

(1) The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of June 30, 2017, assumes the minimum offering amount ( 500,000 shares) has been sold assuming a public offering price $6.00, which is set forth on the cover page of this prospectus, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

MAXIMUM OFFERING ( 2,500,000 Shares)

	June 30, 2017
	Actual	Pro forma
	(unaudited)	(unaudited)
Assets:
Current Assets	$6,391,237	20,215,937
Other Assets	4,567,018	4,567,018
Total Assets	10,958,255	24,782,955
Liabilities:
Current Liabilities	1,960,773	1,960,773
Other Liabilities	586,256	586,256
Total Liabilities	2,547,029	2,547,029
Stockholder’s Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 53,233,960 shares issued and outstanding as of June 30, 2017 actual; 500,000,000 shares authorized, 55,733,960 shares issued and outstanding, pro forma (1)	5,323	5573
Additional paid-in capital	8,803,996	23,803,746
Accumulated other comprehensive(loss) income	87,858	87,858
Accumulated deficit	(664,349)	(1,839,649)
Non-controlling interest	178,398	178,398
Total stockholders’ equity	8,411,226	22,235,926
Total Liabilities and Stockholders’ Equity	$10,958,255	24,782,955

(1)	The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of June 30, 2017, assumes the maximum offering amount (2,500,000 shares) has been sold assuming a public offering price of $6.00 which is set forth on the cover page of this prospectus, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

17

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2017 was $5,223,023, or $0.10 per share of common stock. Our pro forma net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

If the minimum offering amount is sold at an assumed public offering price of $6.00 per share, which is set forth on the cover page of this prospectus, after deducting the estimated placement agent commissions and offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2017 would have been $7,707,723, or $0.14 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.04 per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $5.86 per share.

The following table illustrates this per share dilution to the new investors assuming the minimum offering amount is sold:

Assumed public offering price per share	$6.00

Net tangible book value per share as of June 30, 2017	$0.10

Increase in net tangible book value per share attributable to the offering	$0.04

Pro forma net tangible book value per share as of after giving effect to the offering	$0.14

Dilution per share to new investors	$5.86

A $1.00 increase in the assumed public offering price of $6.00 per share, which is set forth on the cover page of this prospectus, would increase the pro forma net tangible book value by $472,500 , the pro forma net tangible book value per share after this offering by $0.01 per share and the dilution in pro forma net tangible book value per share to investors in this offering by $0.99 per share, assuming that all of the shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated offering expenses payable by us.

If the maximum offering amount is sold at an assumed public offering price of $6.00 per share, which is set forth on the cover page of this prospectus, after deducting the estimated placement agent commissions and offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2017 would have been $19,047,723 , or $0.34 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.24 per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $5.66 per share.

The following table illustrates this per share dilution to the new investors assuming the maximum offering amount is sold:

Assumed public offering price per share	$6.00

Net tangible book value per share as of June 30, 2017	$0.10

Increase in net tangible book value per share attributable to the offering	$0.24

Pro forma net tangible book value per share as of after giving effect to the offering	$0.34

Dilution per share to new investors	$5.66

18

A $1.00 increase in the assumed public offering price of $6.00 per share, which is set forth on the cover page of this prospectus, would increase the pro forma net tangible book value by $2,362,500, the pro forma net tangible book value per share after this offering by $0.04 per share and the dilution in pro forma net tangible book value per share to investors in this offering by $0.96 per share, assuming that all of the shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated offering expenses payable by us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the trading symbol “GRNQ.” Our common stock did not trade prior to July 9, 2015.

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2017	High Bid	Low Bid
First Quarter	$5.70	$5.70
Second Quarter	$5.70	$5.70
Third Quarter	$6.50	$5.70
Fourth Quarter (till October 3, 2017)	$7.00	$6.50

Fiscal Year 2016	High Bid	Low Bid
First Quarter	$5.25	$5.20
Second Quarter	$5.25	$5.20
Third Quarter	$5.70	$5.20
Fourth Quarter	$5.70	$5.70

Fiscal Year 2015	High Bid		Low Bid
First Quarter	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A
Third Quarter		$11.00		$0.35
Fourth Quarter		$5.25		$2.35

Holders

As of October 3, 2017, we had 53,233,960 shares of our common stock issued and outstanding. There were approximately 301 record holders of our common stock. Such number does not include any shareholders holding shares in nominee or “street name.”

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Equity Compensation Plan Information

We have not adopted an equity compensation plan. There are not securities that have been issued under or outside of such plan.

19

EXCHANGE RATE INFORMATION

Substantially all of our business operations are conducted in South-East Asia. We will derive a significant portion of our revenue and earnings from the operation in Hong Kong, our principal business place and also in Malaysia and other South-East Asian countries. Our reporting currency is the United States Dollars (“US$”) and the audited financial statements have been expressed in US$. Our operating subsidiaries maintain their books and records in a local currency, Malaysian Ringgit (“MYR”), Renminbi (“RMB”), and Hong Kong Dollars (“HK$”), which is also the respective functional currencies for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity. No representation is made that the MYR, RMB and HKD amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	June 30, 2017	December 31, 2016
MYR:USD	4.29	4.48
RMB:USD	6.78	6.95
HKD:USD	7.75	7.75

Items in the statements of operations and comprehensive loss, and statements cash flows are translated at the average exchange rate of the period.

	Six Months ended
	June 30,
	2017	2016
MYR:USD	4.37	3.87
RMB:USD	6.85	6.32
HKD:USD	7.75	7.75

20

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus.

The following selected consolidated financial and operating data for the fiscal years ended December 31, 2016 and 2015, and the consolidated balance sheet data as of December 31, 2016 and 2015, have been derived from our consolidated financial statements included elsewhere in this prospectus.

The selected consolidated statements of operations data for the six months ended June 30, 2017 and 2016, and the summary consolidated balance sheet data as of June 30, 2017, have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. We have prepared the unaudited consolidated financial statements on the same basis as our audited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting only of normal and recurring adjustments that we consider necessary to fairly present our financial position and results of operations for the periods presented.

	As of December 31,		As of June 30
	2016	2015	2017
	(Audited)	(Audited)	(Unaudited)
Balance Sheet Data:
Current assets	$5,323,480	$5,823,970	$6,391,237
Other assets	$3,106,122	$3,244,396	$4,567,018
Total Assets	$8,429,602	$9,068,366	$10,958,255
Total Current Liabilities	$1,782,403	$2,912,003	$1,960,773
Total Liabilities	$2,336,531	$3,504,321	$2,547,029
Total Stockholders’ equity	$6,093,071	$5,564,045	$8,411,226

	Year Ended December 31,		Six Months Ended June 30,
	2016	2015	2017	2016
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Statements of Operations Data:
Revenues	$2,776,435	$2,946,164	$1,829,466	$1,204,910

Cost and Expense
Cost of Revenues	$(1,046,315)	$(1,852,865)	$(298,377)	$(528,929)
General and Administrative Expenses	$(1,869,494)	$(1,382,424)	$(1,394,216)	$(857,767)

Loss From Operations	$(139,374)	$(289,125)	$136,873	$(181,786)

Loss before Income Tax and Non-Controlling Interest	$(203,715)	$(341,496)	$122,125	$(227,472)

Loss before Non-Controlling Interest	$(211,174)	$(348,929)	$108,136	$(242,218)

Comprehensive Loss	$(193,928)	$(299,728)	$117,298	$(209,970)

Basic and diluted loss per common share	0.00	0.00	0.00	(0.00)

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto and other financial information appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

Company Overview

Greenpro Capital Corp. (the “Company” or “Greenpro”), was incorporated in the State of Nevada on July 19, 2013. We provide cross-border business solutions and accounting outsourcing services to small and medium-size businesses located in Asia, with an initial focus on Hong Kong, Malaysia and China. Greenpro provides a range of services as a package solution (the “Package Solution”) to our clients and we believe that our clients can reduce their business costs and improve their revenues.

In addition to our business solution services, we also operate a venture capital business through Greenpro Venture Capital Limited, an Anguilla corporation. One of our venture capital business segments is focused on (1) establishing a business incubator for start-up and high growth companies to support such companies during critical growth periods, which will include education and support services, and (2) searching the investment opportunities in selected start-up and high growth companies, which may generate significant returns to the Company. Our venture capital business is focused on companies located in Asia and Southeast Asia including Hong Kong, Malaysia, China, Thailand and Singapore. Another one of our venture capital business segments is focused on rental activities of commercial properties and the sale of investment properties.

Results of Operations

During the three and six months ended June 30, 2017, we operated in three regions: Hong Kong, Malaysia and China. We derived income from rental activities of our commercial properties and the provision of services. A table further describing our revenue and cost of revenues is set forth below:

	Three months ended June 30		Six months ended June 30,
	2017	2016	2017	2016
REVENUES, NET
- Rental income	$56,661	$20,871	$85,818	$44,126
- Service income
Related parties	12,612	111,345	90,383	156,448
Unrelated parties	984,870	621,031	1,653,265	1,004,336
Total revenues	1,054,143	753,247	1,829,466	1,204,910

COST OF REVENUES
- Cost of rental	(18,817)	(16,396)	(30,901)	(26,714)
- Cost of service	(122,997)	(276,476)	(267,476)	(502,215)
Total cost of revenues	(141,814)	(292,872)	(298,377)	(528,929)

GROSS PROFIT	912,329	460,375	1,531,089	675,981

OPERATING EXPENSES:
General and administrative	(683,467)	(440,951)	(1,394,216)	(857,767)

PROFIT (LOSS) FROM OPERATIONS	228,862	19,424	136,873	(181,786)

OTHER EXPENSES:
Interest expense	(7,787)	(19,301)	(14,748)	(45,686)

PROFIT (LOSS) BEFORE INCOME TAX AND NON-CONTROLLING INTEREST	221,075	123	122,125	(227,472)
Income tax expense	(1,143)	(9,157)	(13,989)	(14,746)
NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	219,932	(9,034)	108,136	(242,218)
Less: Net Income (loss) attributable to non-controlling interest	14,459	1,644	17,768	(435)

NET INCOME (LOSS) ATTRIBUTED TO GREENPRO CAPITAL CORP. COMMON STOCKHOLDERS	234,391	(7,390)	125,904	(242,653)
Other comprehensive loss:
- Foreign currency translation income (loss)	(2,172)	(13,827)	(8,606)	32,683
COMPREHENSIVE INCOME (LOSS)	$232,219	$(21,217)	$117,298	$(209,970)

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED	$0.00	$(0.00)	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	53,134,942	52,079,771	52,883,811	52,021,764

22

Comparison of the three months ended June 30, 2017 and June 30, 2016

Revenues, net

Total revenue was $1,054,143 and $753,247 for the three months ended June 30, 2017 and 2016, respectively. The increased amount of $300,896 was due to the broadening of the range of services offered and the increase in our client base. We expect revenue from our business services segment to increase as we continue to grow our business and expand into new territories.

Rental Income

Revenue from rental was $56,661 and $20,871 for the three months ended June 30, 2017 and 2016, respectively. It was derived principally from leasing properties in Malaysia and Hong Kong. We believe our rental income will be stable in the near future.

Service Income

Revenue from the provision of services was $997,482 and $732,376 for the three months ended June 30, 2017 and 2016, respectively. It was derived principally from the provision of business consulting and advisory services as well as company secretarial, accounting and financial review. We experienced an increase in service income as a result of our integration of clients as a result of our acquisitions and increased focus on high-end   services.

Cost of Revenues

Total cost of revenues was $141,814 and $292,872 for the three months ended June 30, 2017 and 2016, respectively. The decrease was primarily attributed to more profitable contracts with fewer costs incurred.

The overall gross profit for the Company was $912,329 and $460,375 for the three months ended June 30, 2017 and 2016, respectively. Gross profit as a percentage of total revenues was 87% and 61% for the same period ended June 30, 2017 and 2016, respectively. The increase was due to cost savings and high profit margin projects.

Cost of rental

Cost of revenue on rental was $18,817 and $16,396 for the three months ended June 30, 2017 and 2016, respectively. It includes the costs associated with government rent and rates, repairs, maintenance, property insurance, depreciation and other related administrative costs.

Cost of service

Costs of revenue on provision of services were $122,997 and $276,476 for the three months ended June 30, 2017 and 2016, respectively. It primarily consists of company formation cost, government fees and other professional fees. The decrease in the cost of service is mainly due to competitive prices from service providers and professional parties.

Operating Expenses

General and administrative expenses

General and administrative expenses were $683,467 and $440,951 for the three months ended June 30, 2017 and 2016, respectively. The general and administrative expenses consists primarily of salary and wages of $311,904, rent and rates of $51,155, directors’ remuneration of $51,091 and consulting fees of $40,609. We expect our G&A to continue to increase as we integrate our business acquisitions, expand our offices into new jurisdictions, and deepen our existing businesses.

Attributable to non-controlling interest

The Company records income attributable to non-controlling interest in the consolidated statements of operations for any non-owned portion of consolidated subsidiaries.

As of June 30, 2017, the Company holds 60% of the shareholdings of Forward Win International Limited and attributed a net income of $1,354 to the non-controlling interest of Forward Win International Limited for the three months ended June 30, 2017.

As of June 30, 2017, the Company holds 60% of the shareholdings of Yabez (Hong Kong) Company Limited and attributed a net loss of $1,326 to the non-controlling interest of Yabez (Hong Kong) Company Limited for the three months ended June 30, 2017.

As of June 30, 2017, the Company holds 51% of the shareholdings of Greenpro Capital Village Sdn. Bhd. and attributed a net income of $629 to the non-controlling interest of Greenpro Capital Village Sdn. Bhd. for the three months ended June 30, 2017.

As of June 30, 2017, the Company holds 60% of the shareholdings of Greenpro Wealthon Sdn. Bhd. and attributed a net income of $3,361 to the non-controlling interest of Greenpro Wealthon Sdn. Bhd. for the three months ended June 30, 2017.

As of June 30, 2017, the Company holds 60% of the shareholdings of Billion Sino Holdings Limited and attributed a net loss of $17,300 to the non-controlling interest of Billion Sino Holdings Limited from the acquisition date through the six months ended June 30, 2017.

Net Loss

The net income was $234,391 for the three months ended June 30, 2017 and the net loss was $7,390 for the three months ended June 30, 2016. The increase in net income is due to the cost control and increase in services income.

23

Comparison of the six months ended June 30, 2017 and June 30, 2016

Revenues, net

Total revenue was $1,829,466 and $1,204,910 for the six months ended June 30, 2017 and 2016, respectively. The increased amount of $624,556 was due to the broadening of the range of services offered and the increase in our client base. We expect revenue from our business services segment to increase as we continue to grow our business and expand into new territories.

Rental Income

Revenue from rental was $85,818 and $44,126 for the six months ended June 30, 2017 and 2016, respectively. It was derived principally from leasing properties in Malaysia and Hong Kong. We believe our rental income will be stable in the near future.

Service Income

Revenue from the provision of services was $1,743,648 and $1,160,784 for the six months ended June 30, 2017 and 2016, respectively. It was derived principally from the provision of business consulting and advisory services as well as company secretarial, accounting and financial review. We experienced an increase in service income as a result of our integration of clients in connection with of our acquisitions and increased focus on high-end services.

Cost of Revenues

Total cost of revenues was $298,377 and $528,929 for the six months ended June 30, 2017 and 2016, respectively. The decrease was primarily attributed to more profitable contracts with fewer costs incurred.

The overall gross profit for the Company was $1,531,089 and $675,981 for the six months ended June 30, 2017 and 2016, respectively. Gross profit as a percentage of total revenues was 84% and 56% for the same period ended June 30, 2017 and 2016, respectively. The increase was due to cost savings and high profit margin projects.

Cost of rental

Cost of revenue on rental was $30,901 and $26,714 for the six months ended June 30, 2017 and 2016, respectively. It includes the costs associated with government rent and rates, repairs, maintenance, property insurance, depreciation and other related administrative costs.

Cost of service

Costs of revenue on provision of services were $267,476 and $502,215 for the six months ended June 30, 2017 and 2016, respectively. It primarily consists of company formation cost, government fees and other professional fees. The decrease in the cost of service is mainly due to competitive prices from service providers and professional parties.

Operating Expenses

General and administrative expenses

General and administrative expenses were $1,394,216 and $857,767 for the six months ended June 30, 2017 and 2016, respectively. The general and administrative expenses consist primarily of salary and wages of $556,233, rent and rates of $198,478, directors’ remuneration of $105,999 and consulting fees of $100,967. We expect our G&A to continue to increase as we integrate our business acquisitions, expand our offices into new jurisdictions, and deepen our existing businesses.

Attributable to non-controlling interest

The Company records income attributable to non-controlling interest in the consolidated statements of operations for any non-owned portion of consolidated subsidiaries.

As of June 30, 2017, the Company holds 60% of the shareholdings of Forward Win International Limited and attributed a net income of $1,209 to the non-controlling interest of Forward Win International Limited for the six months ended June 30, 2017.

As of June 30, 2017, the Company holds 60% of the shareholdings of Yabez (Hong Kong) Company Limited and attributed a net loss of $791 to the non-controlling interest of Yabez (Hong Kong) Company Limited for the six months ended June 30, 2017.

As of June 30, 2017, the Company holds 51% of the shareholdings of Greenpro Capital Village Sdn. Bhd. and attributed a net loss of $4,253 to the non-controlling interest of Greenpro Capital Village Sdn. Bhd. for the six months ended June 30, 2017.

As of June 30, 2017, the Company holds 60% of the shareholdings of Greenpro Wealthon Sdn. Bhd. and attributed a net income of $3,591 to the non-controlling interest of Greenpro Wealthon Sdn. Bhd. for the six months ended June 30, 2017.

As of June 30, 2017, the Company holds 60% of the shareholdings of Billion Sino Holdings Limited and attributed a net loss of $17,300 to the non-controlling interest of Billion Sino Holdings Limited from acquisition date till the six months ended June 30, 2017.

Net Loss

The net income was $125,904 for the six months ended June 30, 2017 and the net loss was $242,653 for the six months ended June 30, 2016. The increase in net income is due to the cost control and increase in services income.

There were no seasonal aspects that had a material effect on the financial condition or results of operations of the Company.

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the three months ended June 30, 2017 that are reasonably likely to have a material adverse effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

Off Balance Sheet Arrangements

We have no significant off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of June 30, 2017.

Contractual Obligations

As of June 30, 2017, the Company leases an office in Hong Kong under a non-cancellable operating lease that expires in August 2018. The lease, which covers a term of two years, generally provides for renewal options at specified rental amounts. The Company’s subsidiaries lease certain office premises in the PRC under a non-cancellable operating lease that expire in December 2017. The leases, which cover a term of two years, generally provide for renewal options at specified rental amounts. The Company’s subsidiaries lease an office in Hong Kong under a non-cancellable operating lease that expires in April 2018. The lease, which covers a term of two years, generally provides for renewal options at specified rental amounts.

Related Party Transactions

Related party transactions amounted to $90,383 and $156,449 for the six months ended June 30, 2017 and 2016, respectively, in business consulting and advisory income.

The amount due from related parties was $31,993 and $30,215 as of June 30, 2017 and 2016, respectively. The amounts due to related parties were $1,443,040 and $1,463,386 as of June 30, 2017 and 2016, respectively.

Our related parties are those companies where Greenpro Venture Capital Limited owns a certain percentage of the shares of such companies. One related party is under common control of Mr. Loke Che Chan, Gilbert, a director of the Company. All of these related party transactions are generally transacted at an arms-length basis at the current market value in the normal course of business.

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Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

For the year ended December 31, 2016 and 2015, we operated in three regions: Hong Kong, Malaysia and China. We derived income from rental activities of our commercial properties, the sale of our investment properties and the provision of services. A table further describing our revenue and cost of revenues is set forth below:

	For the year ended December 31,	For the year ended December 31,
	2016	2015
REVENUES, NET
- Rental income	$100,143	$51,464
- Sale of properties	-	1,637,548
- Service income
Related parties	222,493	243,916
Unrelated parties	2,453,799	1,013,236
Total revenues	$2,776,435	$2,946,164

COST OF REVENUES
- Cost of rental	(48,914)	(38,354)
- Cost of properties sold	-	(1,308,205)
- Cost of service	(997,401)	(506,306)
Total cost of revenues	(1,046,315)	(1,852,865)

GROSS PROFIT	1,730,120	1,093,299

OPERATING EXPENSES:
General and administrative	(1,869,494)	(1,382,424)

(LOSS) FROM OPERATIONS	(139,374)	(289,125)

Revenues, net

Total revenue was $2,776,435 and $2,946,164 for the years ended December 31, 2016 and December 31, 2015, respectively. The decrease was primarily due to no revenue received from the sale of properties, an increase in service income of $1,419,140 and an increase in rental income of $48,679.

Rental Income

Revenue from rental was $100,143 and $51,464 for the years ended December 31, 2016 and December 31, 2015, respectively. It was derived principally from leasing properties in Malaysia and Hong Kong. We believe our rental income will be stable in the near future.

Service Income

Revenue from the provision of services was $2,676,292 and $1,257,152 for the years ended December 31, 2016 and December 31, 2015, respectively. It was derived principally from the provision of business consulting and advisory services as well as company secretarial, accounting and financial review. We experienced an increase in service income as a result of our integration of clients in connection with our acquisitions and increased focus on high-end services.

Sale of properties

There was no revenue generated from the sale of properties for the year ended December 31, 2016. Revenue from the sale of properties was $1,637,548 for the year ended December 31, 2015, which was derived from the sale of certain commercial properties located in Hong Kong. During the same period ended December 31, 2015, the Company also purchased property located at Tuen Mun, Hong Kong.

As opportunities permit, management expects to continue to purchase and sell commercial real estate in the near future. Accordingly, we expect revenue and costs attributable to the sale of properties to fluctuate on a going forward basis.

Cost of Revenues

Total cost of revenues was $1,046,315 and $1,852,865 for the years ended December 31, 2016 and December 31, 2015, respectively. The decrease was primarily attributed to the lack of activity in the real estate business in 2016.

The overall gross profit for the Company was $1,730,120 and $1,093,299 for the years ended December 31, 2016 and December 31, 2015, respectively. Gross profit as a percentage of total revenues was 62.3% and 37.1% for the same period ended December 31, 2016 and 2015, respectively. The increase was due to cost savings and no sale of properties with lower profit margin ratios.

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Cost of rental

Cost of revenue on rental was $48,914 and $38,354 for the years ended December 31, 2016 and December 31, 2015, respectively. It includes the costs associated with government rent and rates, repairs, maintenance, property insurance, depreciation and other related administrative costs.

Cost of service

Costs of revenue on provision of services were $997,401 and $506,306 for the years ended December 31, 2016 and December 31, 2015, respectively. It primarily consists of employee compensation and related payroll benefits, company formation cost and other professional fees. We expect the increase in the cost of service to be aligned with an increase in service income.

Cost of properties sold

Cost of revenue on properties sold was $1,308,205 for the year ended December 31, 2015. It primarily consisted of the purchase price of property located at Tuen Mun, Hong Kong, legal fees, improvement costs to the building structure and other acquisition costs.

As opportunities permit, management expects to continue to purchase and sell commercial real estate in the near future. Accordingly, we expect revenue and costs attributable to the sale of properties to fluctuate on a going forward basis.

Operating Expenses

General and administrative expenses

General and administrative expenses were $1,869,494 and $1,382,424 for the years ended December 31, 2016 and December 31, 2015, respectively. The increase in general and administrative expenses was primarily due to the increase in directors’ remuneration and housing allowance, salary, office rent, professional and legal fees. We expect our G&A to continue to increase as we integrate our business acquisitions, expand our offices into Thailand and Australia and deepen our existing businesses.

Other Incomes (Expenses)

Other incomes were $12,064 and $0 for the years ended December 31, 2016 and December 31, 2015, respectively. Other expenses were $76,405 and $52,371 for the years ended December 31, 2016 and December 31, 2015, respectively. The increase was primarily due to the interest expense paid to a shareholder for a loan advance and bank loan borrowed by our subsidiary in Malaysia.

Attributable to non-controlling interest

The Company records income attributable to non-controlling interest in the consolidated statements of operations for any non-owned portion of consolidated subsidiaries.

As of December 31, 2016, the Company holds 60% of the shareholdings of Forward Win International Limited and attributed a net income of $2,313 to the non-controlling interest of Forward Win International Limited for the year ended December 31, 2016.

As of December 31, 2016, the Company holds 60% of the shareholdings of Yabez (Hong Kong) Company Limited and attributed a net income of $2,688 to the non-controlling interest of Yabez (Hong Kong) Company Limited for the year ended December 31, 2016.

As of December 31, 2016, the Company holds 51% of the shareholdings of Greenpro Capital Village Sdn. Bhd. and attributed a net income of $7,262 to the non-controlling interest of Greenpro Capital Village Sdn. Bhd. for the year ended December 31, 2016.

As of December 31, 2016, the Company holds 60% of the shareholdings of Greenpro Wealthon Sdn. Bhd. and attributed a net loss of $1,114 to the non-controlling interest of Greenpro Wealthon Sdn. Bhd. for the year ended December 31, 2016.

Net Loss

The net loss was $222,323 and $383,772 for the years ended December 31, 2016 and December 31, 2015, respectively. The decrease in net loss is due to the cost control and increase in services income.

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Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the year ended December 31, 2016 that are reasonably likely to have a material adverse effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

Off Balance Sheet Arrangements

We have no significant off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of December 31, 2016.

Contractual Obligations

As of December 31, 2016, the Company leases an office in Hong Kong under a non-cancellable operating lease that expires in August 2018. The lease, which covers a term of two years, generally provides for renewal options at specified rental amounts. The Company’s subsidiaries lease certain office premises in the PRC under a non-cancellable operating lease that expires in December 2017. The leases, which cover a term of two years, generally provide for renewal options at specified rental amounts.

Related Party Transactions

Related party transactions amounted of $222,493 and $243,916 for the years ended December 31, 2016 and December 31, 2015, respectively, in business consulting and advisory income.

Our related parties are those companies where Greenpro Venture Capital Limited owns certain percentage of their company shares. One related party is under common control of Mr. Loke Che Chan Gilbert, a director of the Company. One related party is under common control of Ms. Chen Yanhong, one of the subsidiaries’ directors. One related party is under common control of Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company. All of these related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

Critical Accounting Policies and Estimates

Our unaudited condensed interim consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, or US GAAP. The preparation of these unaudited condensed interim consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. We base our estimates on historical experience, as appropriate, and on various other assumptions that we believe to be reasonable under the circumstances. Changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates and assumptions on an ongoing basis. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected. We believe that the following critical accounting policies involve a greater degree of judgment and complexity than our other accounting policies. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our unaudited condensed interim consolidated financial condition and results of operations.

●	Inventory – finished property

Inventory – finished property represents a multi-unit property developed for resale on a unit by unit basis. Inventory is stated at cost unless the inventory is determined to be impaired in which case the impaired inventory is written down to fair value. The cost of inventory – finished property includes the purchase price of property, legal fees, improvement costs to the building structure, and other acquisition costs. Project wide costs such as land acquisition and certain development costs are allocated to the specific units based upon their relative fair value before construction. All property is finished and ready for sale.

In conducting its reviews for indicators of impairment, the Company evaluates, among other things, the margins on units already sold within the project, margins on units under contract but not closed (none as of June 30, 2017 and December 31, 2016), and projected margin on future unit sales. The Company pays particular attention to discern if inventory is moving at a slower than expected pace or where margins are trending downward.

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●	Investment Property

Investment Property is stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life	Residual value
Leasehold land and buildings	50 years	-
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5% - 10%
Leasehold improvement	Over the shorter of estimated useful life or term of lease	-

The cost of leasehold land and buildings includes the purchase price of property, legal fees, and other acquisition costs.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life	Residual value
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5% - 10%
Leasehold improvement	Over the shorter of estimated useful life or term of lease	-

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

●	Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trade marks registered in Hong Kong, the PRC, and Malaysia, which are amortized on a straight-line basis over a useful life of ten years. Intangible assets acquired in business combinations are considered customer lists and order backlogs amortized on a straight-line basis over a useful life of five years and six years, respectively.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There were no impairment losses recorded on intangible assets for the six months ended June 30, 2017 and 2016 and for the year ended December 31, 2016 and 2015

●	Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. With the provision of ASC 350 “Goodwill and Other”, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit and would be measured as the excess carrying value of goodwill over the derived fair value of goodwill. The Company’s policy is to perform its annual impairment testing for its reporting units on December 31, of each fiscal year.

In assessing the fair value of goodwill, we first make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If, after completing our qualitative assessment, we determine that it is more likely than not that the carrying value exceeds estimated fair value, we compare the fair value to our carrying value (including goodwill). If the estimated fair value is greater than the carrying value, we conclude that no impairment exists. If the estimated fair value of the reporting unit is less than the carrying value, a second step is performed in which the implied fair value of goodwill is compared to its carrying value. If the implied fair value of goodwill is less than its carrying value, goodwill must be written down to its implied fair value, resulting in goodwill impairment.

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The qualitative analysis included assessing the impact of changes in certain factors including: (1) changes in the overall economy, our market share and market interest rates (2) changes in forecasted operating results and a comparison of actual results to projections, (3) changes in the industry or our competitive environment since the acquisition date.

Based on our qualitative assessment performed during the fourth quarter of 2016, we concluded that it was more likely than not that the estimated fair values of our reporting units exceeded their carrying values as of December 31, 2016 and, therefore, determined it was not necessary to perform the two-step goodwill impairment test.

●	Impairment of long-lived assets

Long-lived assets primarily include property, plant and equipment and intangible assets. In accordance with the provision of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the periods presented.

●	Investments in unconsolidated entities

Under the equity method of accounting, investments in unconsolidated entities are initially recognized in the consolidated balance sheet at cost and are subsequently adjusted to reflect the Company’s proportionate share of net earnings or losses of the entity, distributions received, contributions and certain other adjustments, as appropriate. The Company’s share of the income or loss of the unconsolidated entity is reflected in the consolidated statements of operations and will increase or decrease, as applicable, the carrying value of the Company’s investments in unconsolidated entities on the consolidated balance sheet.

When the investment cost in an unconsolidated entity is reduced to zero, the Company records no further losses in its consolidated statements of operations unless the Company has an outstanding guarantee obligation or has committed additional funding to the entity. When such entity subsequently reports income, the Company will not record its share of such income until it exceeds the amount of the Company’s share of losses not previously recognized.

●	Revenue recognition

The Company recognizes its revenue in accordance with ASC Topic 605, “Revenue Recognition”, upon the delivery of its products when: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

(a) Rental income

Revenue from rental of leasehold land and buildings are recognized on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased assets.

(b) Service income

Revenue from the provision of (i) business consulting and advisory services and (ii) company secretarial, accounting and financial review services are recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

(c) Sale of properties

Revenue from the sale of properties is recognized at the time each unit is delivered and title and possession are transferred to the buyer. Specifically, the Company utilizes the full accrual method where recognition occurs when (i) the collectability of the sales price is reasonably assured, (ii) the seller is not obligated to perform significant activities after the sale, (iii) the initial investment from the buyer is sufficient, and (iv) the Company recognizes revenue when it satisfies a performance obligation by transferring control of a promised property to a customer.

Revenue on sales of properties may be deferred in whole or in part until the requirements for revenue recognition have been met.

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●	Cost of revenues

Cost of revenue on rental shown on the accompanying statements of operations include costs associated with government rent and rates, repairs and maintenance, property insurance, depreciation and other related administrative costs. Property management fee and utility expenses are paid directly by tenants.

Costs of revenue on provision of services primarily consist of employee compensation and related payroll benefits, company formation cost and other professional fees directly attributable to cost in related to the services rendered.

Cost of revenues on sale of properties primary consist of the purchase price of property, legal fees, improvement costs to the building structure, and other acquisition costs. Selling and advertising costs are expensed as incurred.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Furthermore, significant judgment is required in evaluating our tax positions. In the ordinary course of business, there are many transactions and calculations for which the ultimate tax settlement is uncertain. As a result, we recognize the effect of this uncertainty on our tax attributes based on our estimates of the eventual outcome. These effects are recognized when, despite our belief that our tax return positions are supportable, we believe that it is more likely than not that those positions may not be fully sustained upon review by tax authorities. The Company conducts major businesses in Hong Kong, Malaysia and China and is subject to tax in its own jurisdiction. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities. Such returns are subject to audit by the various foreign taxing authorities, who may disagree with respect to our tax positions. We believe that our consideration is adequate for all open audit years based on our assessment of many factors, including past experience and interpretations of tax law. We review and update our estimates in light of changing facts and circumstances, such as the closing of a tax audit, the lapse of a statute of limitations or a change in estimate. To the extent that the final tax outcome of these matters differs from our expectations, such differences may impact income tax expense in the period in which such determination is made. The eventual impact on our income tax expense depends in part if we still have a valuation allowance recorded against our deferred tax assets in the period that such determination is made.

●	Related parties

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

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●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in three reportable operating segments in Hong Kong, China, and Malaysia.

●	Business Combination

ASC 805, Business Combinations (“ASC 805”), applies the acquisition method of accounting for business combinations to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. ASC 805 establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Accounting for acquisitions requires the Company to recognize, separately from goodwill, the assets acquired and the liabilities assumed at their acquisition-date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition-date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, the estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Liquidity and Capital Resources

As of June 30, 2017, we had working capital of $4,430,464 as compared to working capital of $3,541,077 as of December 31, 2016. The increase was due to an increase in cash and cash equivalents, accounts receivable and prepayments and other receivables. We had total current assets of $6,391,237 consisting of cash on hand of $1,302,627 and Inventory – finished property of $3,747,732 compared to total current assets of $5,323,480 as of December 31, 2016. The increase was due to the increase in accounts receivable from a client upon completion of a project, and prepayments and other receivables contributed by the rental deposit from acquisition of Greenpro Credit and a deposit of Shenzhen property. We had current liabilities of $1,960,773 consisting of amounts due to related parties of $1,443,040, and accounts payable and accrued liabilities of $257,609.   The Company’s net income was $125,904 for the six months ended June 30, 2017 and the Company’s net loss was $242,653 for the six months ended June 30, 2016. The Company’s comprehensive income was $117,298 for the six months ended June 30, 2017 and the Company’s comprehensive loss was $209,970 for the six months ended June 30, 2016. The increase in net income and comprehensive income were due to a significant increase in revenue from the service income as a result of the acquisitions in previous years.

As of June 30, 2017, a related party advanced $1,441,548 to the Company for purchasing the inventory – finished property. This loan carries no interest and is convertible into shares of our common stock in the future at the discretion of the holder.

As of June 30, 2017, our long-term liabilities consist of bank loans from Standard Chartered Saadiq Berhad, with 300 monthly installments of MYR9,287 (approximately $2,840) each and will mature in May 2038, and from United Overseas Bank (Malaysia) Berhad, with 360 monthly installments of MYR5,382 (approximately $1,645) each and will mature in August 2043. The maturities of the long-term bank loans for each of the five years and thereafter following June 30, 2017 are as follows:

Year ending June 30:
2018	$15,057
2019	15,710
2020	16,537
2021	17,331
2022	18,164
Thereafter	487,938

Total	$570,737

We believe the long maturity and relatively small amounts outstanding for the current portion of our bank loans will not impair our ability to improve our operating margins and regain profitability. Therefore, we believe they do not cause a substantial doubt over going concern.

Operating activities

Net cash used in operating activities was $851,436 for the six months ended June 30, 2017 as compared to net cash used in operating activities of $483,975 for the six months ended June 30, 2016. More operating cash was used in 2017 because of the increase in accounts receivable, prepayments and other receivables.

The cash used in operating activities in 2017 was mainly from an increase in accounts receivable, an increase in prepayments and other receivables, and a decrease in other payable and accrued liabilities, while the cash used in operating activities in 2016 consisted primarily of a net loss for the period, a decrease in other payable and accrued liabilities, and a decrease in deferred revenue. Non-cash expenses totaled $85,690 and $62,315 for the six months ended June 30, 2017 and 2016, respectively, which were primarily composed of depreciation and amortization of $87,894, and an increase in the cash surrender value on life insurance of $2,204 for the six months ended June 30, 2017.

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The Company has incurred operating losses and used cash in its operating activities for the past two years. In fiscal 2016, the Company suffered an increase in accounts receivable and decrease in other payable and accrued liabilities and deferred revenue, which resulted in negative operating cash flow. The increase in accounts receivable was due to pending receipt of service income. The Company’s management believes it will have an improvement in accounts receivable turnover and accounts payable turnover ratios in fiscal 2017. As such, management believes that the Company will provide sufficient cash flows to fund its operations in the ordinary course of business through at least the next twelve months. However, there can be no assurance that the anticipated sales level will be achieved.

Investing activities

Net cash used in investing activities were $96,340 and $ 11,773 for the six months ended June 30, 2017 and 2016, respectively.

The cash used in investing activities were mainly for the long-term investment and purchase of property, plant and equipment, offset by the cash proceeds from acquisition of subsidiaries in 2017. The Company invested in three unconsolidated entities, namely Agape ATP Corporation, Dongjia, Inc. and Aquarius protection fund SPC, with initial investment amounts of $1,750, $1,500 and $200,000, respectively. Net Cash used in investing activities consisted primarily of purchases of property, plant and equipment in 2016.

Financing activities

Net cash provided by financing activities were $1,113,846 and $232,799 for the six months ended June 30, 2017 and 2016, respectively. The cash provided by financing activities mainly resulted from the proceeds from share issuances of $984,864 in 2017.

Below is the tabular summary of the financing activities of the Company from January 1, 2017 to June 30, 2017:

Date	Shares issued	Cash Proceeds from share issuance	Recipients of Shares

January 13, 2017 (1)	199,922	$359,859.6	Two shareholders
March 8, 2017 (2)	278,162	$556,324	Two shareholders
April 18, 2017 (3)	27,472	$68,680	One Shareholder
April 25, 2017 (4)	340,645	$-	Two shareholders

1.	The Company completed the sale of 199,922 shares of restricted common stock at a price of $1.80 per share for aggregate gross proceeds of approximately $359,860 in a private placement to Dato Seri Dr. How Kok Choong and Fortune Wealth (Asia) Limited.

2.	The Company completed the sale of 278,162 shares of restricted common stock at a price of $2.00 per share for aggregate gross proceeds of $556,324 in a private placement to CPN Investment Ltd and Fortune Wealth (Asia) Limited.

3.	The Company completed the sale of 27,472 shares of restricted common stock at a price of $2.50 per share for aggregate gross proceeds of $68,680 in a private placement to Fortune Wealth (Asia) Limited.

4.	The Company issued 340,645 restricted shares of common stock at a price of $3.50 per share, representing an aggregate purchase price of $1,192,258, for the acquisition of 60% of the issued and outstanding securities of Billion Sino Holdings Limited.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

As of December 31, 2016, we had working capital of $3,541,077 as compared to working capital of $2,911,967 as of December 31, 2015. The increase was due to the settlement of amounts due to related parties and directors. We had total current assets of $5,323,480 consisting of cash on hand of $1,021,351 and Inventory – finished property of $3,747,732 compared to total current assets of $5,823,970 as of December 31, 2015. The decrease was due to the repayment of loan from shareholder. We had current liabilities of $1,782,403 consisting of amounts due to related parties of $1,463,386, and accounts payable and accrued liabilities of $241,789. The Company’s net loss was $222,323 and $383,772 for the years ended December 31, 2016 and 2015, respectively. The Company’s comprehensive loss was $193,928 and $299,728 for the years ended December 31, 2016 and 2015, respectively. The decrease in net loss and comprehensive loss were due to a significant increase in revenue from the service income as a result of the acquisitions in 2016.

As of December 31, 2016, the Company had cash on hand of $1,021,351 and expects to be able to maintain its basic operating requirements for approximately twelve months and to meet its current obligations.

As of December 31, 2016, a related party advanced $1,441,548 to the Company for purchasing the inventory – finished property. This loan carries no interest and is convertible into common stock in the future.

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As of December 31, 2016, our long-term liabilities consist of bank loans from Standard Chartered Saadiq Berhad, with 300 monthly installments of MYR9,287 (approximately $2,840) each and will mature in May 2038, and from United Overseas Bank (Malaysia) Berhad, with 360 monthly installments of MYR5,382 (approximately $1,645) each and will mature in August 2043. The maturities of the long-term bank loans for each of the five years and thereafter following December 31, 2016 are as follows:

Year ending December 31:
2017	$13,042
2018	14,085
2019	14,762
2020	15,402
2021	16,212
Thereafter	493,668

Total	$567,171

We believe the long maturity and relatively small amount outstanding for the current portion of bank loans will not impair our ability to improve our operating margins and regain profitability, and we therefore believe they do not cause the substantial doubt over going concern.

Operating activities

Net cash used in operating activities was $502,390 for the year ended December 31, 2016 as compared to net cash used in operating activities of $3,390,397 for the year ended December 31, 2015. The decrease in cash used in operations is because we did not purchase property in 2016, as we did in 2015.

The cash used in operating activities in 2016 was mainly from the net loss for the year, increase in accounts receivable and decrease in other payable and accrued liabilities. Non-cash expenses totaled $153,385 and $128,083 for the years ended December 31, 2016 and 2015, respectively, which were primarily composed of depreciation and amortization of $167,204, a surrender charge on life insurance of $19,226 and a share of loss on investments in unconsolidated entities of $9,007 for the year ended December 31, 2016.

The Company has incurred operating losses and used cash in its operating activities for the past two years. Cash was mainly used to acquire the inventory and repay the liabilities in 2015 and 2016, respectively. In fiscal 2015, the Company initiated and executed a plan to acquire several properties as inventory, which the Company paid the purchase price of the properties, legal fees, improvement costs to the building structure, and other acquisition costs. All properties were finished and ready for sale. In fiscal 2016, the Company suffered an increase in accounts receivable and decrease in other payable and accrued liabilities and deferred revenue, which resulted in negative operating cash flow. The increase in accounts receivable was due to pending receipt of service income, but at least half of the accounts receivable were collected after December 31, 2016. The Company believes it will have an improvement in accounts receivable turnover and accounts payable turnover ratios in fiscal 2017. Nevertheless, the cash inflow may be still insufficient to fund its operations in the ordinary course of business through at least the next twelve months. Moreover, there can be no assurance that the anticipated sales level will be achieved.

Investing activities

Net cash used in investing activities was $14,566 and $151,774 for the years ended December 31, 2016 and December 31, 2015, respectively.

The cash used in investing activities were mainly for the purchase of property, plant and equipment of $16,126 in 2016 and $20,846 in 2015.

Financing activities

Net cash used in financing activities was $46,162 for the year ended December 31, 2016 and net cash provided by financing activities was $4,548,865 for the year ended December 31, 2015. The cash used in financing activities was mainly resulted from the repayment of a loan to shareholders and directors of $787,008 in 2016.

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We believe the factors of the long maturity and relatively small amount for current portion of bank loans will not impair our ability to improve our operating margins and regain profitability, and we therefore believe they do not cause the substantial doubt over going concern

Below is the tabular summary of the financing activities of the Company during 2016 and 2015:

Date	Shares issued	Cash Proceeds from share issuance	Recipients of Shares
December 31, 2015(1)	410,314	$615,471	Two shareholders
May 20, 2016 (2)	257,500	$412,000	Three shareholders
December 7, 2016 (3)	27,700	$49,860	Dato Seri Dr. How Kok Choong
December 27, 2016 (4)	138,804	$249,847	Two shareholders

1.	The Company completed the sale of 410,314 shares of restricted common stock at a price of $1.50 per share for aggregate gross proceeds of $615,471 in a private placement to Dongjia Holdings Limited and Fortune Wealth (Asia) Limited.

2.	The Company completed the sale of 257,500 shares of restricted common stock at a price of $1.60 per share for aggregate gross proceeds of $412,000 in a private placement to Fortune Wealth (Asia) Limited, Bosy Consultancy Sdn. Bhd. and Dongjia Holdings Limited.

3.	The Company completed the sale of 27,700 shares of restricted common stock at a price of $1.80 per share for aggregate gross proceeds of $49,860 in a private placement to Dato Seri Dr. How Kok Choong.

4.	The Company completed the sale of 138,804 shares of restricted common stock at a price of $1.80 per share for aggregate gross proceeds of $249,847 in a private placement to Dongjia Holdings Limited and Fortune Wealth (Asia) Limited.

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BUSINESS

Overview

We currently operate and provide a wide range of business solution services to small and medium-size businesses located in Asia and South-East Asia, with an initial focus on Hong Kong, China and Malaysia. Our comprehensive range of services includes cross-border business solutions, record management services, and accounting outsourcing services. Our cross border business services include, among other services, tax planning, trust and wealth management, cross border listing advisory services and transaction services. As part of the cross border business solutions, we have developed a package solution of services (“Package Solution”) that can reduce their business costs and improve their revenues.

We also operate a venture capital business through Greenpro Venture Capital Limited, an Anguilla corporation. Our venture capital business is focused on (1) establishing a business incubator for start-up and high growth companies to support such companies during critical growth periods, which includes education and support services that operates through our subsidiary, Greenpro Capital Village Sdn. Bhd., and (2) searching for investment opportunities in selected start-up and high growth companies, which we expect can generate significant returns to the Company. We expect to target companies located in Asia and South-East Asia including Hong Kong, Malaysia, China, Thailand and Singapore. We anticipate our venture capital business will also engage in the purchase, acquisition and rental of commercial properties in the same Asia and South-East Asia region.

Our Services

We provide a range of services to our clients as part of the Package Solution that we have developed. We believe that our clients can reduce their business costs and improve their revenues by utilizing our Package Solution.

Cross-Border Business Solutions/Cross-Border Listing Solutions

We provide a full range of cross-border services to small to medium-sized businesses to assist them in conducting their business effectively. Our “Cross-Border Business Solution” includes the following services:

●	Advising clients on company formation in Hong Kong, the United States, the British Virgin Islands and other overseas jurisdictions;

●	Providing assistance to set up bank accounts with banks in Hong Kong to facilitate clients’ banking operations;

●	Providing bank loan referral services;

●	Providing company secretarial services;

●	Assisting companies in applying for business registration certificates with the Inland Revenue Department of Hong Kong;

●	Providing corporate finance consulting services;

●	Providing due diligence investigations and valuations of companies;

●	Advising clients regarding debt and company restructurings;

●	Providing liquidation, insolvency, bankruptcy and individual voluntary arrangement advice and assistance;

●	Designing a marketing strategy and promoting the company’s business, products and services;

●	Providing financial and liquidity analysis;

●	Assisting in setting up cloud invoicing systems for clients;

●	Assisting in liaising with investors for purposes of raising capital;

●	Assisting in setting up cloud inventory system to assist clients to record, maintain and control their inventories and track their inventory levels;

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●	Assisting in setting up cloud accounting system to enable clients to keep track of their financial performance;

●	Assisting clients in payroll matters operated in our cloud payroll system;

●	Assisting clients in tax planning, preparing the tax computation and making tax filings with the Inland Revenue Department of Hong Kong;

●	Cross-border listing advisory services, including but not limited to, United States, United Kingdom, Hong Kong, Australia;

●	International tax planning in China;

●	Trust and wealth management; and

●	Transaction services.

There is a growing market in East Asia and South-East Asia, and to an extent this trend continues worldwide, of companies who are seeking to go public and become listed on a recognized exchange in a foreign jurisdiction. With respect to cross border listing advisory services, we are assisting private companies in their desire to list and trade on public exchanges, including the U.S. OTC markets. The Jumpstart Our Business Startups Act, or JOBS Act, signed in 2012, eases the initial public offering (“IPO”) process for “emerging growth companies” and reduces their regulatory burden, (2) improves the ability of these companies to access capital through private offerings and small public offerings without SEC registration, and (3) allows private companies with a substantial shareholder base to delay becoming a public reporting company.

Through our cross border listing advisory services, we seek to form the bridge between these companies seeking to conduct their IPO (or in some cases self-directed public offerings), and their goal of becoming a listed company on a recognized U.S. national exchange, such as NASDAQ and the NYSE.

While there are several alternatives for companies seeking to go public and trade on the U.S. OTC markets, we primarily focus on three methods:

●	Registration Statement on Form S-1
●	Regulation A+ offering
●	The Form 10 shell company

The manner in which the OTC markets are structured provides companies the ability to “move up” in the marketplace as they provide better transparency. These markets include:

●	OTCQX Best Marketplace: offers transparent and efficient trading of established, investor-focused U.S. and global companies.
●	OTCQB Venture Marketplace: for early-stage and developing U.S. and international companies that are not yet able to qualify for OTCQX.
●	OTC Pink Open Marketplace: offers trading in a wide spectrum of securities through any broker. With no minimum financial standards, this market includes foreign companies that limit their disclosure, penny stocks and shells, as well as distressed, delinquent, and dark companies not willing or able to provide adequate information to investors.

We act as a case reference for our clients, in which we first list on OTC market and subsequently uplift to a U.S. national exchange.

With growing competition and increasing economic sophistication, we believe more companies need strategies for cross-border restructuring and other corporate matters. Our plan is to bundle our Cross-Border Business Solution services with our Cloud Accounting Solution and Accounting Outsourcing Services described below.

Accounting Outsourcing Services

We intend to develop relationships with professional firms from Hong Kong, Malaysia and China that can provide company secretarial, business centers and virtual offices, book-keeping, tax compliance and planning, payroll management, business valuation, and wealth management services to our clients. We intend to include local accounting firms within this network to provide general accounting, financial evaluation and advisory services to our clients. Our expectation is that firms within our professional network will refer their international clients to us that may need our book-keeping, payroll, company secretarial and tax compliance services. We believe that this accounting outsourcing service arrangement will be beneficial to our clients by providing a convenient, one-stop firm for their local and international business and financial compliance and governance needs.

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Our Service Rates

We intend to have a two-tiered rate system based upon the type of services being offering. We may impose project-based fees, where we charge 10%-25% of the revenues generated by the client on projects that are completed using our services, such as transaction projects, contract compliance projects, and business planning projects. We may also charge a flat rate fee or fixed fee based on the estimated complexity and timing of a project when our professionals provide specified expertise to our clients on a project. For example, for the Cross-Border Business Solutions, we plan to charge our client a monthly fixed fee.

Our Venture Capital Business Segment

Venture Capital Investment

As a result of our acquisition of Greenpro Venture Capital Limited (“GPVC”) in 2015, we entered the venture capital business in Hong Kong with a focus on companies located in Asia and South-East Asia, including Hong Kong, Malaysia, China, Thailand and Singapore. Our venture capital business is focused on (1) establishing a business incubator for start-up and high growth companies to support such companies during critical growth periods and (2) investment opportunities in select start-up and high growth companies.

We believe that a company’s life cycle can be divided into five stages, including the seed stage, start-up stage, expansion stage, mature stage and decline stage.

●	Seed stage: Financing is needed for assets, and research and development of an initial business concept. The company usually has relatively low costs in developing the business idea. The ownership model is considered and implemented.

●	Start-up stage: Financing is needed for product development and initial marketing. Firms in this phase may be in the process of setting up a business or they might have been in operating the business for a short period of time, but may not have sold their products commercially. In this phase, costs are increasing due to. product development, market research and the need to recruit personnel. Low levels of revenues are starting to generate.

●	Expansion stage: Financing is needed for growth and expansion. Capital may be used to finance increased production capacity, product or marketing development or to hire additional personnel. In the early expansion phase, sales and production increases but there is not yet any profit. In the later expansion stage, the business typically needs extra capital in addition to organically generated profit, for further development, marketing or product development.

We anticipate that most of a company’s funding needs will occur during these first three stages.

We intend for our business incubators to provide valuable support to young, emerging growth and potential high growth companies at critical junctures of their development. For example, our incubators will offer office space at a below market rental rate. We will also provide our expertise, business contacts, introductions and other resources to assist their development and growth. Depending on each individual circumstance, we may also take an active advisory role in our venture capital companies including board representation, strategic marketing, corporate governance, and capital structuring. We believe that there will be potential investment opportunities for us in these start-up companies.

In addition to our business incubator, we have also taken an equity position in the following companies that we believe have high growth potential.

Name	Equity Ownership	Business Line
Rito Group Corp. (Nevada, USA)	29.5%	Providing an online platform for merchants and customers to facilitate transactions
Forward Win International Limited (Hong Kong)	60%	Holding Hong Kong real estate for investment purpose
DSwiss, Inc. (Nevada, USA)	29.5%	Retailer in slimming and beauty products
Chief Billion Limited (Hong Kong)	100%	Holding Hong Kong real estate for investment purpose
Greenpro Venture cap (Qianhai) Limited (Formerly known as Greenpro Venture Cap (CGN) Limited) (Anguilla)	100%	Holding company
NPQ Holdings Limited (Nevada, USA)	19.28%	Providing mobile Apps, restaurant management system and cloud ERP
Seeder Media Corporation (Nevada, USA)	5%	Providing services in connect with public relations, investor relations and event management
Ecco Auto World Corporation (Nevada, USA)	5%	Providing mobile Apps to connect the car owners with nationwide car workshops.
Dongjia, Inc. (Nevada, USA)	5%	Engaged in aquaculture and marine biotechnology business such as marine cage culture and marine hatchery and nursery
Aquarius Protection Fund SPC – ACP Link Segregated Portfolio (Cayman Islands)	N/A	Investing in a portfolio of funds, listed and unlisted equities, preferred stocks, convertible securities, equity-related instruments and debt securities
Agape ATP Corporation (Nevada, USA)	4.7%	Providing health and wellness products and health solution advisory services

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Our business processes for our investment strategy in select start-up and high growth companies is as follows:

●	Step 1. Generating Deal Flow: We expect to actively search for entrepreneurial firms and to generate deal flow through our business incubator and the personal contacts of our executive team. We also anticipate that entrepreneurs will approach us for financing.

●	Step 2. Investment Decision: We will evaluate, examine and engage in due diligence of a prospective portfolio company, including but not limited to product/services viability, market potential and integrity as well as capability of the management. After that both parties arrive at an agreed value for the deal. Following that is a process of negotiation, which if successful, ends with capital transformation and restructuring.

●	Step 3. Business Development and Value Adding: In addition to capital contribution, we expect to provide expertise, knowledge and relevant business contacts to the company.

●	Step 4. Exit: There are several ways to exit an investment in a company. Common exits are:

	●	IPO (Initial Public Offering): The company’s shares are offered in a public sale on an established securities market.

	●	Trade sale (Acquisition): The entire company is sold to another company.

	●	Secondary sale: The company’s firm sells only part of its shares.

	●	Buyback or MBO: Either the entrepreneur or the management of the company buys back the company’s shares of the firm.

	●	Reconstruction, liquidation or bankruptcy: If the project fails the company will restructure or close down the operations.

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Our objective is to achieve a superior rate of return through the eventual and timely disposal of investments. We intend to invest in businesses that meet the following criteria:

●	high growth prospects;

●	ambitious teams;

●	viability of product or service;

●	experienced management;

●	ability to convert plans into reality; and

●	justification of venture capital investment and investment criteria.

Our Venture Capital Related Education and Support Services.

In addition to providing venture capital services through GPVC, we also provide educational and support services that we believe will be synergistic with our venture capital business. We have arranged few seminars called the CEO & Business Owners Strategic Session (“CBOSS”) in Malaysia and Singapore for business owners who are interested in the following:

●	Developing their business globally;

●	Expanding business with increased capital funding;

●	Creating a sustainable SME business model;

●	Accelerating the growth of the business; or

●	Significantly increasing company cash flows.

The objective the CBOSS seminar is to educate the chief executive officers or business owners on how to acquire “smart capital” and the considerations involved. The seminar includes an introduction to the basic concepts of “smart capital,” “wealth and value creation,” recommendation and planning and similar topics. We believe that this seminar will synergistically support our venture capital business segment.

China Service Centres Expansion

With a population of 1.3 billion, China is the second largest economy and has been the largest contributor to world growth since the global financial crisis of 2008.

Figures released by a Hurun Report in 2016 shows that as of May 2016, there were almost 1.34 million High Net Worth Individuals (HNWIs) with a net worth exceeding RMB 10 million (USD 1.47 million) in the Chinese mainland, up 10.7% from prior year.

(Reference from: http://www.ebeijing.gov.cn/BeijingInformation/BeijingNewsUpdate/t1458502.htm)

Among those HNWIs, there are approximately 89,000 billionaires, reaching a 14.1% growth rate, which means the number of Chinese HNWIs accounts for 0.1%, according to the data from National Bureau of Statistics of the PRC. In 2016, the largest number of HNWIs resided in Guangdong Province, Beijing, Shanghai, Zhejiang Province and Jiangsu Province.

Tier 1 City in China

(Reference from: http://multimedia.scmp.com/2016/cities/)

Our expansion strategy is to establish service centres in the Tier 1 cities of Guangzhou, Beijing and Shanghai, where a majority of the HNWIs reside. The centres will cater to customer' needs by providing and delivering professional, high quality service and assistance before, during, and after the customer's requirements are met. Approximately 2 million of the proceeds from this offering will be used for renting office space ranging from f 180 to 250 square meters (approximate 2,150 to 2,690 square feet) and recruiting a team of 10 people (estimated) in the first year of present in the city. The plan in each city would be based on various factors, such as property availability and job market conditions.

Sales and Marketing

We plan to deploy three strategies to market the Greenpro brand: leadership, market segmentation and sales management process development.

●	Building Brand Image: Greenpro’s marketing efforts will focus on building the image of our extensive expertise and knowledge of our professionals. We intend to conduct a marketing campaign through media visibility, seminars, webinars, and the creation of a wide variety of white papers, newsletters, books, and other information.

●	Market segmentation: We plan to devote marketing resources to the highly measurable and high return on investment tactics that specifically target those industries and areas where Greenpro has particularly deep experience and capabilities. These efforts typically involve local, regional or national trade show and event sponsorships, targeted direct mail, email, and telemarketing campaigns, and practice and industry specific micro-sites and newsletters in the Asia region.

●	Social Media: We plan to begin a social media campaign utilizing blogs, Twitter, Facebook and LinkedIn after we secure sufficient financing. A targeted campaign will be made to the following groups of clients: law firms, auditing firms, consulting firms and small to medium-size enterprises in different industries, including biotechnology, intellectual property, information technologies and real estate.

Worldwide Wealth Wisdom Development

Worldwide Wealth Wisdom Development (“WWW”) is our marketing and promotional campaign, which is focused on building long-term awareness of our brand. WWW targets the following markets (i) business owners and senior management; (ii) high and medium net worth individuals in China and (iii) financial services providers, such as Certified Financial Planners in China. The campaign involves sharing content, knowledge and information about wealth management, including wealth creation, wealth protection and wealth succession.

The objectives of WWW are:

1.	To arouse public awareness resulting in the recognition of Greenpro as a well-known advocate of the wealth principles described above;

2.	For our philosophy to gain recognition so that our clients are confident and comfortable with our services and trust us;

3.	To educate existing clients and potential prospects; and

4.	To act as a channel of communication to gather market data and feedback.

Approximately 3.5 million of the proceeds from this offering will be used to develop the following marketing strategies.

Awareness & Optimization

1.	Email Blasts and E-Newsletter

Email blasts are one of the commonly used tactics to disseminate information. Our email database will be collected through leads generated by online marketing (social media) and promotional events. Future event invitations and monthly/quarterly newsletters will be sent to the email database in order to boost event participation and provide updates on Company development.

2.	Media PR and News Releases

Our post event information will be sent to news and media platforms as part of our publicity effort to increase public awareness about our events and developments, and to encourage more participants to join our upcoming events. We will also share our analysis on various industries and industry trends to the media network providers for free. We believe that this strategy will strengthen the relationship between Greenpro and the media network providers.

3.	Social Media

To generate more leads and subscribers, two to four articles related to wealth management will be shared in our official Wechat account. These articles are tools we use to share content online, through social media platforms such as Wechat, Toutiao and Facebook, which increases our online presence.

4.	Online Search Engine Optimization

Online Search Engine Optimization (SEO) will be used as a supporting strategy to enhance our online presence campaign. We will seek a SEO expert team in China and Malaysia to assist in the promotion of the campaign by using an advertising and keyword tagging strategy to drive traffic to our social media accounts and our company website. The major search engines are Baidu and Google as these are the common search engine worldwide.

Interaction & Conversion

1.	Seminars and Conferences

Seminars and conferences will be held once a month to deliver and educate the attendees on wealth management. We target between 80 and 100 attendees each time. We intend to invite professionals and strategic partners to share their ideas, resources and knowhow in the seminars and conferences. The seminars and conferences will focus on our three core wealth management principles, namely “Wealth Creation, Wealth Protection and Wealth Succession”.

2.	Private Events By Invitation

Private and exclusive events are planned to be held quarterly with a target between 30 and 40 attendees. These events are exclusive and by-invitation only, at which we will share insights into our services and explain to attendees how they can proceed with wealth management planning.

3.	Small Group Meet Ups and Networking

Small Group Meet Ups will be held twice a month targeting the public with an estimated five to ten attendees per session. The objective of these sessions is to encourage idea exchanges, to provide a platform for networking and potentially future collaboration opportunities, and foster better understanding between the participants and us, as well as among themselves.

 Front Door View of the Company Office in Shenzhen, China, with two banners of the Company

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Market Opportunities

We believe the main drivers for the growth of our business are the products and services together with the resources such as an office network, professional staff members and operational tools to make the advisory and consulting business more competitive.

We intend to assist our clients in the cost-effective preparation of their financial statements and provide security based on such financial information since the data will be stored in the cloud system. We anticipate a market with growing needs in East Asia and South-East Asia. We believe that there is currently an increasing need for enterprises in different industries to maximize their performance with cost-effective methods. We believe our services will create numerous competitive advantages for our clients. We believe that with us handling the administrative and logistic support, our clients can focus on developing their businesses and expanding their own client portfolio.

Customers

Our revenues are generated from clients located globally, including those from Hong Kong, China, Malaysia, Singapore, Indonesia, Thailand, Australia, Japan, Taiwan, Russia and the United States. Our venture capital business segment will initially focus on Hong Kong and South-East Asia start-ups and high growth companies. We hope to generate deal flow through personal contacts of our management team as well as through our business incubator.

We generated net revenues of $2,776,435 during the fiscal year ended December 31, 2016 and $1,829,466 for the six-month period ended June 30, 2017. Our venture capital business accounted for approximately two percent of our net revenue. We are not a party to any long-term agreements with our customers.

Competition

We operate in a mature, competitive industry. We consider our focus to be on a niche market of small and medium-sized businesses. Competition in the general field of business advisory services is quite intense, particularly in Hong Kong. We face competition principally from established law firms and consulting service providers in the corporate finance industry, such as Marbury, King & Wood Mallesons, QMIS Financial Group, First Asia Finance Group Limited and their respective affiliates, as well as from certain accounting firms, including those that specialize in a tax planning and corporate restructuring. The competition in China and Malaysia is not as fierce as in Hong Kong. Our major competitors in China are JP Investment Group and QMIS Financial Group while our major competitors in Malaysia are Global Bridge Management Sdn. Bhd. and QMIS Financial Group. These competitors generate significant traffic and have established brand recognition and financial resources. New or existing competition that uses a business model that is different from our business model may apply pressure on us to change so that we can remain competitive.

We believe that the principal competitive factors in our market include quality of analysis; applicability and efficacy of recommendations; strength and depth of relationships with clients; ability to meet the changing needs of current and prospective clients; and service scope. By utilizing our competitive strengths, we believe that we have a competitive edge over other competitors due to the breadth of our service offerings, one stop convenience, pricing, marketing expertise, coverage network, service levels, track record, brand and reputation. We are confident we can retain and enlarge our market share.

Intellectual Property

We intend to protect our investment in the research and development of our products and technologies. We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by a particular jurisdiction. Currently, our revenue is derived principally from our operations in Hong Kong, China and Malaysia, where intellectual property protection may be limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of intellectual property.

We have registered trademarks as a means of protecting the brand names of our companies and products. We intend to protect our trademarks against infringement and also seek to register design protection where appropriate. Currently, there are six trademarks registered under the name of Greenpro Resources (HK) Limited.

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Trademark Owner	Country / Territory	Registration Date	Brief Description
Greenpro Resources (HK) Limited	Hong Kong	August 11, 2010 and June 25, 2013	Advertising, business management, business administration, office functions, research services, education, training
	The U.S.	February 2, 2016	Business administration services, Business assistance, management and information services, Business knowledge management and consulting services
	China	December 28, 2014	Advertising, business management, business administration, office functions and research services
	Singapore	July 22, 2013	Advisory services related to business management and administration, computer software and security

We rely on trade secrets and un-patentable know-how that we seek to protect, in part, by confidentiality agreements. Our policy is to require all employees to execute confidentiality agreements upon the commencement of employment with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Government Regulation

We provide our Package Solution initially in Hong Kong, China and Malaysia, which we believe are locations that would need outsourcing support services. Further, we believe these markets are the central and regional markets for many customers doing cross border business in Asia. We target those customers from East Asia and South-East Asia doing international business and plan to provide our Package Solution to meet their needs. Our planned Packaged Solution will be structured in Hong Kong but services may be outsourced to lower cost jurisdictions such as Malaysia and China, which encourage and welcome outsourcing services.

The following regulations are the laws and regulations that may be applicable to us:

Hong Kong

Our businesses located in Hong Kong are subject to the general laws in Hong Kong governing businesses, including labor, occupational safety and health, general corporations, intellectual property and other similar laws. Because our website is maintained through the server in Hong Kong, we expect that we will be required to comply with the rules of regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers. As the information of our potential customers is preserved in Hong Kong, we will need to comply with the Hong Kong Personal Data (Privacy) Ordinance (Cap 486).

The Employment Ordinance is the main piece of legislation governing conditions of employment in Hong Kong. It covers a comprehensive range of employment protection and benefits for employees, including Wage Protection, Rest Days, Holidays with Pay, Paid Annual Leave, Sickness Allowance, Maternity Protection, Statutory Paternity Leave, Severance Payment, Long Service Payment, Employment Protection, Termination of Employment Contract, Protection Against Anti-Union Discrimination.

An employer must also comply with all legal obligations under the Mandatory Provident Fund Schemes Ordinance, (Cap 485). These include enrolling all qualifying employees in Mandatory Provident Fund (“MPF”) schemes and making MPF contributions for them. Except for exempt persons, employer should enroll both full-time and part-time employees who are at least 18 but under 65 years of age in an MPF scheme within the first 60 days of employment. The 60-day employment rule does not apply to casual employees in the construction and catering industries.

We are required to make MPF contributions for our Hong Kong employees once every contribution period (generally the wage period). Employers and employees are each required to make regular mandatory contributions of 5% of the employee’s relevant income to an MPF scheme, subject to the minimum and maximum relevant income levels. For a monthly-paid employee, the minimum and maximum relevant income levels are $7,100 and $30,000 respectively.

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We are in compliance with the above applicable ordinances and regulations in Hong Kong and have not involved any lawsuit or prosecuted by the local authority resulting from any breach of the ordinances and regulations.

Malaysia

Our businesses located in Malaysia are subject to the general laws in Malaysia governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws including the Computer Crime Act 1997 and The Copyright (Amendment) Act 1997. We believe that the focus of these laws is censorship in Malaysia, however we believe this does not impact our businesses because the censorship focus is on media controls and does not relate to cloud based technology we plan to use.

Our real estate investments are subject to extensive local, city, county and state rules and regulations regarding permitting, zoning, subdivision, utilities and water quality as well as federal rules and regulations regarding air and water quality and protection of endangered species and their habitats. Such regulation may result in higher than anticipated administrative and operational costs.

We are in compliance with the above applicable ordinances and regulations in Malaysia and have not involved any lawsuit or prosecuted by the local authority resulting from any breach of the ordinances and regulations.

China

A portion of our acquired businesses is located in China and subject to the general laws in China governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

Employment Contracts

The Employment Contract Law was promulgated by the National People’s Congress’ Standing Committee on June 29, 2007 and took effect on January 1, 2008. The Employment Contract Law governs labor relations and employment contracts (including the entry into, performance, amendment, termination and determination of employment contracts) between domestic enterprises (including foreign-invested companies), individual economic organizations and private non-enterprise units (collectively referred to as the “employers”) and their employees.

a. Execution of employment contracts

Under the Employment Contract Law, an employer is required to execute written employment contracts with its employees within one month from the commencement of employment. In the event of contravention, an employee is entitled to receive double salary for the period during which the employer fails to execute an employment contract. If an employer fails to execute an employment contract for more than 12 months from the commencement of the employee’s employment, an employment contract would be deemed to have been entered into between the employer and employee for a non-fixed term.

b. Right to non-fixed term contracts

Under the Employment Contract Law, an employee may request for a non-fixed term contract without an employer’s consent to renew. In addition, an employee is also entitled to a non-fixed term contract with an employer if he has completed two fixed term employment contracts with such employer; however, such employee must not have committed any breach or have been subject to any disciplinary actions during his employment. Unless the employee requests to enter into a fixed term contract, an employer who fails to enter into a non-fixed term contract pursuant to the Employment Contract Law is liable to pay the employee double salary from the date the employment contract is renewed.

c. Compensation for termination or expiry of employment contracts

Under the Employment Contract Law, employees are entitled to compensation upon the termination or expiry of an employment contract. Employees are entitled to compensation even in the event the employer (i) has been declared bankrupt; (ii) has its business license revoked; (iii) has been ordered to cease or withdraw its business; or (iv) has been voluntarily liquidated. Where an employee has been employed for more than one year, the employee will be entitled to such compensation equivalent to one month’s salary for every completed year of service. Where an employee has employed for less than one year, such employee will be deemed to have completed one full year of service.

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d. Trade union and collective employment contracts

Under the Employment Contract Law, a trade union may seek arbitration and litigation to resolve any dispute arising from a collective employment contract; provided that such dispute failed to be settled through negotiations. The Employment Contract Law also permits a trade union to enter into a collective employee contract with an employer on behalf of all the employees.

Where a trade union has not been formed, a representative appointed under the recommendation of a high-level trade union may execute the collective employment contract. Within districts below county level, collective employment contracts for industries such as those engaged in construction, mining, food and beverage and those from the service sector, etc., may be executed on behalf of employees by the representatives from the trade union of each respective industry. Alternatively, a district-based collective employment contract may be entered into.

As a result of the Employment Contract Law, all of our employees have executed standard written employment agreements with us. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

On October 28, 2010, the National People’s Congress of China promulgated the PRC Social Insurance Law, which became effective on July 1, 2011. In accordance with the PRC Social Insurance Law, the Interim Regulations on the Collection and Payment of Social Security Fund and other relevant laws and regulations, China establishes a social insurance system including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. An employer shall pay the social insurance for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance that should be assumed by the employees. The authorities in charge of social insurance may request an employer’s compliance and impose sanctions if such employer fails to pay and withhold social insurance in a timely manner. Under the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

The Ministry of Human Resources and Social Security promulgated the Interim Provisions on Labor Dispatch on January 24, 2014. The Interim Provisions on Labor Dispatch, which became effective on March 1, 2014, sets forth that labor dispatch should only be applicable to temporary, auxiliary or substitute positions. Temporary positions shall mean positions subsisting for no more than six months, auxiliary positions shall mean positions of non-major business that serve positions of major businesses, and substitute positions shall mean positions that can be held by substitute employees for a certain period of time during which the employees who originally hold such positions are unable to work as a result of full-time study, being on leave or other reasons. The Interim Provisions further provides that, the number of the dispatched workers of an employer shall not exceed 10% of its total workforce, and the total workforce of an employer shall refer to the sum of the number of the workers who have executed labor contracts with the employer and the number of workers who are dispatched to the employer.

Foreign Exchange Control and Administration

Foreign exchange in China is primarily regulated by:

●	The Foreign Currency Administration Rules (1996), as amended; and

●	The Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Under the Foreign Currency Administration Rules, if documents certifying the purposes of the conversion of RMB into foreign currency are submitted to the relevant foreign exchange conversion bank, the RMB will be convertible for current account items, including the distribution of dividends, interest and royalties payments, and trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loans, securities investment and repatriation of investment, however, is subject to the approval of SAFE or its local counterpart.

Under the Administration Rules for the Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE or its local counterpart.

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As an offshore holding company with a PRC subsidiary, we may (i) make additional capital contributions to our PRC subsidiaries, (ii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, (iii) make loans to our PRC subsidiaries or consolidated affiliated entities, or (iv) acquire offshore entities with business operations in China in offshore transactions. However, most of these uses are subject to PRC regulations and approvals. For example:

●	Capital contributions to our PRC subsidiaries, whether existing or newly established ones, must be approved by the Ministry of Commerce or its local counterparts;

●	Loans by us to our PRC subsidiaries, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local branches; and

●	Loans by us to our consolidated affiliated entities, which are domestic PRC entities, must be approved by the National Development and Reform Commission and must also be registered with SAFE or its local branches.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or “Circular 142”. On March 30, 2015, SAFE issued the Circular of the State Administration of Foreign Exchange Concerning Reform of the Administrative Approaches to Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or “Circular 19”, which became effective on June 1, 2015, to regulate the conversion by foreign invested enterprises, or FIEs, of foreign currency into RMB by restricting how the converted RMB may be used. Circular 19 requires that RMB converted from the foreign currency-dominated capital of a FIE shall be managed under the Accounts for FX settlement and pending payment. The expenditure scope of such Account includes: expenditure within the business scope, payment of funds for domestic equity investment and RMB deposits, repayment of the RMB loans after completed utilization and so forth. A FIE shall truthfully use its capital by itself within the business scope and shall not, directly or indirectly, use its capital or RMB converted from the foreign currency-dominated capital for (i) expenditure beyond its business scope or expenditure prohibited by laws or regulations, (ii) disbursing RMB entrusted loans (unless permitted under its business scope), repaying inter-corporate borrowings (including third-party advance) and repaying RMB bank loans already refinanced to any third party. Where a FIE, other than a foreign-invested investment company, foreign-invested venture capital enterprise or foreign-invested equity investment enterprise, makes domestic equity investment by transferring its capital in the original currency, it shall obey the current provisions on domestic re-investment. Where such a FIE makes domestic equity investment by its RMB conversion, the invested enterprise shall first go through domestic re-investment registration and open a corresponding Accounts for FX settlement and pending payment, and the FIE shall thereafter transfer the conversion to the aforesaid Account according to the actual amount of investment. In addition, according to the Regulations of the People’s Republic of China on Foreign Exchange Administration, which became effective on August 5, 2008, the use of foreign exchange or RMB conversion may not be changed without authorization.

Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and the concurrent private placement and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are in compliance with the above applicable ordinances and regulations in China and have not involved any lawsuit or prosecuted by the local authority resulting from any breach of the ordinances and regulations.

Insurance

We do not current maintain property, business interruption and casualty insurance. As our business matures, we expect to obtain such insurance in accordance with customary industry practices in Malaysia, Hong Kong and China, as applicable.

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Employees

As of October 3, 2017, we have 65 employees, located in the following territories:

Country/Territory	Number of Employees
Malaysia	15
China	28
Hong Kong	22

As a result of the Employment Contract Law, all of our employees in China have executed standard written employment agreements with us.

We are required to contribute to the Employees Provident Fund under a defined contribution pension plan for all eligible employees in Malaysia between the ages of eighteen and fifty-five. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. The participants are entitled to all of our contributions together with accrued returns regardless of their length of service with the company. For the years ended December 31, 2016 and 2015, the contributions are $19,151 and $3,378, respectively. For the six-month periods ended June 30, 2017 and 2016, the contributions are $20,248 and $7,926 respectively.

We are required to contribute to the MPF for all eligible employees in Hong Kong between the ages of eighteen and sixty-five. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. For the years ended December 31, 2016 and 2015, the MPF contributions by the Company were $14,529 and $11,627, respectively, while for the six-month periods ended June 30, 2017 and 2016 the contributions are $16,894 and $8,568 respectively. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

We are required to contribute to the Social Insurance Schemes and Housing Fund Schemes for all eligible employees in PRC. For the years ended December 31, 2016 and 2015, the contributions were $9,262 and $1,772, respectively. For the six-month periods ended June 30, 2017 and 2016, the contributions are $6,884 and $3,975 respectively.

Executive Office

Our principal executive office is located at Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong. Our principal telephone number is +852 3111 7718. Our website is at: http://www.greenprocapital.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

Properties

Our principal executive office is located at Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong. We are subject to a two-year operating lease expiring on April 30, 2018 that provides for monthly payments of approximately $25,834.

The Company owns the following properties which are currently used for investment purposes:

Location	Owner	Use

B-7-5, North Point Office, Mid Valley City, No. 1, Medan Syed Putra Utara~59200 Kuala Lumpur, Malaysia	Greenpro Resources Sdn. Bhd.	Office Building

D-07-06 and D-07-07~Skypark @ One City Jalan USJ 25.1~47650 Subang Jaya, Selangor, Malaysia	Greenpro Resources Sdn. Bhd.	Investment for rental and capital gains

14/F, Wang Cheung Industrial Building, 6 Tsing Yeung Circle- Tuen Mun, N.T., Hong Kong	Forward Win International Limited	Investment for rental and capital gains

6/F, Block A, Wah Tat Industrial Centre. No. 8 Wah Sing Street, Kwai Chung, Kowloon, Hong Kong	Chief Billion Limited	Investment for capital gains

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In May 2013, the Company obtained a loan in the principal amount of MYR1,629,744 (approximately $495,170) from Standard Chartered Saadiq Berhad, a financial institution in Malaysia to finance the acquisition of leasehold office units at Skypark One City, Selangor in Kuala Lumpur, Malaysia which bears interest at the base lending rate less 2.1% per annum with 300 monthly installments of MYR9,287 (approximately $2,840) each and will mature in May 2038. The mortgage loan is secured by (i) the first legal charge over the property, (ii) personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company, and (iii) corporate guaranteed by a related company which is controlled by the directors of the Company.

In August 2013, the Company, through Mr. Lee Chong Kuang, the director of the Company, obtained a loan in the principal amount of MYR1,074,696 (approximately $326,530) from United Overseas Bank (Malaysia) Berhad, a financial institution in Malaysia to finance the acquisition of a leasehold office unit at Northpoint, Mid Valley City in Kuala Lumpur, Malaysia which bears interest at the base lending rate less 2.2% per annum with 360 monthly installments of MYR5,382 (approximately $1,645) each and will mature in August 2043. The mortgage loan is secured by the first legal charge over the property.

The Company leases an office in Shenzhen, China, located at Room 2206-2207, Di Wang Building (Shun Hing Square), No. 5002 East Shennan Road, Luohu District, Shenzhen, China, with 2,900 square feet. The monthly leasing payment is approximately $9,800 and the lease expires on December 31, 2017.

We believe that the current facilities are adequate for our current needs. We intend to secure new facilities or expand existing facilities as necessary to support future growth. We believe that suitable additional space will be available on commercially reasonable terms as needed to accommodate our operations.

Legal Proceedings

As of the date hereof, we know of no material pending legal proceedings against to which we or any of our subsidiaries is a party or of which any of our property is the subject. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest. From time to time, we may be subject to various claims, legal actions and regulatory proceedings arising in the ordinary course of business.

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OUR CORPORATE STRUCTURE AND ACQUISITION HISTORY

We were incorporated on July 19, 2013 in the state of Nevada under the name Greenpro, Inc. On May 6, 2015, we changed our name to Greenpro Capital Corp. Our corporate structure is set forth below:

GREENPRO GROUP ORGANIZATION CHART

GREENPRO CAPITAL CORP.
(Incorporated in Nevada, United States)
100%
100%
GREENPRO RESOURCES LIMITED
(Incorporated in BVI)
GREENPRO VENTURE CAPITAL LIMITED
(Incorporated in Anguilla)
GREENPRO HOLDING LIMITED
綠專控股有限公司
(Incorporated in Hong Kong)
100%
GREENPRO RESOURCES (HK) LIMITED
綠專資源(香港)有限公司
(Incorporated in Hong Kong)
100%
GREENPRO RESOURCES SDN. BHD.
綠專資源有限公司
(Incorporated in Malaysia)
100%
GREENPRO MANAGEMENT CONSULTANCY (SHENZHEN) LIMITED
綠專企業管理諮詢（深圳）有限公司
(Incorporated in Shenzhen, China)
100%
SHENZHEN FALCON FINANCIAL CONSULTING LIMITED
深圳市輝勤財務咨詢有限公司
(Incorporated in Shenzhen,China)
51%
GREENPRO CAPITAL VILLAGE SDN. BHD.
(Incorporated in Malaysia)
60%
GREENPRO WEALTHON SDN. BHD.
(Incorporated in Malaysia)
50%
GREENPRO CAPITAL PTY LTD.
(Incorporated in Australia)
VIE
100%
GREENPRO SYNERGY NETWORK LIMITED
(Incorporated in Hong Kong)
100%
GREENPRO SYNERGY NETWORK (SHENZHEN) LIMITED
綠專創富聯盟(深圳)有限公司
(Incorporated in Shenzhen, China)
100%
ASIA UBS GLOBAL LIMITED
亞洲環球商業顧問有限公司
(Incorporated in Belize)
100%
ASIA UBS GLOBAL LIMITED
亞洲環球商業顧問有限公司
(Incorporated in Hong Kong)
100%
FALCON CORPORATE SERVICES LIMITED
輝勤企業服務有限公司
(Incorporated in Hong Kong)
100%
FALCON SECRETARIES LIMITED
輝勤秘書事務有限公司
(Incorporated in Hong Kong)
60%
YABEZ (HONG KONG) COMPANY LIMITED
雅比斯集團(香港)有限公司
(Incorporated in Hong Kong)
100%
YABEZ BUSINESS SERVICE (SZ) COMPANY LIMITED
雅比斯商務服務(深圳)有限公司
(Incorporated in Shenzhen, China)
60%
BILLION SINO HOLDINGS LTD.
(Incorporated in Seychelles)
100%
PARICH WEALTH MANAGEMENT LTD
(Incorporated in Hong Kong)
100%
GREENPRO CREDIT LTD.
(Incorporated in Hong Kong)
51%
GREENPRO FAMILY OFFICE LIMITED
綠專家族管理服務有限公司
(Incorporated in Hong Kong)
100%
GREENPRO FINANCIAL CONSULTING LIMITED
綠專財務顧問有限公司
(Incorporated in Belize)
29.5%
DSWISS, INC.
(Incorporated in Nevada)
100%
CHIEF BILLION LIMITED
志億有限公司
(Incorporated in Hong Kong)
60%
FORWARD WIN INTERNATIONAL LIMITED
協旺國際有限公司
(Incorporated in Hong Kong)
29.5%
RITO GROUP CORP.
(Incorporated in Nevada)
100%
GREENPRO VENTURECAP (QIANHAI) LIMITED
綠專創投(前海)有限公司
(Incorporated in Anguilla)
19.3%
NPQ HOLDING LIMITED
(Incorporated in Nevada)
5%
ECCO AUTO WORLD CORPORATION
(Incorporated in Nevada)
5%
SEEDER MEDIA CORPORATION
(Incorporated in Nevada)
5%
DONGJIA INC
(Incorporated in Nevada)
AQUARIUS PROTECTION FUND SPC – ACP LINK SEGREGATED PORTFOLIO
5%
AGAPE ATP CORPORATION
(Incorporated in Nevada)

A list of our subsidiaries, affiliates and VIE entities together with a brief description of their business is set forth below:

Name	Business

Greenpro Capital Corp. (Nevada, USA)	Provides financial consulting services and corporate services

Greenpro Resources Limited (British Virgin Islands)	Holding company

Greenpro Holding Limited (Hong Kong)	Holds life insurance products

Greenpro Resources (HK) Limited (Hong Kong)	Holds Greenpro intellectual property and currently holds six trademarks and applications thereof

Greenpro Resources Sdn. Bhd. (Malaysia)	Holds real property usable as offices in Malaysia

Greenpro Management Consultancy (Shenzhen) Limited (China)	Provides corporate advisory services such as tax planning, cross-border listing solution and advisory, transaction services in China

Shenzhen Falcon Financial Consulting Limited (China)	Provides Hong Kong company formation advisory services & company secretarial services and financial services. It focuses on China clients.

Greenpro Capital Village Sdn. Bhd. (Formerly known as Greenpro Global Advisory Sdn. Bhd.) (Malaysia)	Provides educational and support services through seminars and courses to new start-up companies or SMEs.

Greenpro Wealthon Sdn. Bhd. (Malaysia)	Provides corporate advisory services such as company review, bank loan advisory and bank products analysis services.

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Greenpro Financial Consulting Limited (Belize)	Provides corporate advisory services such as tax planning, cross-border listing solution and advisory, transaction services

Asia UBS Global Limited (Belize)	Provides business advisory services with main focus on offshore company formation advisory and company secretarial service, such as tax planning, bookkeeping and financial review. It focuses on South-East Asia and China clients.

Asia UBS Global Limited (Hong Kong)	Provides business advisory services with main focus on Hong Kong company formation advisory and company secretarial service, such as tax planning, bookkeeping and financial review. It focuses on Hong Kong clients.

Falcon Corporate Services Limited (Formerly known as Ace Corporate Services Limited) (Hong Kong)	Provides offshore company formation advisory services & company secretarial services. Client based in Hong Kong & China

Falcon Secretaries Limited (Hong Kong)	Provides Hong Kong company formation advisory services & company secretarial services. Client based in Hong Kong & China

Yabez (Hong Kong) Company Limited (Hong Kong)	Provides Hong Kong company formation advisory services, corporate secretarial services and IT related services to Hong Kong based clients.

Yabez Business Service (SZ) Company Limited (China)	Provides Shenzhen company formation advisory services, corporate secretarial services and IT related services to China based clients.

Billion Sino Holdings Limited (Seychelles)	Holding company

Parich Wealth Management Limited (Hong Kong)	Provides insurance intermediary business in Hong Kong. Services scope includes long term and general insurance. A qualified member of Professional Insurance Brokers Association (“PIBA”)

Greenpro Credit Limited (Hong Kong) (Formerly known as Gushen Credit Limited)	Provides loan and credit services in Hong Kong. Holder of Money Lenders License.

Greenpro Family Office Limited (Hong Kong)	Provides professional multi-family office offers services such as wealth planning, administration, asset protection & management, asset consolidation, asset performance monitoring, charity services, tax and legal services, trusteeship and risk management, investment planning & management, and business support services.

Greenpro Venture Capital Limited (Anguilla)	Holding company

Forward Win International Limited (Hong Kong)	Holding Hong Kong real estate for investment purpose

Chief Billion Limited (Hong Kong)	Holding Hong Kong real estate for investment purpose

Greenpro Venture Cap (Qianhai) Limited (Formerly known as Greenpro Venture Cap (CGN) Limited) (Anguilla)	Holding company

Greenpro Synergy Network Limited (Hong Kong)	Holds universal life insurance policies and provides a borderless platform through networking events and programs in Hong Kong.

Greenpro Synergy Network (Shenzhen) Limited (China)	Provides a borderless platform through networking events and programs in China for our members to seek professional services, business opportunities, and to exchange sources of information and research

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Acquisition and Reorganization History

Acquisition of Greenpro Resources Limited, a British Virgin Islands company

On July 31, 2015, we acquired 100% of the issued and outstanding securities of Greenpro Resources Limited, a British Virgin Islands corporation that was our affiliate at the time of the acquisition (“GRBV”). As consideration thereof, we issued to the shareholders of GRBV 9,070,000 restricted shares of our common stock (valued at $3,174,500 based on the average closing price of the six trading days preceding July 28, 2015, which was $0.35 per share) and paid US$25,500 in cash, representing an aggregate purchase price of US$3,200,000. The purchase price was determined based on the existing business value of GRBV, carrying value of GRBV properties, brand names of GRBV and settlement of GRBV founder initial investment.

GRBV provides corporate advisory services such as tax planning, cross-border listing solutions and advisory and transaction services to start-up and high –growth companies. It also owns real estate in Selangor Darul Ehsan, Malaysia and Kuala Lumpur, Malaysia that are investment properties, which are currently generating rental income. Through our acquisition of GRBV, we hope to expand our customer and revenue base as well as broaden the range of services we offer.

Lee Chong Kuang, our Chief Executive Officer, President and director, was also the Chief Executive Officer, President and director of GRBV at the time of the acquisition. Mr. Lee holds 44.6% of our issued and outstanding securities and held 50% of the issued and outstanding securities of GRBV at the time of the acquisition. Loke Che Chan Gilbert, our Chief Financial Officer, Secretary, Treasurer and director, is also the Chief Financial Officer and director of GRBV. Mr. Loke holds 44.6% of our issued and outstanding securities and held 50% of the issued and outstanding securities of GRBV at the time of the acquisition. Upon the consummation of the acquisition, Messrs. Lee and Loke received, in the aggregate, US$25,500 in cash and 9,070,000 shares of our restricted common stock.

Acquisition of A&G International Limited, a Belize company

On September 30, 2015, we acquired 100% of the issued and outstanding securities of A&G International Limited, a Belize corporation (“A&G”). In connection therewith, we issued to Yap Pei Ling, the shareholder of A&G, 1,842,000 restricted shares of our common stock, representing an aggregate purchase price of $957,840 based on the average closing price of the ten trading days preceding July 31, 2015, the date of the acquisition agreement, of $0.52 per share. The purchase price was determined based on the existing business value generated from A&G.

Ms. Yap Pei Ling, the director and sole shareholder of A&G, is the spouse of Lee Chong Kuang, our Chief Executive Officer, President and director.

A&G provides corporate and business advisory services through its wholly-owned subsidiaries, Asia UBS Global Limited (Hong Kong) and Asia UBS Global Limited (Belize).

On December 30, 2015, A&G International Limited transferred all of the issued and outstanding securities of Asia UBS Global Limited, a Belize Corporation, and Asia UBS Global Limited, a Hong Kong limited company, to Greenpro Resources Limited to simplify our corporate structure. A&G International Limited, now a corporation with no assets, was subsequently transferred back to Ms. Yap Pei Ling.

Acquisition of Falcon Secretaries Limited and Ace Corporate Services Limited, each Hong Kong companies, and Shenzhen Falcon Financial Consulting Limited, a Shenzhen, China company

On September 30, 2015, we acquired all of the issued and outstanding securities of Falcon Secretaries Limited, Ace Corporate Services Limited and Shenzhen Falcon Financial Consulting Limited (these companies collectively known as “F&A”). As consideration thereto, we issued to Ms. Chen Yanhong, the sole shareholder of F&A, 2,080,200 restricted shares of our common stock, representing an aggregate purchase price of $1,081,704 based on the average closing price of the ten trading days preceding July 31, 2015, the date of the acquisition agreement, of $0.52 per share. The purchase price was determined based on the existing business value generated from F&A.

Ms. Chen Yanhong, the director and sole shareholder of F&A, is also the director and legal representative of Greenpro Management Consultancy (Shenzhen) Limited, one of our subsidiaries.

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Acquisition of Yabez (Hong Kong) Company Limited, a Hong Kong company

On September 30, 2015, we acquired 60% of the issued and outstanding securities of Yabez (Hong Kong) Company Limited, a Hong Kong corporation (“Yabez”). As consideration thereto, we issued to the shareholders of Yabez 486,171 restricted shares of our common stock, representing an aggregate purchase price of $252,808 based on the average closing price of the ten trading days preceding July 31, 2015, the date of the acquisition agreement, of $0.52 per share. The purchase price was determined based on the existing business value generated from Yabez. Yabez provides Hong Kong company formation advisory services, corporate secretarial services and IT related services to Hong Kong based clients.

Acquisition of Greenpro Venture Capital Limited, an Anguilla corporation

On September 30, 2015, we acquired all of the issued and outstanding securities of Greenpro Venture Capital Limited, an Anguilla corporation, (“GPVC”) from its shareholders, Lee Chong Kuang and Loke Che Chan Gilbert. As consideration thereof, we issued to the shareholders of GPVC an aggregate of 13,260,000 restricted shares of our common stock (valued at $7,956,000 based on the signed Memorandum of Understanding on July 25, 2015 of $0.6 per share) and paid $6,000 in cash, representing an aggregate purchase price of $7,962,000. The purchase price was determined based on the existing business value of GPVC, including all customers, fixed assets, investments, cash and cash equivalents and assuming certain liabilities of GPVC. Mr. Lee Chong Kuang, our Chief Executive Officer, President and director, was also the Chief Executive Officer, President and director of GPVC at the time of the acquisition. Mr. Lee holds 43.02% of our issued and outstanding shares and held 50% of the issued and outstanding shares of GPVC at the timed of the acquisition. Mr. Loke Che Chan Gilbert, our Chief Financial Officer, Secretary, Treasurer and director, was also the Chief Financial Officer and director of GPVC. Mr. Loke holds 43.02% of our issued and outstanding shares and held 50% of the issued and outstanding shares of GPVC at the time of the acquisition.

Incorporation of Greenpro Capital Pty Ltd, an Australian company

Greenpro Capital Pty Ltd was formed on May 11, 2016 with 50% held by Greenpro Holding Limited, one of our subsidiaries, and 50% was held by Mohammad Reza Masoumi Al Agha.

Acquisition of Greenpro Wealthon Sdn. Bhd., a Malaysia company

On May 23, 2016, our subsidiary. Greenpro Holding Limited (“GPHL”) acquired 400 shares of Greenpro Wealthon Sdn. Bhd. from Mr. Lee Chong Kuang with MYR 1 (approximately $0.25). On June 7, 2016, GPHL acquired an additional 200 shares of Greenpro Wealthon Sdn. Bhd. for MYR120,000 (approximately $30,000), resulting in GPHL owing 60% of Greenpro Wealthon Sdn. Bhd. The remaining 40% of Greenpro Wealthon Sdn. Bhd. is held by Mr. Yiap Soon Keong.

Acquisition of Billion Sino Holdings Limited, a Seychelles company

On April 25, 2017, GRNQ and Mr. Yiu Yau Wing and Mr. Chui Sang Derek, representing the 91% & 9% shareholders of Billion Sino Holdings Limited respectively, a Seychelles corporation (“BSHL”), entered into a Sale and Purchase Agreement, pursuant to which GRNQ acquired 60% of the issued and outstanding shares of BSHL. As consideration thereto, GRNQ agreed to issue to the shareholders of BSHL in the aggregate 340,645 restricted shares of GRNQ’s common stock at $3.50 per share, representing an aggregate purchase price of $1,192,258.

Acquisition of Gushen Credit Limited, a Hong Kong company

On April 27, 2017, Greenpro Resources Limited, the wholly owned subsidiary of GRNQ and Gushen Credit Limited, a Hong Kong corporation (“GCL”), entered into an Asset Purchase Agreement, pursuant to which GRNQ purchased the assets in GCL. As consideration thereto, GRNQ agreed to pay the purchase price of $105,000.

GCL operates a money lending business in Hong Kong, located at 1701-03, 17/F, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong. On April 28, 2017, GSHL sold two (2) ordinary shares of GCL to GRNQ, representing 100% ownership, for a total consideration of $0.26 in cash. The purchase price is determined based on the mutual agreement between GSHL and GRNQ. GCL was renamed to Greenpro Credit Limited on May 16, 2017.

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Acquisition of Greenpro Family Office Limited, a Hong Kong company

On July 21, 2017, Greenpro Resources Limited, the wholly owned subsidiary of GRNQ, acquired 51% of the shareholdings of Greenpro Family Office Limited (“GFOL”). GFOL allotted 231,895 shares of GFOL to Greenpro Resources Limited, representing 51% of the shareholdings of GFOL. The remaining 49% of the shareholdings of GFOL is held by Icon Capital Management Company Limited.

VIE Structure and Arrangements

Greenpro Synergy Network Ltd (“GSN”) was incorporated in Hong Kong on March 2, 2016, as a variable interest entity (“VIE”) that is subject to consolidation with the Company. GSN’s principal activities are to hold certain of our universal life insurance policies. Loke Che Chan Gilbert, our Chief Financial Officer, Secretary, Treasurer and director and Lee Chong Kuang, our Chief Executive Officer, President and director are the sole shareholders of GSN. We control GSN through a series of contractual arrangements (the “VIE Agreements”) between GPHL and GSN. The VIE agreements include (i) an Exclusive Business Cooperation Agreement, (ii) a Loan Agreement, (iii) a Share Pledge Agreement, (iv) a Power of Attorney and (v) an Exclusive Option Agreement with the shareholder of GSN.

Set forth below is a more detailed description of each of the VIE agreements.

Exclusive Business Cooperation Agreement: Pursuant to the Exclusive Business Cooperation Agreement, GPHL serves as the exclusive provider of technical support, consulting services and management services to GSN. In consideration of such services, GSN has agreed to pay a service fee to GPHL, which is based on the time of services rendered multiplied by the corresponding rate, plus amount of the services fees or ratio decided by the board of directors of GPHL. The Agreement has a term of 10 years but may be extended GPHL in its discretion.

Loan Agreement: Pursuant to the Loan Agreement, GPHL granted interest-free loans to the shareholders of the GSN for the sole purpose of increasing the registered capital of the GSN. These loans are eliminated with the capital of GSN during consolidation.

Share Pledge Agreement: Pursuant to the Share Pledge Agreement, the shareholders of GSN pledged to GPHL a first security interest in all of their equity interests in GSN to secure GSN’s timely and complete payment and performance of its obligations under the Exclusive Business Cooperation Agreement. During the term of the Share Pledge Agreement, the pledgors agreed, among other things, not to transfer, place or permit the existence of any security interest or other encumbrance on their interest in GSN without the prior written consent of GPHL. The pledge shall remain in effect until 10 years after the obligations under the principal agreement will have been fulfilled. However, upon the full payment of the consulting and service fees under the Exclusive Business Cooperation Agreement and upon the termination of GSN’s obligations under the Exclusive Business Cooperation Agreement, the Share Pledge Agreement shall be terminated and GPHL shall terminate this agreement as soon as reasonably practicable.

Power of Attorney: Pursuant to the Power of Attorney, Messrs. Lee and Loke, as the sole shareholders of GSN, granted to the GPHL the right to (i) attend shareholders meetings of GSN (ii) exercise all shareholder rights (including voting rights) with respect to such equity interests in GSN and (iii) designate and appoint on behalf of such shareholders the legal representative, directors, supervisors, and other senior management members of GSN. The Power of Attorney is irrevocable and is continuously valid from the date of execution of such Power of Attorney, so long as such persons remain shareholders of GSN.

Exclusive Option Agreement: Pursuant to the Exclusive Option Agreement, the shareholders of GSN granted to the GPHL an irrevocable and exclusive right and option to purchase all of their equity interests in GSN. The purchase price shall be equal to the capital paid in by the shareholders, adjusted pro rata for the purchase of less than all of the equity interests. The Agreement is effective for a term of 10 years, and may be renewed at GPHL’s election.

On July 28, 2017, GSN incorporated a new subsidiary in Shenzhen, China, Greenpro Synergy Network (Shenzhen) Limited, with 100% ownership. Greenpro Synergy Network (Shenzhen) Limited was incorporated for cross-border cooperation among independent professional services firms, global institutions, high net worth individuals, and entrepreneurs. We intend to provide a borderless platform through networking events and programs in China for our members to seek professional services, business opportunities, and to exchange sources of information and research.

Investment and Divestment through Greenpro Venture Capital Limited during years 2016 and 2017

On April 1, 2016, we mutually agreed with Lepora Holdings Corporation and CGN Nanotech Inc. to withdraw our investment in the 36,000,000 shares and 21,600,000 shares we owned in the companies, respectively and to release each other from any and all claims and/or obligations arising under the Subscription Agreement. As a result of the agreement, the shares were cancelled and our funds were returned. Since April 1, 2016, the Company has not owned any shares of Lepora Holdings Corporation and CGN Nanotech Inc.

On October 3, 2016, we purchased 4,000,000 shares (5% ownership) of ECCO Auto World Corporation common stock at a price of $0.0001 per share for a total purchase price of $400.

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On December 19, 2016, we purchased 1,800,000 shares (5% ownership) of Seeder Media Corporation common stock at $0.0001 per share for a total $180.

On January 11, 2017, we purchased 15,000,000 shares (5% ownership) of Dongjia, Inc. common stock at $0.0001 per share for a total $1,500.

On March 20, 2017, we invested $200,000 in the Aquarius Protection Fund SPC – ACP Link Segregated Portfolio.

On April 14, 2017, we purchased 17,500,000 shares (5% ownership) of Agape ATP Corporation common stock at $0.0001 per share for a total of $1,750.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and directors as of the date of this prospectus.

Name	Age	Positions and Offices

Lee, Chong Kuang	44	President, Chief Executive Officer, Chairman of the Board
Loke, Che Chan Gilbert	62	Chief Financial Officer, Secretary, Treasurer, Director
Chuchottaworn, Srirat	49	Director
Hee, Chee Keong (1)	46	Director
Shum, Albert (1)(2)(3)	58	Director
Chin, Kiew Kwong (1)(2)(3)	46	Director
How, Kok Choong	53	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Lee, Chong Kuang, age 44, has served as our Chief Executive Officer, President and Chairman of the Board since July 19, 2013. From 2003 until January 2015, Mr. Lee served as a director of Asia UBS Global Ltd, a Hong Kong company, which he founded in 2003. He served as director, Chief Financial Officer and Treasurer of Odenza Corp. from February 4, 2013 to April 29, 2016. He also served as the Chief Financial Officer and director of Moxian Corporation from October 2012 until December 2014. Mr. Lee served as director of Greenpro Talents Ltd. from November 16, 2015 to June 6, 2017. Mr. Lee served as director of GC Investment Management Limited, which is the investment manager of Greenpro Asia Strategic SPC, since April 6, 2016. From 1997 to 2000, Mr. Lee worked at K. Y. Ho & Co, Chartered Accountants. He began his professional career with Siva Tan & Co., a Chartered Accountant firm in Malaysia in 1995 where he remained until 1997. As a qualified member of the ACCA and Malaysia Institute of Accountants, Mr. Lee earned his professional qualification from the Hong Kong Institute of Certified Public Accountants and extended his professional services covering accounting, tax, corporate structuring planning with special focus in cross-border client nature, in addition to his accounting software businesses. Mr. Lee established the Cross Border Business Association (CBBA) – a NGO (Non-Government Organization) established under Hong Kong Society Act - to provide information and professional advice in Cross Border Business for its investment members. For the Cross Border Investment especially in the mining resources companies which are growing fast since 2011, Mr. Lee continues to support its clients by using cloud platform to strengthen its clientele through the use of technology advancement and models such as SaaS, PaaS, etc., for accounting and management solution purposes. Mr. Lee brings to the board of directors business leadership, corporate strategy and accounting and financial expertise.

Loke, Che Chan Gilbert, age 62, has served as our Chief Financial Officer, Treasurer and Director since inception on July 19, 2013. Mr. Loke has extensive knowledge in accounting and has been an accountant for more than 30 years. He was trained and qualified with UHY (formerly known as Hacker Young), Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory, risk management and internal controls serving those small medium-sized enterprises. From September 1999 until June 2013, Mr. Loke served as an adjunct lecturer in ACCA P3 Business Analysis at HKU SPACE (HKU School of Professional and Continuing Education), which is an extension of the University of Hong Kong and provides professional and continuing education. Mr. Loke worked as an independent, non-executive director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange from January 2008 to July 2008 and as Chief Financial Officer for Asia Properties Inc. from May 31, 2011 to March 28, 2012 and Sino Bioenergy Inc., with both companies listed on the OTC Markets in the US, from 2011 to 2012. Mr. Loke has served as the Chief Executive Officer and a director of Greenpro Resources Corporation since October 16, 2012. He has also served the Chief Executive Officer and a director of Moxian Corporation from October 2012 until December 2014. Mr. Loke served as an independent director of Odenza Corp. from February 2013 to May 2015. He has also served as the Chief Financial Officer, Secretary, Treasurer, and a director of CGN Nanotech, Inc. from September 4, 2014 to September 28, 2016.

Mr. Loke served as director of Greenpro Talents Ltd. from November 16, 2015 to June 6, 2017. Mr. Loke served as director of GC Investment Management Limited, which is the investment manager of Greenpro Asia Strategic SPC, since April 6, 2016. Mr. Loke earned his degree of MBA from Bulacan State University, Philippines, and earned his professional accountancy qualifications from the ACCA, AIA and HKICPA. He also earned other professional qualifications from the HKICS, ICSA as Chartered Secretary, FPAM - Malaysia as Certified Financial Planner and ATIHK as tax adviser in Hong Kong. Mr. Loke brings to the board of directors accounting and financial expertise and business leadership.

Chuchottaworn, Srirat, age 49, joined us as an Independent Director on October 18, 2015. Ms. Chuchottaworn has more than 20 years in the IT and consulting business. In 1997, she became an SAP consultant for finance and controlling (FI/CO) and held a certificate of FI/CO. In 2004, she found I AM Group and has been the group director since then. She is an experienced project manager and holds multiple SAP certifications. She obtained a Bachelor Degree in Engineer from the King Monkut’s Institute of Technology Ladkrabang and Master of Science in Information Technology from the Chulalongkorn University. Ms. Chuchottaworn brings to the board of directors business leadership and experience and familiarity with conducting business in Thailand.

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Hee, Chee Keong, age 46, joined us as an Independent Director of the Company on March 14, 2016. From June 2014 to October 2015, Mr. Hee served as the Chief Financial Officer of Galasys Plc. From June 2013 to September 2014, he served as the Chief Financial Officer of Apple Green Holding, Inc. (formerly called Blue Sun Media, Inc). Mr. Hee was the Finance Director and Non-Independent & Non-Executive Director at NetX Holdings Berhad (known as Global Soft Berhad) from November 2004 to January 2009 and January 2009 to June 2013, respectively. Mr. Hee is a Chartered Accountant of the Malaysian Institute of Accountants (MIA) and a fellow member of Association of Chartered Certified Accountants (FCCA). He has more than 18 years of working experience in both private and public companies. Mr. Hee has also worked as the Group Accountant and Principal Accounting Officer in his career. During the course of his career, Mr. Hee was involved in various industries, including accounting, information technology, manufacturing, trading, property, construction, leisure and entertainment. He has hands-on experience with the due diligence process, IPOs, issuance of warrants, corporate and debt restructuring in different fields and industries especially in accounting and finance. He brings to the board of directors deep finance, audit and business experience.

Shum, Albert, age 58, joined us as an Independent Director of the Company on March 14, 2016. Mr. Shum is a certified Project Management Practitioner with over 30 years of experience in leading projects and people, implementing and overseeing technology programs, and administering all facets of technology initiatives. Mr. Shum has served as the Global Head of IT (ADM) in the Intertrust Group since May 2010, where he was responsible for leading the delivery of core information technology services through a global team to business units across more than twenty jurisdictions. Mr. Shum was fully accountable for the implementation of professional and effective solutions to ensure that the underlying functions, coupled with effective internal controls and worked together with the business to achieve its overall strategy across all locations. Prior to that time, Mr. Shum served as the Chief Information Officer in the South China Morning Post Group from January 2007 to March 2010 and the Regional CIO for Schindler Group from October 2000 to December 2006. Mr. Shum holds a Bachelor Degree of Business Administration from Pacific States University, USA, a Diploma in Computer Science from the Computer Learning Institute, USA and had attended program for Executive Development at IMD business school in Lausanne, Switzerland. Mr. Shum brings to the board of directors his wide experience in internal controls and information technology.

Chin, Kiew Kwong, age 46, joined us as an Independent Director of the Company on March 14, 2016. Mr. Chin has served as a Group Agency Manager at Public Mutual Berhad since 2005, a company listed on the Bursa, Stock Exchange of Malaysia which is a provider of private unit trust company and private retirement scheme (PRS) in Malaysia. He is a project leader and marketing expert in leading more than 100 unit trust consultants for the past 10 years. He was frequently awarded by the Great Eastern Assurance from 1997 to 2004 and Public Mutual Berhad Achievement since 2005. Mr. Chin was a Post graduate in computer studies from Informatics College, Kuala Lumpur in 1993. He is also a Certified NLP Practitioner and has vast experience in the fields of IT services, finance and unit trust since 1991. Mr. Chin brings to the board of directors his broad business and management experience.

How, Kok Choong, age 53, joined us as an Independent Director of the Company on December 7, 2016. Mr. How earned a Master and Doctorate in Business Administrative from Newport University, USA. He is also a Fellow Member of Chartered Institute of Management in UK and a Fellow Member of Canadian Chartered Institute of Business Administration in Canada. Mr. How has extensive knowledge in business management for more than 20 years. Since 1993, Mr. How has served as CEO of San Hin Group which is a strong group of companies ranging from property development, civil & building construction, machinery & transportation, ready mixed concrete and shopping complex management in Malaysia. Since 1994, he has also served as managing director of Wawasan Saga, Kota Kinabalu which is a shopping complex with hotel at the heart of Kota Kinabalu, Malaysia. Since 1997, he has served as a group CEO of Tang Dynasty Hotel Group which is the largest chain hotel in Sabah, Malaysia. In 2004, Mr. How started to work as Global president of AGAPE Superior Living International Group which is a leading health and wellness company in nine countries. Since 2010, he has worked as president of TH3 Holdings Sdn. Bhd. which specializes in IT, academy, online education, mobile App, e-Commerce and digital marketing. In Malaysia, he received Outstanding Asian Community Contribution Award in 2011, Malaysia Top Team 50 Enterprise Award in 2011, The Contributor Award (Medical and Health Research) in 2012, “Man of The Year” in Worldwide Excellence Award in 2015 and “Man of The Year” in McMillan Global Award in 2016. Mr. How brings to the board of directors his business leadership and experience in a wide range of industries.

Family Relationships

There are no family relationships between any of our directors or executive officers.

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Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

The board of directors has determined to comply with the NASDAQ Listing Rules with respect to certain corporate governance matters. As a smaller reporting company, under the NASDAQ rules we are only required to maintain a board of directors comprised of at least 50% independent directors, and an audit committee of at least two members, comprised solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Director Independence

The board of directors has reviewed the independence of our directors, applying the NASDAQ independence standards. Based on this review, the board of directors determined that each of Chuchottaworn Srirat, Hee Chee Keong, Shum Albert, Chin Kiew Kwong and How Kok Choong are independent within the meaning of the NASDAQ rules. In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee was established on March 23, 2016 and is comprised of three of our independent directors: Hee Chee Keong (Chairman), Shum Albert and Chin Kiew Kwong. Hee Chee Keong qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

According to its charter, the Audit Committee consists of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of NASDAQ, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). We do not have a website containing a copy of the Audit Committee Charter. The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

●	Oversee the Company’s accounting and financial reporting processes;

●	Oversee audits of the Company’s financial statements;

●	Discuss policies with respect to risk assessment and risk management, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

●	Review and discuss with management the Company’s audited financial statements and review with management and the Company’s independent registered public accounting firm the Company’s financial statements prior to the filing with the SEC of any report containing such financial statements.

●	Recommend to the board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

●	Meet separately, periodically, with management, with the Company’s internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent registered public accounting firm;

●	Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged to prepare or issue an audit report for the Company;

●	Take, or recommend that the board take, appropriate action to oversee and ensure the independence of the Company’s independent registered public accounting firm; and

●	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent registered public accounting firm, internal auditors or management.

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Compensation Committee

The Compensation Committee will be responsible for, among other matters:

●	reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors reviewing key employee compensation goals, policies, plans and programs;

●	administering incentive and equity-based compensation;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Our Compensation Committee was established on March 17, 2017 and currently consists of Mr. Chin Kiew Kwong and Mr. Shum Albert. Mr. Chin Kiew Kwong serves as chair of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee will be responsible for, among other matters:

●	selecting or recommending for selection candidates for directorships;

●	evaluating the independence of directors and director nominees;

●	reviewing and making recommendations regarding the structure and composition of our board and the board committees;

●	developing and recommending to the board corporate governance principles and practices;

●	reviewing and monitoring the Company’s Code of Business Conduct and Ethics; and

●	overseeing the evaluation of the Company’s management.

Our Corporate Governance and Nominating Committee was established on March 17, 2017 and currently consists of Mr. Shum Albert and Mr. Chin Kiew Kwong. Mr. Shum Albert serves as chair of the Corporate Governance and Nominating Committee.

Board Leadership Structure and Role in Risk Oversight

Mr. Lee Chong Kuang holds the positions of chief executive officer and chairman of the board of the Company. The board believes that Mr. Lee’s services as both chief executive officer and chairman of the board is in the best interest of the Company and its shareholders. Mr. Lee possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company in its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees and customers.

The board has not designated a lead director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

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Management is responsible for assessing and managing risk, subject to oversight by the board of directors. The board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Various committees of the board assist the board in this oversight responsibility in their respective areas of expertise.

●	The Audit Committee assists the board with the oversight of our financial reporting, independent auditors and internal controls. It is charged with identifying any flaws in business management and recommending remedies, detecting fraud risks and implementing anti-fraud measures. The audit committee further discusses Greenpro policies with respect to risk assessment and management with respect to financial reporting.

●	The Compensation Committee oversees compensation, retention, succession and other human resources-related issues and risks.

●	The Corporate Governance and Nominating Committee overviews risks relating to our governance policies and initiatives.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The code addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. The code of ethics is available on the Company’s website at www.greenprocapital.com.

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EXECUTIVE COMPENSATION

Set forth below is information regarding the compensation paid during the years ended December 31, 2016 and 2015 to our principal executive officer and principal financial officer, who are collectively sometimes referred to as “named executive officers” elsewhere in this prospectus.

Name and Principal Position	Year	Salary ($)	Total ($)

Lee Chong Kuang	2016	180,000	180,000
Chief Executive Officer and President	2015	155,000	155,000

Loke Che Chan Gilbert	2016	180,000	180,000
Chief Financial Officer, Treasurer and Secretary	2015	155,000	155,000

Employment Agreements

We are parties to a three-year employment contract with each of Loke Che Chan Gilbert, our Chief Financial Officer, Secretary, and director, and Mr. Lee Chong Kuang, our Chief Executive Officer, President and director. Each employment agreement commenced on September 1, 2014, and will expire August 31, 2017.

Under the terms of the agreements, each of Messrs. Loke and Lee will receive a monthly salary equal to $8,000, and a monthly housing allowance of $2,000, both which may also be payable in Hong Kong Dollars. From the second year of employment, the monthly salary is increased to $13,000, and a monthly housing allowance of $2,000 and entitled to an additional month’s salary as a result of the acquisition of the businesses under the common control of Messrs. Loke and Lee.

In addition, each of Messrs. Loke and Lee is entitled to receive an additional 864,000 shares of our common stock upon the expiration of this agreement, based upon a $0.50 per share price. However, Messrs. Loke and Lee agreed to waive the additional 864,000 shares as stated in the employment contract.

Messrs. Loke and Lee are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf. The employment agreements also contain normal and customary terms relating to confidentiality, indemnification, non-solicitation and ownership of intellectual property.

New employment agreements have been signed by each of Loke Che Chan Gilbert, our Chief Financial Officer, Secretary, and director, and Mr. Lee Chong Kuang, our Chief Executive Officer, President and director. Each employment agreement will commence on September 1, 2017, and will expire August 31, 2020. The terms of the agreements are the same as that of the existing employment agreements.

Outstanding Equity Awards At Fiscal Year-End

None.

Director Compensation

During our fiscal year ended December 31, 2016, we provided $500 per month as compensation to our independent directors, including Hee Chee Keong, Shum Albert and Chin Kiew Kwong, who serve on the audit committee.

We currently have no plan for compensating our executive directors for their services in their capacity as directors, although we may elect to issue stock options or provide cash compensation to such persons from time to time in the future. However, we are compensating the independent directors who are serving in the audit committee. These independent directors in the audit committee are entitled to the reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Committee Interlocks and Insider Participation

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Except as set forth below, we have not been a party to any transaction since January 1, 2015, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the board of directors and the board of directors is entitled to vote on the issue.

Transactions with Mr. Lee, our Chief Executive Officer, and Mr. Loke, our Chief Financial Officer.

As of June 30, 2015, we have advanced $1,197,352 to a related company controlled by the directors of the Company, Lee Chong Kuang and Loke Che Chan, Gilbert, for the purpose of business development, which bears no interest and is payable upon demand. The related company financial statement has been consolidated into the Company financial statements, after the acquisition on September 2015.

On July 31, 2015, GRNQ and Ms. Yap Pei Ling, the sole shareholder of A&G International Limited, a Belize corporation (“A&G”), and spouse of Lee Chong Kuang, our Chief Executive Officer, President and director, entered into a Sale and Purchase Agreement (the “A&G Purchase Agreement”), pursuant to which GRNQ agreed to acquire 100% of the issued and outstanding securities of A&G. As consideration thereto, GRNQ issued Ms. Yap 1,842,000 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $957,840 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from A&G.

Transactions with Mr. Lertwattanarak, our former director, and Ms. Chuchottaworn, our Independent Director.

During the six months period ended June 30, 2015, and prior to their appointment to our Board of Directors on October 18, 2015, Mr. Thanawat Lertwattanarak and Ms. Srirat Chuchottaworn advanced collectively $1,171,000 to the Company, which bears no interest and is payable upon demand, for the purpose of business development.

In July 2015, the Company issued two 8% Convertible Promissory Notes (the “Notes”) to Mr. Thanawat Lertwattanarak and Ms. Srirat Chuchottaworn (the “Holders”), in the principal amount of $585,500 for each Note, pursuant to certain Securities Purchase Agreements dated July 10, 2015. The Notes were convertible into the Company’s common stock at the Holders’ election at a conversion price of $1.00 per share. On August 31, 2015, the Holders elected to convert $585,500 of the principal sum of the Note into 585,500 shares of common stock for each Note, for an aggregate of 1,171,000 shares of our common stock.

Transactions with certain companies which Greenpro Venture Capital Limited owns certain percentage of their company shares.

Related party transactions amounted to $222,493 and $243,916 for the years ended December 31, 2016 and December 31, 2015, respectively, while it amounted to $90,383 and $156,449 for the six months ended June 30, 2017 and 2016, respectively, as a result of the payment of business consulting and advisory income.

Our related party transactions mainly arise from the companies in which Greenpro Venture Capital Limited, our subsidiary, holds equity, but without common directors and officers in control among Greenpro and those companies. All of these related party transactions are generally transacted on an arms-length basis at the current market value in the normal course of business.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 3, 2017 , certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

The column entitled “Percentage of Shares Beneficially Owned — Before Offering” is based on a total of 53,233,960 shares of our common stock outstanding on October 3, 2017. The columns entitled “Percentage of Shares Beneficially Owned — After Offering” also include shares of common stock outstanding after completion of this offering assuming the sale of all of the shares of common stock being offered hereby.

		Percentage of Shares Beneficially Owned(2)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Before Offering	After Offering (Minimum Offering)	After Offering (Maximum Offering)

Officers and Directors

Lee Chong Kuang(3) President, Chief Executive Officer and Director	20,099,600	37.76%	37.41%	36.06%

Loke Che Chan Gilbert Chief Financial Officer and Director	18,438,450	34.64%	34.31%	33.08%

Chuchottaworn Srirat Independent Director	1,221,500	2.29%	2.27%	2.19%

Hee Chee Keong Independent Director	0	0%	0%	0%

Shum Albert Independent Director	0	0%	0%	0%

Chin Kiew Kwong Independent Director	0	0%	0%	0%

How Kok Choong Independent Director	55,400	0.10%	0.10%	0.10%

All officers and directors as a group (7 persons named above)	39,814,950	74.79%	74.10%	71.44%

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(1)	Except as otherwise set forth below, the address of each beneficial owner is Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong.

(2)	Based on 53,233,960 shares of common stock outstanding as of October 3, 2017, together with securities exercisable or convertible into shares of common stock within 60 days of October 3, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of October 3, 2017, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Represents 18,438,450 shares held directly by Mr. Lee Chong Kuang and 1,661,150 shares held by his spouse Yap Pei Ling.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our articles of incorporation and our bylaws.

As of October 3 , 2017, we had 53,233,960 shares of our common stock issued and outstanding. There were approximately 301 record holders of our common stock. Such number does not include any shareholders holding shares in nominee or “street name”.

Our authorized capital consists, of 600,000,000 shares, of which 500,000,000 shares are designated as shares of common stock, par value $0.0001 per share, and 100,000,000 shares are designated as shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are currently outstanding. Shares of preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, relative, participating, options and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall hereinafter be prescribed by resolution of the board of directors before the issuance of any shares of preferred stock in such series.

Common Stock

Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. The holders of our common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our board of directors from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of the holders of our preferred stock. In the event of our liquidation or dissolution, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our capital stock is VStock Transfer, LLC, with an address at 18 Lafayette Place, Woodmere, NY 11598, telephone number is 212-828-8436.

Listing

We intend to apply to have our common stock listed on the NASDAQ Capital Market under the symbol “GRNQ.”

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions. The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB. Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our common stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, assuming a public offering price of $6.00 per share, which is set forth on the cover page of this prospectus, we will have 53,733,960 shares of our common stock issued and outstanding assuming the minimum offering amount is sold and 55,733,960 shares of our common stock issued and outstanding assuming the maximum offering amount is sold. In addition, we will have outstanding 53,983,960 shares of common stock issuable upon the exercise of the Placement Agent’s Warrants assuming the minimum offering amount is sold and 55,983,960 shares of our common stock issued and outstanding assuming the maximum offering amount is sold.

All of the shares sold in this offering will be freely tradable unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Plan of Distribution — Lock Up Agreements.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate and has not been our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	one percent (1%) of the number of shares of our common stock then outstanding, which will equal approximately 557,340 shares assuming all of the shares of common stock offered hereby are sold, or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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PLAN OF DISTRIBUTION

In connection with this offering, we will enter into a placement agency agreement with Network 1 Financial Securities, Inc., which we sometimes refer to herein as the Placement Agent. The Placement Agent is not purchasing or selling any securities offered by this prospectus but will assist us in this offering on a “best efforts” basis. The Placement Agent is no obligation to buy any of the common stock from us nor are they required to arrange the purchase or sale of any specific number or dollar amount of the common stock, but have agreed to use their “best efforts” to arrange for the sale of a minimum of 500,000 shares of common stock and a maximum of 2,500,000 shares of common stock. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Affiliates of the company and affiliates and associated persons of the Placement Agent may invest in this offering on the same terms and conditions as the public investors participating in this offering, and any common stock purchased will make up a portion of the minimum offering needed to complete this offering.

The shares of common stock are being offered on a “best efforts” basis, meaning that the Placement Agent is not obligated to purchase any common stock. No common stock will be sold unless at least a minimum of 500,000 shares of common stock have been sold no later than December 31, 2017, unless extended for an additional six months until June 30, 2018 with the consent of our board of directors. All monies collected for subscriptions will be held in a separate escrowed bank account at JP Morgan Chase. Continental Stock Transfer & Trust Company shall serve as escrow agent. The monies shall remain in the bank account until the total amount of 500,000 shares of common stock have been sold. Any checks for the purchase of shares should be made payable to “CST&T Greenpro Capital Corp Escrow Account” The Placement Agent will instruct their customers to transfer funds from their respective accounts directly to the escrow agent by wire transfer and will instruct other purchasers of the shares to make checks payable to “CST&T Greenpro Capital Corp Escrow Account”. Upon receipt, the Escrow Agent shall promptly deposit funds in the escrowed bank account. Upon receipt of funds sufficient for the sale of 500,000 shares and satisfaction of all other closing conditions, the funds may be transferred to our business account. In the event the minimum total of 500,000 shares is not sold prior to December 31, 2017, unless extended for an additional one hundred-eighty days until June 30, 2018 with the consent of our board of directors, all monies will be returned to investors, without interest or deduction, within one business day.

Fees and Expenses

The following table shows the public offering price, placement agent commissions and proceeds, before expenses, to us.

	Price per Share	Commission per Share	Proceeds to Greenpro
Minimum Offering (500,000 shares)	$6.00	$0.33	$2,835,000
Maximum Offering (2,500,000 shares)	$6.00	$0.33	$14,175,000

We and the placement agent have agreed to pay commissions of 5.5% per share (or $0.33 per share) on the offering proceeds. We have agreed to pay to the placement agent upon the consummation of the offering, a non-accountable expense allowance equal to 1.5% of the gross proceeds of the offering. We have also agreed to pay the placement agent reasonable out-of-pocket expenses including but not limited to, (i) reasonable travel and out-of-pocket expenses, including clearing charges; (ii) reasonable fees of legal counsel incurred by the placement agent in connection with the offering; (iii) the cost of due diligence meetings not exceeding $10,000 in the aggregate; and (iv) preparation of printed documents for closing and deal mementos with costs not exceeding US$3,000. The total accountable expenses shall not exceed $100,000. We have paid an advance of $50,000 to the placement agents to be applied to the placement agent’ anticipated out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

Placement Agent Warrants

We have also agreed to grant to the placement agent a warrant covering a number of shares equal to 10% of the aggregate number of the Shares sold in the offering. The placement agent warrants will be exercisable, in whole or in part, during a period commencing on a date that is the commencement of sales of the offering and will expire on the five-year anniversary of the effective date of the offering. The placement agent warrants will be exercisable at a price equal to 120% of the offering price and shall not be redeemable. We have registered the shares underlying the placement agent warrants in the registration statement. The placement agent warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The placement agent warrants may be exercised as to all or a lesser number of shares, and will provide for cashless exercise. The placement agent warrants shall further provide for adjustment in the number and price of such warrants (and the share of the common stock underlying such warrants) in the event of recapitalization, merger or other structural transaction to prevent dilution.

Terms of the Offering

We are offering, on a best efforts basis, a minimum of US$3,000,000 and a maximum of US$15,000,000. The offering is being made without a firm commitment by the placement agent, which has no obligation or commitment to purchase any securities. The placement agent is not required to sell any specific number of dollar amount of the common stock but will use its best efforts to sell of the common stock offered. The common stock is being offered for a period through and including December 31, 2017, unless extended for an additional six months until June 30, 2018 with the consent of our board of directors. If the minimum offering amount is not raised prior to December 31, 2017, or June 30, 2018 if the offering is extended , all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of (i) any time after the minimum offering amount of our common stock is raised, or (ii) December 31, 2017, unless extended by our board of directors for an additional six months until June 30, 2018. Reasons the board may consider in determining whether to extend or terminate the offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the offering as of that date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

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Escrow Agent and Deposit of Offering Proceeds

The placement agent and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the placement agent for the sale of the common stock to be promptly deposited in a non-interest bearing escrow account (“Escrow Account”) maintained by Continental Stock Transfer & Trust Company (the “Escrow Agent”) as escrow agent for the investors in the offering, who will deposit the funds received in the Escrow Account into a special bank account established by JP Morgan Chase. The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the underwriter from prospective purchasers of our offered common stock and are delivered by the underwriter to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. The Escrow Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the placement agent. On the closing date for the offering, and presuming that all conditions to closing have been satisfied (such as NASDAQ approval and other conditions described herein), proceeds in the bank account maintained will be delivered to our company.

The placement agent shall promptly deliver to the Escrow Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our common stock by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Escrow Account, the placement agent shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account and then deposited to the bank account at JP Morgan Chase. All checks delivered to the Escrow Agent shall be made payable to “CST&T Greenpro Capital Corp Escrow Account”. The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors.

If we terminate this offering, all amounts will be promptly returned to the investors as described below. In the event of any dispute between us and the placement agent, including whether and how funds are to be reimbursed, the Escrow Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Investors must pay in full for the common stock at the time of investment. Payment for the shares may be made (i) by check, bank draft or money order made payable to “CST&T Greenpro Capital Corp Escrow Account” and delivered to the placement agent no less than four business days before the date of closing, or (ii) by wire made payable to “CST&T Greenpro Capital Corp Escrow Account”. The checks, bank drafts and money orders will be forwarded/returned by the placement agent and their dealers to the Escrow Agent by noon of the following business day. The placement agent will inform prospective purchasers of the anticipated date of closing.

Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the date the offering is terminated. If the offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the date the offering is terminated, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the placement agent. In addition, the common stock may be sold by the placement agent to securities dealers who resell the common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

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Lock-up Agreements

We, each of our directors and officers and holders of ten percent or more of our common stock on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of 180 days after the date of this prospectus, without the prior written consent of the placement agent not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the placement agent and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you must:

●	execute and deliver a subscription agreement; and

●	deliver the subscription price to the Company by cashier’s check or wire transfer of immediately available funds.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, email address, number of shares you are purchasing, and the price you are paying for your shares.

Upon the Company’s acceptance of a subscription and receipt of full payment, and subject to the timing qualification set forth above, the Company shall countersign the subscription agreement and issue a stock certificate along with a copy of the subscription agreement.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within three (3) business days after we receive them.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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China

THIS DOCUMENT HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC AND THE ORDINARY SHARES MAY NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC. FOR THE PURPOSE OF THIS SECTION ONLY, THE PRC DOES NOT INCLUDE TAIWAN AND THE SPECIAL ADMINISTRATIVE REGIONS OF HONG KONG AND MACAU. THIS DOCUMENT HAS NOT BEEN NOR WILL IT BE APPROVED BY OR REGISTERED WITH THE RELEVANT CHINESE GOVERNMENTAL AUTHORITIES, AND IT DOES NOT CONSTITUTE NOR IS IT INTENDED TO CONSTITUTE AN OFFER OF SECURITIES WITHIN THE MEANING PRESCRIBED UNDER THE PRC SECURITIES LAW OR OTHER LAWS AND REGULATIONS OF THE PRC. ACCORDINGLY, THIS DOCUMENT SHALL NOT BE OFFERED OR MADE AVAILABLE, NOR MAY THE COMMON STOCK BE MARKETED OR OFFERED FOR SALE TO THE GENERAL PUBLIC, DIRECTLY OR INDIRECTLY, IN THE PRC. THE COMMON STOCK SHALL ONLY BE OFFERED OR SOLD TO PRC INVESTORS THAT ARE AUTHORIZED OR QUALIFIED TO BE ENGAGED IN THE PURCHASE OF THE COMMON STOCK BEING OFFERED. POTENTIAL INVESTORS IN THE PRC ARE RESPONSIBLE FOR OBTAINING ALL THE RELEVANT REGULATORY APPROVALS/LICENSES FROM THE CHINESE GOVERNMENT BY THEMSELVES, INCLUDING, WITHOUT LIMITATION, THOSE THAT MAY BE REQUIRED FROM THE STATE ADMINISTRATION OF FOREIGN EXCHANGE, THE CHINA BANKING REGULATORY COMMISSION, THE MINISTRY OF COMMERCE AND THE NATIONAL DEVELOPMENT AND REFORM COMMISSION, WHERE APPROPRIATE, AND FOR COMPLYING WITH ALL THE RELEVANT PRC LAWS AND REGULATIONS IN SUBSCRIBING FOR COMMON STOCK.

Hong Kong

THESE SECURITIES HAVE NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND, ACCORDINGLY, MUST NOT BE ISSUED, CIRCULATED OR DISTRIBUTED IN HONG KONG OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IT IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, WITHIN THE MEANING OF THE HONG KONG COMPANIES ORDINANCE (THE “ORDINANCE”) OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC FOR THE PURPOSES OF THE ORDINANCE. UNLESS PERMITTED BY THE SECURITIES LAWS OF HONG KONG, NO PERSON MAY ISSUE OR CAUSE TO BE ISSUED IN HONG KONG THIS SECURITIES OR ANY OR OTHER INVITATION, ADVERTISEMENT OR DOCUMENT RELATING TO THE SECURITIES TO ANYONE OTHER THAN A PERSON WHOSE BUSINESS INVOLVES THE ACQUISITION, DISPOSAL OR HOLDING OF SECURITIES, WHETHER AS PRINCIPAL OR AGENT.

Singapore

THE SECURITIES REPRESENTED MAY NOT BE OFFERED OR SOLD, NOR MAY ANY DOCUMENT OR OTHER MATERIAL IN CONNECT WITH SUCH SECURITIES BE DISTRIBUTED, EITHER DIRECTLY OR INDIRECTLY, (I) TO PERSONS IN SINGAPORE OTHER THAN UNDER CIRCUMSTANCES IN WHICH SUCH OFFER OR SALE DOES NOT CONSTITUTE AN OFFER OR SALE OF SUCH SECURITIES TO THE PUBLIC IN SINGAPORE OR (II) TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, AN EXEMPTION INVOKED UNDER DIVISION 5A OR PART IV OF THE COMPANIES ACT, CHAPTER 50 OF SINGAPORE AND TO PERSONS TO WHOM THE SECURITIES MAY BE OFFERED OR SOLD UNDER SUCH EXEMPTION.

Malaysia

THESE SECURITIES HAVE NOT BEEN AND MAY NOT BE APPROVED BY THE SECURITIES COMMISSION MALAYSIA, OR SC, AND THIS DOCUMENT HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE SC UNDER THE MALAYSIAN CAPITAL MARKETS AND SERVICES ACT OF 2007, OR CMSA. ACCORDINGLY, NO SECURITIES OR OFFER FOR SUBSCRIPTION OR PURCHASE OF SECURITIES OR INVITATION TO SUBSCRIBE FOR OR PURCHASE SECURITIES ARE BEING MADE TO ANY PERSON IN OR FROM WITHIN MALAYSIA UNDER THIS DOCUMENT EXCEPT TO PERSONS FALLING WITHIN ANY OF PARAGRAPHS 2(G)(I) TO (XI) OF SCHEDULE 5 OF THE CMSA AND DISTRIBUTED ONLY BY A HOLDER OF A CAPITAL MARKETS SERVICES LICENCE WHO CARRIES ON THE BUSINESS OF DEALING IN SECURITIES AND SUBJECT TO THE ISSUER HAVING LODGED THIS PROSPECTUS WITH THE SC WITHIN SEVEN DAYS FROM THE DATE OF THE DISTRIBUTION OF THIS PROSPECTUS IN MALAYSIA. THE DISTRIBUTION IN MALAYSIA OF THIS DOCUMENT IS SUBJECT TO MALAYSIAN LAWS. SAVE AS AFOREMENTIONED, NO ACTION HAS BEEN TAKEN IN MALAYSIA UNDER ITS SECURITIES LAWS IN RESPECT OF THIS DOCUMENT. THIS DOCUMENT DOES NOT CONSTITUTE AND MAY NOT BE USED FOR THE PURPOSE OF A PUBLIC OFFERING OR AN ISSUE, OFFER FOR SUBSCRIPTION OR PURCHASE, INVITATION TO SUBSCRIBE FOR OR PURCHASE ANY SECURITIES REQUIRING THE APPROVAL OF THE SC OR THE REGISTRATION OF A PROSPECTUS WITH THE SC UNDER THE CMSA.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York. Mei & Mark LLP, Washington, D.C., is acting as counsel to the placement agent.

EXPERTS

Anton & Chia, LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2016 and 2015 and for each of the years ended December 31, 2016 and 2015 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Anton & Chia, LLP’s report which includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website atwww.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong or telephoning us at +852 3111 7718.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.greenprocapital.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Interim Consolidated Balance Sheets as of June 30, 2017 (unaudited) and December 31, 2016 (audited)	F-2

Condensed Interim Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2017 (unaudited) and 2016 (unaudited)	F-3

Condensed Interim Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2017 (unaudited) and 2016 (unaudited)	F-4

Notes to Condensed Interim Consolidated Financial Statements	F-5 – F-21

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-22

Consolidated Balance Sheets as of December 31, 2016 and December 31, 2015	F-23

Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2016 and December 31, 2015	F-24

Consolidated Statements of Changes in Stockholders’ Equity for the year ended December 31, 2016 and December 31, 2015	F-25

Consolidated Statements of Cash Flows for the year ended December 31, 2016 and December 31, 2015	F-26

Notes to Consolidated Financial Statements	F-27 – F-49

F-1

GREENPRO CAPITAL CORP.

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016

(Currency expressed in United States Dollars (“US$”))

	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,302,627	$1,021,351
Accounts receivable	706,973	439,217
Inventory – finished property	3,747,732	3,747,732
Amounts due from related companies	31,993	30,215
Prepayments and other receivables	601,912	84,965
Total current assets	6,391,237	5,323,480

Non-current assets:
Investment Property, net	1,007,706	1,014,289
Plant and equipment, net	57,402	38,531
Cash surrender value of life insurance, net	58,262	56,058
Investments in unconsolidated entities	255,445	52,195
Intangible assets, net	501,553	472,320
Goodwill	2,686,650	1,472,729
Total non-current assets	4,567,018	3,106,122
TOTAL ASSETS	$10,958,255	$8,429,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$257,609	$241,789
Amounts due to related parties	1,443,040	1,463,386
Amounts due to directors	220,654	46,109
Current portion of long-term bank loans	14,157	13,042
Income tax payable	25,313	18,077
Total current liabilities	1,960,773	1,782,403

Non-current liabilities
Deferred income tax liabilities	15,519	-
Long-term bank loans	570,737	554,128
Total non-current liabilities	586,256	554,128

Total liabilities	2,547,029	2,336,531

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; no share issued and outstanding	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 53,233,960 and 52,387,759 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	5,323	5,239
Additional paid in capital	8,803,996	6,626,958
Accumulated other comprehensive income	87,858	102,898
Accumulated deficit	(664,349)	(790,254)
Total Greenpro Capital Corp. stockholders’ equity	8,232,828	5,944,841
Non-controlling interest	178,398	148,230

Total stockholders’ equity	8,411,226	6,093,071

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,958,255	8,429,602

See accompanying notes to the condensed interim consolidated financial statements.

F-2

GREENPRO CAPITAL CORP.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended June 30		Six months ended June 30,
	2017	2016	2017	2016
REVENUES, NET
- Rental income	$56,661	$20,871	$85,818	$44,126
- Service income
Related parties	12,612	111,345	90,383	156,448
Unrelated parties	984,870	621,031	1,653,265	1,004,336
Total revenues	1,054,143	753,247	1,829,466	1,204,910

COST OF REVENUES
- Cost of rental	(18,817)	(16,396)	(30,901)	(26,714)
- Cost of service	(122,997)	(276,476)	(267,476)	(502,215)
Total cost of revenues	(141,814)	(292,872)	(298,377)	(528,929)

GROSS PROFIT	912,329	460,375	1,531,089	675,981

OPERATING EXPENSES:
General and administrative	(683,467)	(440,951)	(1,394,216)	(857,767)

PROFIT (LOSS) FROM OPERATIONS	228,862	19,424	136,873	(181,786)

OTHER EXPENSES:
Interest expense	(7,787)	(19,301)	(14,748)	(45,686)

PROFIT (LOSS) BEFORE INCOME TAX AND NON-CONTROLLING INTEREST	221,075	123	122,125	(227,472)
Income tax expense	(1,143)	(9,157)	(13,989)	(14,746)
NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	219,932	(9,034)	108,136	(242,218)
Less: Net Income (loss) attributable to non-controlling interest	14,459	1,644	17,768	(435)

NET INCOME (LOSS) ATTRIBUTED TO GREENPRO CAPITAL CORP. COMMON STOCKHOLDERS	234,391	(7,390)	125,904	(242,653)
Other comprehensive loss:
- Foreign currency translation income (loss)	(2,172)	(13,827)	(8,606)	32,683
COMPREHENSIVE INCOME (LOSS)	$232,219	$(21,217)	$117,298	$(209,970)

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED	$0.00	$(0.00)	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	53,134,942	52,079,771	52,883,811	52,021,764

See accompanying notes to the condensed interim consolidated financial statements.

F-3

GREENPRO CAPITAL CORP.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$108,136	$(242,218)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	87,894	82,847
Gain on investment in securities	-	(3,600)
Increase in cash surrender value on life insurance	(2,204)	(16,932)
Changes in operating assets and liabilities:
Accounts receivable	(372,214)	4,001
Prepayments and other receivables	(408,521)	132,965
Inventory – finished property	-	(755)
Accounts payable and accrued liabilities	(270,603)	(280,397)
Deferred revenue	-	(174,546)
Income tax payable	6,076	14,660
Net cash used in operating activities	(851,436)	(483,975)

Cash flows from investing activities:
Purchase of property, plant and equipment	(38,444)	(13,933)
Cash proceeds from acquisition of subsidiaries	145,354
Withdrawal of shares subscribed of associates	-	2,160
Long-term investment	(203,250)	-
Net cash used in investing activities	(96,340)	(11,773)

Cash flows from financing activities:
Proceeds from share issuance	984,864	412,000
Proceeds from non-controlling interest		106
Repayments to related parties	(17,571)	(107,847)
Repayments to shareholders	(4,695)	-
Advances from/ (Repayments) to directors	158,179	(63,993)
Repayment of bank loans	(6,931)	(7,467)
Net cash provided by financing activities	1,113,846	232,799

Effect of exchange rate changes in cash and cash equivalents	115,206	11,597

NET CHANGE IN CASH AND CASH EQUIVALENTS	281,276	(251,352)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,021,351	1,587,861

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,302,627	$1,336,509
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Shares issued for acquisition of subsidiaries	$1,192,258	$-
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$45,686

See accompanying notes to the condensed interim consolidated financial statements.

F-4

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

Greenpro Capital Corp. (the “Company” or “GRNQ”) was incorporated on July 19, 2013 in the state of Nevada. On May 6, 2015, the Company changed its name to Greenpro Capital Corp. from Greenpro, Inc. The Company currently operates and provides a wide range of business solution services to small and medium-size businesses located in Asia, with an initial focus on Hong Kong, China and Malaysia. Our comprehensive range of services includes cross-border business solutions, record management services, and accounting outsourcing services. Our cross border business services include, among other services, tax planning, trust and wealth management, cross border listing advisory services and transaction services.

In addition to our business solution services, we also operate a venture capital business through Greenpro Venture Capital Limited, an Anguilla corporation. One of our venture capital business segments is focused on establishing a business incubator for start-up and high growth companies to support them during their critical growth periods and investing in select start-up and high growth companies. Our venture capital business is focused on companies located in Asia and Southeast Asia including Hong Kong, Malaysia, China, Thailand, and Singapore. One of our venture capital business segments is focused on rental activities of commercial properties and the sale of investment properties.

On July 29, 2015, the Company entered into a Sale and Purchase Agreement (the “Agreement”) with Greenpro Resources Limited (“GRBV”), a company incorporated in the British Virgin Islands, and the stockholders of GRBV to purchase 100% of the issued and outstanding shares and the assets of GRBV. Pursuant to the Agreement, GRNQ agreed to issue 9,070,000 shares of its restricted common stock at $0.35 per share to the stockholders of GRBV and pay $25,500 in cash, representing an aggregate purchase consideration of $3,200,000. Mr. Lee Chong Kuang and Mr. Loke Che Chan, Gilbert, the directors of the Company, are the stockholders and directors of GRBV each with 50% of the shareholdings.

On July 31, 2015, the Company further entered into various Sale and Purchase Agreements to purchase the following companies:

(i)	100% of the issued and outstanding shares and the assets of A&G International Limited (“A&G”), a company incorporated in Belize. GRNQ agreed to issue 1,842,000 shares of its restricted common stock at $0.52 per share to the stockholder of A&G, representing an aggregate purchase consideration of $957,840. Ms. Yap Pei Ling, the sole stockholder and director of A&G, is the spouse of the director of the Company.

(ii)	100% of the issued and outstanding shares and the assets of Falcon Secretaries Limited, Ace Corporate Services Limited, and Shenzhen Falcon Financial Consulting Limited (collectively refer as “F&A”). GRNQ agreed to issue 2,080,200 shares of its restricted common stock at $0.52 per share to the stockholder of F&A, representing an aggregate purchase consideration of $1,081,740. Ms. Chen Yan Hong, an independent third party, is the sole stockholder of F&A.

(iii)	60% of the issued and outstanding shares and the assets of Yabez (Hong Kong) Company Limited (“Yabez”), a company incorporated in Hong Kong. GRNQ agreed to issue 486,171 shares of its restricted common stock at $0.52 per share to the stockholders of Yabez, representing an aggregate purchase consideration of $252,808. Mr. Cheng Chi Ho and Ms. Wong Kit Yi, both are independent third parties, are the stockholders of Yabez with 51% and 49% of the shareholdings, respectively.

F-5

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

On September 30, 2015, the Company further entered into a Sale and Purchase Agreement to purchase the following company:

(iv)	100% of the issued and outstanding shares and the assets of Greenpro Venture Capital Limited (“GPVC”), a company incorporated in Anguilla. GRNQ agreed to issue 13,260,000 shares of its restricted common stock at $0.60 per share to the stockholders of GPVC and pay $6,000 in cash, representing an aggregate purchase consideration of $7,962,000. Mr. Lee Chong Kuang and Mr. Loke Che Chan, Gilbert, the directors of the Company, are the stockholders and directors of GPVC, each with 50% of the shareholdings.

These share exchange transactions between GRNQ and GRBV, A&G, and GPVC resulted in the owners of these companies obtaining over 89% voting interest in GRNQ at that time. The merger of GRBV, A&G, and GPVC into GRNQ, which has nominal net assets, is considered to be acquisition transactions under common control. For accounting purposes, GRNQ presents unaudited condensed interim consolidated financial statements as of the beginning of the period as though the share exchanges had occurred at the beginning of the period. Financial statements of all prior periods are retrospectively adjusted to furnish comparative information. No goodwill was recognized for these acquisition transactions under common control.

The acquisition of F&A and Yabez is considered as a business combination using the acquisition method of accounting under ASC 805 “Business Combinations”, which requires all the assets acquired and liabilities assumed, including amounts attributable to non-controlling interest, be recorded at their respective fair values at the date of acquisition. Any excess of purchase price over the fair value of the assets acquired and liabilities assumed is allocated to goodwill.

On October 1, 2015, QSC Asia Sdn. Bhd., an unaffiliated third party, acquired 49% of Greenpro Capital Village Sdn. Bhd. (Formerly known as Greenpro Global Advisory Sdn. Bhd.) in consideration of $11,000 (MYR 49,000) from Greenpro Financial Consulting Limited. Concurrently with such sale, Greenpro Financial Consulting Limited transferred 51% of Greenpro Capital Village Sdn. Bhd. to Greenpro Holding Limited, our subsidiary. This subsidiary became the new business arm which provides educational and support services.

On May 11, 2016, Greenpro Capital Pty Ltd was formed with 50% held by Greenpro Holding Limited (“GPHL”), one of our subsidiaries, and 50% was held by Mohammad Reza Masoumi Al Agha.

On May 23, 2016, our subsidiary, Greenpro Holding Limited (“GPHL”), acquired 400 shares of Greenpro Wealthon Sdn. Bhd. from Mr. Lee Chong Kuang with MYR 1 (approximately US$0.25). On June 7, 2016, GPHL acquired an additional 200 shares of Greenpro Wealthon Sdn. Bhd for MYR120,000 (approximately US$30,000), resulting in GPHL owing 60% of Greenpro Wealthon Sdn. Bhd. The remaining 40% of Greenpro Wealthon Sdn. Bhd. is held by Mr. Yiap Soon Keong.

On April 25, 2017, the Company entered into a Sale and Purchase Agreement with Billion Sino Holdings Limited (“BSHL”), a company incorporated in the Seychelles, and the stockholders of BSHL, to purchase 60% of the issued and outstanding shares and the assets of BSHL. Pursuant to this agreement, GRNQ agreed to issue 340,645 shares of its restricted common stock at $3.50 per share to the stockholders of BSHL.

On April 27, 2017, Greenpro Resources Limited, the wholly owned subsidiary of GRNQ, and Gushen Credit Limited, a Hong Kong corporation (“GCL”), entered into an Asset Purchase Agreement, pursuant to which GRNQ purchased the assets in Gushen Credit Limited. As consideration thereto, GRNQ agreed to pay the purchase price of $105,000.

GCL operates a money lending business in Hong Kong, located at 1701-03, 17/F, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong. On April 28, 2017, GSHL sold two (2) ordinary shares of GCL to GRNQ, representing 100% ownership, for a total consideration of $0.26 in cash. The purchase price is determined based on the mutual agreement between Gushen Holding Limited and GRNQ. GCL was renamed to Greenpro Credit Limited on May 16, 2017.

Greenpro Synergy Network Ltd (“GSN”) was incorporated in Hong Kong on March 2, 2016, as a variable interest entity (“VIE”) that is subject to consolidation with the Company. GSN’s principal activities are to hold certain of our universal life insurance policies. Loke Che Chan, Gilbert, our Chief Financial Officer, Secretary, Treasurer and director and Lee Chong Kuang, our Chief Executive Officer, President and director are the shareholders of GSN. We control GSN through a series of contractual arrangements (the “VIE Agreements”) between GPHL and GSN. The VIE agreements include (i) an Exclusive Business Cooperation Agreement, (ii) a Loan Agreement, (iii) a Share Pledge Agreement, (iv) a Power of Attorney and (v) an Exclusive Option Agreement with the shareholders of GSN.

F-6

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed interim consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed interim consolidated financial statements and notes.

●  Basis of presentation

The accompanying unaudited condensed interim consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). These unaudited interim consolidated financial statements are condensed and should be read in conjunction with the audited consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2016. These unaudited interim statements include all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the periods presented. The results for the six months period may not be indicative of a full year’s result.

●  Basis of consolidation

The unaudited condensed interim consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of all majority-owned subsidiaries over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company records income attributable to non-controlling interest in the consolidated statements of operations for any non-owned portion of consolidated subsidiaries. Non-controlling interest is recorded within the equity section but separate from GRNQ’s equity in the consolidated balance sheets.

●  Use of estimates

In preparing these unaudited condensed interim consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets.

●  Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●  Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The allowance for any uncollectible accounts for six months ended June 30, 2017 was zero.

●  Inventory – finished property

Inventory – finished property represents a multi-unit property developed for resale on a unit by unit basis. Inventory is stated at cost unless the inventory is determined to be impaired in which case the impaired inventory is written down to fair value. The cost of inventory – finished property includes the purchase price of property, legal fees, improvement costs to the building structure, and other acquisition costs. Project wide costs such as land acquisition and certain development costs are allocated to the specific units based upon their relative fair value before construction. All property is finished and ready for sale.

In conducting its reviews for indicators of impairment, the Company evaluates, among other things, the margins on units already sold within the project, margins on units under contract but not closed (none as of June 30, 2017), and projected margin on future unit sales. The Company pays particular attention to discern if inventory is moving at a slower than expected pace or where margins are trending downward. As at June 30, 2017, the Company determined inventory – finished property was not impaired.

F-7

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

 (Currency expressed in United States Dollars (“US$”))

(Unaudited)

●  Investment Property

Investment Property is stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life	Residual value
Leasehold land and buildings	50 years	-
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5% - 10%
Leasehold improvement	Over the shorter of estimated useful life or term of lease	-

The cost of leasehold land and buildings includes the purchase price of property, legal fees, and other acquisition costs.

Depreciation expense, classified as cost of rental, for the six months ended June 30, 2017 and 2016 were $14,751 and $15,924, respectively.

●  Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life	Residual value
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5% - 10%
Leasehold improvement	Over the shorter of estimated useful life or term of lease	-

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense, classified as operating expenses, for the six months ended June 30, 2017 and 2016 were $7,811 and $7,767, respectively.

F-8

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

 (Currency expressed in United States Dollars (“US$”))

(Unaudited)

●  Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trade marks registered in Hong Kong, the PRC, and Malaysia, which are amortized on a straight-line basis over a useful life of ten years. Intangible assets acquired in business combinations are considered customer lists and order backlogs amortized on a straight-line basis over a useful life of five years and six years, respectively.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There were no impairment losses recorded on intangible assets for the six months ended June 30, 2017 and 2016.

Amortization expense for the six months ended June 30, 2017 and 2016 were $65,332 and $59,155 respectively.

●  Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. With the provision of ASC 350 “Goodwill and Other”, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit and would be measured as the excess carrying value of goodwill over the derived fair value of goodwill. The Company’s policy is to perform its annual impairment testing for its reporting units on December 31, of each fiscal year.

●  Impairment of long-lived assets

Long-lived assets primarily include property, plant and equipment and intangible assets. In accordance with the provision of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the periods presented.

●  Cash value of life insurance

The cash value of life insurance relates to the Company-owned life insurance policies on the general manager and executive corporate advisor of the Company, which is stated at the cash surrender value of the contract.

●  Investments in unconsolidated entities

Under the equity method of accounting, investments in unconsolidated entities are initially recognized in the consolidated balance sheet at cost and are subsequently adjusted to reflect the Company’s proportionate share of net earnings or losses of the entity, distributions received, contributions and certain other adjustments, as appropriate. The Company’s share of the income or loss of the unconsolidated entity is reflected in the consolidated statements of operations and will increase or decrease, as applicable, the carrying value of the Company’s investments in unconsolidated entities on the consolidated balance sheet.

When the investment cost in an unconsolidated entity is reduced to zero, the Company records no further losses in its consolidated statements of operations unless the Company has an outstanding guarantee obligation or has committed additional funding to the entity. When such entity subsequently reports income, the Company will not record its share of such income until it exceeds the amount of the Company’s share of losses not previously recognized.

●  Comprehensive income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company’s accumulated other comprehensive income consists of cumulative foreign currency translation adjustments.

F-9

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

●  Revenue recognition

The Company recognizes its revenue in accordance with ASC Topic 605, “Revenue Recognition”, upon the delivery of its products when: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

(a) Rental income

Revenue from rental of leasehold land and buildings are recognized on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased assets.

The Company leases its commercial office premises in Malaysia and Hong Kong under various non-cancelable operating leases with terms of two to three years and renewal options. For the six months ended June 30, 2017, the Company has recorded $85,818 in rental revenue, based upon its annual rental over the life of the lease under operating lease, using straight-line method.

(b) Service income

Revenue from the provision of (i) business consulting and advisory services and (ii) company secretarial, accounting and financial review services are recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

(c) Sale of properties

Revenue from the sale of properties is recognized at the time each unit is delivered and title and possession are transferred to the buyer. Specifically, the Company utilizes the full accrual method where recognition occurs when (i) the collectability of the sales price is reasonably assured, (ii) the seller is not obligated to perform significant activities after the sale, (iii) the initial investment from the buyer is sufficient, and (iv) the Company recognizes revenue when it satisfies a performance obligation by transferring control of a promised property to a customer.

Revenue on sales of properties may be deferred in whole or in part until the requirements for revenue recognition have been met.

F-10

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

●  Cost of revenues

Cost of revenue on rental shown on the accompanying statements of operations include costs associated with government rent and rates, repairs and maintenance, property insurance, depreciation and other related administrative costs. Property management fee and utility expenses are paid directly by tenants.

Costs of revenue on provision of services primarily consist of employee compensation and related payroll benefits, company formation cost and other professional fees directly attributable to cost in related to the services rendered.

Cost of revenues on sale of properties primary consist of the purchase price of property, legal fees, improvement costs to the building structure, and other acquisition costs. Selling and advertising costs are expensed as incurred.

●  Non-controlling interest

Non-controlling interest represents the capital contribution, income and loss attributable to the shareholders of less than wholly-owned and consolidated entities.

●  Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong, Malaysia and China and is subject to tax in its own jurisdiction. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

●  Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries maintain their books and records in their respective local currency, Malaysian Ringgit (“MYR”), Renminbi (“RMB”), and Hong Kong Dollars (“HK$”), which is also the respective functional currencies for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the six months ended June 30,
	2017	2016
Period-end MYR : US$1 exchange rate	4.29	4.03
Period-average MYR : US$1 exchange rate	4.37	3.87
Period-end RMB : US$1 exchange rate	6.78	6.64
Period-average RMB : US$1 exchange rate	6.85	6.32
Period-end / average HK$ : US$1 exchange rate	7.75	7.75

F-11

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

●  Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●  Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company operates in three reportable operating segments, being service business, real estate business and corporate business.

●  Business Combination

ASC 805, Business Combinations (“ASC 805”), applies the acquisition method of accounting for business combinations to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. ASC 805 establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Accounting for acquisitions requires the Company to recognize, separately from goodwill, the assets acquired and the liabilities assumed at their acquisition-date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition-date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, the estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

●  Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, accounts payable, receipts in advance, bank loan (current and long term), loan from shareholders, amounts due to directors, amount due to related companies, amount due to non-controlling interest party, and other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Observable inputs such as quoted prices in active markets;

●	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

●  Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, provide certain footnote disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, including interim reporting periods thereafter. We adopted ASU 2014-15 as of December 31, 2016, but it did not impact our consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. This guidance will be effective for us in the first quarter of 2018 on a prospective basis, and early adoption is permitted. We do not expect the standard to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (ASU 2017-04), which eliminates step two from the goodwill impairment test. Under ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit. This guidance will be effective for us in the first quarter of 2020 on a prospective basis, and early adoption is permitted. We do not expect the standard to have a material impact on our consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-12

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 3 - BUSINESS COMBINATIONS

On September 30, 2015, GRNQ completed the purchase of a 100% equity interest and assets of Falcon Secretaries Limited, Ace Corporate Services Limited, and Shenzhen Falcon Financial Consulting Limited (Collectively known as “F&A”). On the same day, GRNQ completed the purchase of a 60% equity interest and assets of Yabez (Hong Kong) Company Limited (“Yabez”).

As of the acquisition date, the allocations of the purchase price are stated as follows:

	F&A	Yabez	Total
Plant and equipment	$1,270	$3,026	$4,296
Accounts receivable	103,578	39,435	143,013
Prepayments, deposits and other receivables	5,467	6,479	11,946
Cash and cash equivalents	21,520	29,050	50,570
Accounts payable and accrued liabilities	(129,039)	(39,627)	(168,666)
Intangible assets	449,500	175,000	624,500
Goodwill*	1,211,864	260,865	1,472,729
Provisional fair value of F&A and Yabez, respectively	1,664,160	474,228	2,138,388
Non-controlling interest	-	(85,291)	(85,291)
Total purchase consideration**	$1,664,160	$388,937	$2,053,097

*The goodwill was adjusted from $1,402,316 in 2015 to $1,472,729 in 2016 due to finalize the purchase price allocation and valuation of the acquired entities.

**Total purchase consideration consisted of 2,080,200 and 486,171 shares of GRNQ common stock, which was priced at $0.80 per share, for F&A and Yabez, respectively.

On April 25, 2017, GRNQ completed the purchase of a 60% equity interest and assets of Billion Sino Holdings Limited (“BSHL”).   (See Note 1).

On April 28, 2017, GSHL sold two (2) ordinary shares of Gushen Credit Limited (“GCL”) to GRNQ, representing 100% of ownership, for a total consideration of $0.26 in cash. (See Note 1).

As of the acquisition date, the allocations of the purchase price are stated as follows:

	BSHL	GCL	Total
Rental and utility deposit	$3,481	$-	$3,481
Bank fixed deposit	12,903	-	12,903
Cash and cash equivalents	132,451	-	132,451
Amount due to a director	(16,597)	-	(16,597)
Accrued expenses	(90,939)	(93,565)	(184,504)
Intangible assets	94,057	-	94,057
Deferred tax liabilities	(15,519)	-	(15,519)
Goodwill	1,120,356	93,565	1,213,921
Fair value of BSHL	1,240,193	-	1,240,193
Non-controlling interest	(47,935)	-	(47,935)
Total purchase consideration*	$1,192,258	$-	$1,192,258

*Total purchase consideration consisted of 340,645 shares of GRNQ common stock, which was priced at $3.50 per share, for BSHL.

The following unaudited pro forma information presents the combined results of operations as if the acquisition of BSHL had been completed on January 1, 2016, the beginning of the comparable prior annual reporting period.

The unaudited pro forma results do not reflect any cost saving synergies from operating efficiencies or the effect of the incremental costs incurred in integrating the two companies. Accordingly, these unaudited pro forma results are presented for informational purpose only and are not necessarily indicative of what the actual results of operations of the combined company would have been if the acquisition had occurred at the beginning of the period presented, nor are they indicative of future results of operations:

	For the six months ended June 30
	2017	2016
	(unaudited)	(unaudited)
Revenue	$2,117,169	$1,301,629
Gross profit	1,540,521	676.905
Operating income (loss)	117,784	(244,072)
Net income (loss)	$106,815	$(304,939)
Net income (loss) per share	0.00	(0.00)

NOTE 4 - AMOUNT DUE FROM RELATED COMPANIES

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Amount Due From Related Companies	31,993	30,215
Total	$31,993	$30,215

The amount due from related companies are interest free, with no specific term of repayment.

F-13

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 5 - INVENTORY - FINISHED PROPERTY

Inventory – Finished Property represents properties which were acquired directly or through foreclosure for which a committed plan to sell exists and an active program to market such properties has been initiated. We planned to use our best efforts to sell the inventory to generate revenue in fiscal 2017. Inventory is stated at cost unless the inventory is determined to be impaired in which case the impaired inventory is written down   to fair value. (See Note 2).

NOTE 6 - INVESTMENT PROPERTY

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Leasehold land and buildings for rental purpose	$1,046,036	$1,044,213
Furniture and fixtures	68,893	64,695
Office equipment	15,863	12,263
Leasehold improvement	90,600	87,920
	1,221,392	1,209,091
Less: Accumulated depreciation	(213,686)	(194,802)
Total	$1,007,706	$1,014,289

Depreciation expense, classified as cost of rental, was $14,751 and $15,924 for the six months ended June 30, 2017 and 2016, respectively.

NOTE 7 - PLANT AND EQUIPMENT

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Furniture and fixtures	$48,145	$27,570
Office equipment	42,543	31,078
Leasehold improvement	13,992	13,992
	104,680	72,640
Less: Accumulated depreciation	(47,278)	(34,109)
Total	$57,402	$38,531

Depreciation expense, classified as operating expenses, was $7,811 and $7,767 for the six months ended June 30, 2017 and 2016, respectively.

F-14

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 8 - CASH SURRENDER VALUE OF LIFE INSURANCE

On September 9, 2013, the Company purchased insurance on the life of the General Manager of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable. Net cash surrender value of this life insurance is presented in the accompanying financial statement, net of surrender charge.

On May 15, 2015, the Company purchased additional insurance on the life of an executive Corporate Advisor of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable. The cash surrender value of this life insurance is pledged as collateral against HK$902,663 (approximately $116,473) credit facility with Hang Seng Bank Limited. Cash value of this life insurance is presented in the accompanying financial statement, net of the policy loan. The loan carries interest at an effective rate of 1.75% per annum over 1 month Hong Kong Interbank Offered Rate (“HIBOR”), payable with one lump sum on maturity in May 2016, which is secured by the cash value of the life insurance policy and personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan, the directors of the Company. The loan was renewed on May 27, 2016 and July 17, 2017. The loan carries interest at 1.75% per annum over 1 month HIBOR or the Bank’s Cost of Funds, whichever is higher, payable at the end of each interest period. Final maturity date of the loan is 12 months from the date of drawdown.

A summary of net cash surrender value of life insurance as of June 30, 2017 is reported as below:

	As of June 30, 2017	As of December 31, 2016
	(unaudited)	(audited)
Cash surrender value of life insurance	$174,735	$172,531
Less: policy loan balance outstanding	(116,473)	(116,473)

Cash surrender value of life insurance, net	$58,262	$56,058

NOTE 9 - INVESTMENTS IN UNCONSOLIDATED ENTITIES

For the six months ended June 30, 2017, the Company invested in three unconsolidated entities, namely Agape ATP Corporation, Dongjia, Inc. and Aquarius Protection Fund SPC, with initial investment amounts of $1,750, $1,500 and $200,000, respectively. The Company’s ownership was less than 5% in each investment and each investment is accounted for under the cost method of accounting.

For the year ended December 31, 2016, the Company invested in four unconsolidated entities, in which the Company’s ownership ranges from 19% to 50% and are accounted for under the equity method of accounting, with initial investment amount aggregated of $10,507. The Company recognized its share of loss on investments in unconsolidated entities of $0 and $9,007 for six months ended June 30, 2017 and for the year ended December 31, 2016, respectively.

For the year ended December 31, 2016, the Company invested in Greenpro Trust Limited with an initial investment amount of $51,613, which is approximately 12% of the equity interest of Greenpro Trust Limited and is accounted for under the cost method of accounting. Greenpro Trust Limited is a company incorporated in Hong Kong with 3,400,000 ordinary shares authorized, issued and outstanding at a par value of HK$1. Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert are the common directors of Greenpro Trust Limited and the Company.

Combined summarized financial information for all the unconsolidated entities (under equity method of accounting) are as follows:

	As of June 30, 2017	As of December 31, 2016

Total assets	$954,383	$1,642,569
Total liabilities	$306,695	$897,032

	For the six months ended June 30, 2017	For the year ended December 31, 2016

Revenue	$186,245	$168,742
Net loss for the period/year	$1,029,597	$1,256,789

NOTE 10 – INTANGIBLE ASSETS

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Trademarks	$5,635	$5,127
Customer Lists (Acquired in Business Combination)	624,500	624,500
Order Backlogs (Acquired in Business Combination)	94,057	-
	724,192	629,627
Less: Accumulated amortization	(222,639)	(157,307)
Total	$501,553	$472,320

Amortization expense for the six months ended June 30, 2017 and 2016 were $65,332 and $59,155, respectively.

F-15

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 11 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of:

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Accounts payable	$52,833	$39,971
Receipts in advance	8,852	4,261
Other payables and accrued liabilities	195,924	197,557
Total	$257,609	$241,789

NOTE 12 - AMOUNTS DUE TO RELATED PARTIES

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Amounts due to shareholders	$331	$4,883
Amount due to non-controlling interest party	1,441,548	1,441,548
Amount due to related companies	1,161	16,955
Total	$1,443,040	$1,463,386

For the amount due to related companies, those are expenses paid to third party by the related companies, they are interest free and repayable on demand.

As of June 30, 2017, the non-controlling interest party of Forward Win advanced $1,441,548 to the Company, which is unsecured, bears no interest and is payable upon demand, for the purchase of real properties for trading purpose.

NOTE 13 - AMOUNTS DUE TO DIRECTORS

As of June 30, 2017, the directors of the Company advanced collectively $220,654 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purposes. Imputed interest is considered insignificant.

NOTE 14 - LONG-TERM BANK LOANS

	As of	As of
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Bank loans from financial institutions in Malaysia
Standard Chartered Saadiq Berhad	$347,483	$337,464
United Overseas Bank (Malaysia) Berhad	237,411	229,706
	584,894	567,170
Less: current portion	(14,157)	(13,042)
Bank loan, net of current portion	$570,737	$554,128

In May 2013, the Company obtained a loan in the principal amount of MYR1,629,744 (approximately $495,170) from Standard Chartered Saadiq Berhad, a financial institution in Malaysia to finance the acquisition of leasehold office units at Skypark One City, Selangor in Kuala Lumpur, Malaysia which bears interest at the base lending rate less 2.1% per annum with 300 monthly installments of MYR9,287 (approximately $2,840) each and will mature in May 2038. The mortgage loan is secured by (i) the first legal charge over the property, (ii) personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company, and (iii) corporate guaranteed by a related company which is controlled by the directors of the Company.

In August 2013, the Company, through Mr. Lee Chong Kuang, the director of the Company, obtained a loan in the principal amount of MYR1,074,696 (approximately $326,530) from United Overseas Bank (Malaysia) Berhad, a financial institution in Malaysia to finance the acquisition of a leasehold office unit at Northpoint, Mid Valley City in Kuala Lumpur, Malaysia which bears interest at the base lending rate less 2.2% per annum with 360 monthly installments of MYR5,382 (approximately $1,645) each and will mature in August 2043. The mortgage loan is secured by the first legal charge over the property.

Maturities of the long-term bank loans for each of the five years and thereafter following June 30, 2017 are as follows:

Year ending June 30:
2018	$15,057
2019	15,710
2020	16,537
2021	17,331
2022	18,164
Thereafter	487,938

Total	$570,737

For the six months ended June 30, 2017 and 2016, the base lending rate are 6.70% and 6.85% per annum, respectively.

F-16

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 15 - COMMON STOCK

On July 31, 2015, GRNQ completed the purchase of GRBV and issued 9,070,000 shares of its restricted common stock at $0.35 per share to the stockholders of GRBV and paid $25,500 in cash, representing an aggregate purchase consideration of $3,200,000.

On August 20, 2015, GRNQ entered into a Subscription Agreement with an investor in a private placement of a total of 625,000 shares of common stock at a subscription price of $0.80 per share, for aggregate gross proceeds of $500,000.

On August 21, 2015, GRNQ entered into two Subscription Agreements with two investors in a private placement of a total of 500,000 shares of common stock at a subscription price of $1 per share, for aggregate gross proceeds of $500,000.

On August 31, 2015, GRNQ issued an aggregate of 1,171,000 shares of its restricted common stock pursuant to the conversion of $1,171,000 of two promissory notes issued on July 10, 2015.

On September 30, 2015, GRNQ completed the purchase of A&G, F&A and Yabez pursuant to acquisition agreements and issued 1,842,000 shares, 2,080,200 shares, and 486,171 shares, respectively, of its restricted common stock at $0.52 per share to the stockholders of A&G, F&A, and Yabez, respectively, representing an aggregate purchase consideration of $2,292,352. Due to the Company’s thinly-traded market, the purchase price consideration transferred was based on the latest offering price in the private placement to a third party before the acquisition closing date, which was $0.80 per share of restricted common stock. The aggregate purchase consideration was $4,408,371.

On September 30, 2015, GRNQ completed the purchase of GPVC pursuant to a sale and purchase agreement, an entity under common control of the Company’s directors, and issued 13,260,000 shares of its restricted common stock at $0.60 per share to the stockholders of GPVC and paid $6,000 in cash, representing an aggregate purchase consideration of $7,962,000. The aggregate purchase consideration based on fair value, which is $0.8 per share of restricted common stock, is amount of 10,608,000.

On October 19, 2015, GRNQ entered into a number of Subscription Agreements with investors in a private placement of a total of 96,270 shares of common stock at a subscription price of $1.50 per share, for aggregate gross proceeds of $144,405.

On December 31, 2015, GRNQ entered into two Subscription Agreements with two investors in a private placement of a total of 410,314 shares of common stock at a subscription price of $1.50 per share, for aggregate gross proceeds of $615,471.

On May 20, 2016, GRNQ entered into three Subscription Agreements with three investors in a private placement of a total of 257,500 shares of common stock at a subscription price of $1.60 per share, for aggregate gross proceeds of $412,000.

On December 7, 2016, GRNQ entered into a Subscription Agreement with an investor in a private placement of a total of 27,700 shares of common stock at a subscription price of $1.80 per share, for aggregate gross proceeds of $49,860.

On December 27, 2016, GRNQ entered into two Subscription Agreements with two investors in a private placement of a total of 138,804 shares of common stock at a subscription price of $1.80 per share, for aggregate gross proceeds of $249,847.

On January 13, 2017, GRNQ entered into two Subscription Agreements with two investors in a private placement of a total of 199,922 shares of common stock at a subscription price of $1.80 per share, for aggregate gross proceeds of $359,860.

On March 8, 2017, GRNQ entered into two Subscription Agreements with two investors in a private placement of a total of 278,162 shares of common stock at a subscription price of $2.00 per share, for aggregate gross proceeds of $556,324.

On April 18, 2017, GRNQ entered into a Subscription Agreement with an investor in a private placement of a total of 27,472 shares of common stock at a subscription price of $2.50 per share, for aggregate gross proceeds of $68,680.

On April 25, 2017, GRNQ completed the purchase of Billion Sino Holdings Limited and issued 340,645 shares of its restricted common stock at $3.50 per share to the stockholders of Billion Sino Holdings Limited, representing an aggregate purchase consideration of $1,192,258.

As of June 30, 2017, the Company has 53,233,960 shares issued and outstanding. There are no shares of preferred stock issued and outstanding.

F-17

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 16 - INCOME TAXES

The income (loss) before income taxes of the Company for the six months ended June 30, 2017 and 2016 were comprised of the following:

	For the six months ended June 30,
	2017	2016
Tax jurisdictions from:
– Local	$(181,870)	$(558,820)
– Foreign, representing:
BVI	(97,241)	(59,714)
Belize	673,568	287,548
Anguilla	(627)	5,191
Malaysia	(89,090)	13,597
Australia	-	(4,385)
Seychelles	(559)	-
Hong Kong	(104,379)	88,751
The PRC	(77,677)	360
Income (Loss) before income taxes	$122,125	$(227,472)

Provision for income taxes consisted of the following:

For the six months ended June 30,
	2017	2016

Current:
– Local	$-	$-
– Foreign, representing:
BVI	-	-
Belize	-	-
Anguilla	-	-
Hong Kong	8,407	14,746
The PRC	-	-
Seychelles	-	-
Malaysia	-	-

Deferred:
– Local	-	-
– Foreign	-	-
	$8,407	$14,746

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the periods presented, the Company has a number of subsidiaries that operates in different countries and is subject to tax in the jurisdictions in which its subsidiaries operate, as follows:

United States of America

GRNQ is registered in the State of Nevada and is subject to United States of America tax law. As of June 30, 2017, the operations in the United States of America incurred $1,361,585 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of approximately $476,555 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is not likely that these assets will not be realized in the future.

British Virgin Islands

Under the current BVI law, the Company’s subsidiaries are not subject to tax on income. No provision for income tax is required due to operating loss incurred.

Belize

Under the current Laws of Belize, the Company’s subsidiaries are registered as a Belizean International Business Corporation which is subject to 0% income tax rate.

Anguilla

Under the current laws of the Anguilla, GPVC and GPVC (Qianhai) are registered as an international business company which is governed by the International Business Companies Act of Anguilla and there is no income tax charged in Anguilla. For the six months ended June 30, 2017, the GPVC and GPVC (Qianhai) incurred aggregated net operating loss of $627. For the six months ended June 30, 2016, the GPVC and GPVC (Qianhai) incurred aggregated net operating profit of $1,591.

F-18

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

Seychelles

Under the current laws of the Seychelles, Billion Sino Holdings Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. Billion Sino Holdings Limited did not do business in Seychelles for the six months ended June 30, 2017, and it does not intend to do business in Seychelles in the future.

Hong Kong

All of the Company’s subsidiaries operating in Hong Kong are subject to the Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income for its tax year. A reconciliation of income (loss) before income taxes to the effective tax rate as follows:

	For the six months ended June 30,
	2017	2016

Subsidiary with operating income before income tax	$83,706	$101,681
Subsidiaries with loss before income tax	(188,084)	(12,930)

Net income before income tax	(104,378)	88,751

Subsidiary with operating income before income tax	$83,706	$101,681
Statutory income tax rate	16.5%	16.5%

Income tax at Hong Kong statutory income tax rate	13,812	16,777

Income tax paid	-	-
Tax effect of tax loss brought forward	-	-
Tax effect of tax reduction	(5,405)	(2,031)
Income tax expense	$8,407	$14,746

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There was no significant temporary difference as of June 30, 2017, therefore no deferred tax assets or liabilities have been recognized.

The PRC

GMC(SZ) and SZ Falcon are operating in the PRC subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. For the six months ended June 30, 2017, the GMC(SZ) and SZ Falcon incurred aggregated operating loss of $78,112, which can be carried forward up to five years to offset its taxable income. For the six months ended June 30, 2016, the GMC(SZ) and SZ Falcon incurred aggregated operating gain of $360. As of June 30, 2017, the operations in the PRC incurred $318,948 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2022, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $79,737 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

GRSB, GCVSB and GWSB are subject to the Malaysia Corporate Tax Laws at a progressive income tax rate starting from 20% on the assessable income for its tax year. For the six months ended June 30, 2017 and 2016, GRSB and GCVSB incurred an aggregated operating loss of $100,423 and $13,633, respectively which can be carried forward indefinitely to offset its taxable income. As of June 30, 2017, the operations in the Malaysia incurred $319,672 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward indefinitely. The Company has provided for a full valuation allowance against the deferred tax assets of $65,172 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of June 30, 2017 and December 31, 2016:

	As of	As of
	June 30, 2017	December 31, 2016
Deferred tax assets:
Net operating loss carryforwards
– United States of America	$476,555	$412,900
– The PRC	79,737	60,209
– Malaysia	65,172	45,645
	621,464	518,754
Less: valuation allowance	(621,464)	(518,754)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $621,464 as of June 30, 2017. During the period ended June 30, 2017, the valuation allowance increased by $102,710, primarily relating to net operating loss carryforwards from the various tax regime.

F-19

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 17 - RELATED PARTY TRANSACTIONS

	For the six months ended June 30,
	2017	2016
Business consulting and advisory service income
- Related party A	$3,483	131,079
- Related party B	86,900	-
- Related party C	-	23,092
- Related party D	-	590
- Related party E	-	1,688

Total	90,383	156,449

Related party A is under common control of Mr. Loke Che Chan Gilbert, a director of the Company.

Related party B represent companies where Greenpro Venture Capital Limited owns a certain percentage of their company shares.

Related party C is under common control of Ms. Chen Yanhong, the director of GMC(SZ), a wholly-owned subsidiary of the Company.

Related parties D and E are both under common control of Mr. Lee Chong Kuang and Mr. Loke Che Chan, Gilbert, the directors of the Company.

All of these related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

NOTE 18 - SEGMENT INFORMATION

The Company operates three reportable business segments, as defined by ASC Topic 280:

●	Service business – provision of business solution services

●	Real estate business – leasing and trading of commercial real estate properties in Hong Kong and Malaysia

●	Corporate – other than the above two-segments

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. (See Note 2). The Company had no inter-segment sales for the periods presented. Summarized financial information concerning the Company’s reportable segments is shown as below:

(a) By Categories

	For the three months ended June 30, 2017 (unaudited)
	Real estate business	Service business	Corporate	Total

Revenues	$56,661	$997,482	$-	$1,054,143
Cost of revenues	(18,817)	(122,997)	-	(141,814)
Gross income	37,844	874,485	-	921,329

Depreciation and amortization	(2,850)	49,066	-	46,216
Net income (loss)	18,892	201,240	(200)	219,932
Total assets	3,792,531	6,930,102	235,622	10,958,255
Expenditure for long-lived assets	$-	$33,941	$-	$33,941

	For the three months ended June 30, 2016 (unaudited)
	Real estate business	Service business	Corporate	Total

Revenues	$20,871	$732,376	$-	$753,247
Cost of revenues	(16,396)	(276,476)	-	(292,872)

Gross income	4,475	455,900	-	460,375
Depreciation and amortization	-	3,978	31,338	35,316
Net income (loss)	7,838	17,826	(33,054)	(7,390)
Total assets	5,012,246	3,318,797	294,497	8,625,540
Expenditure for long-lived assets	$8,891	$5,042	$(2,160)	$11,773

	For the six months ended June 30, 2017 (unaudited)
	Real estate business	Service business	Corporate	Total

Revenues	$85,818	$1,743,648	$-	$1,829,466
Cost of revenues	(30,901)	(267,476)	-	(298,377)
Gross income	54,917	1,476,172	-	1,531,089

Depreciation and amortization	4,272	83,622	-	87,894
Net income (loss)	18,153	90,610	(627)	108,136
Total assets	3,792,531	6,930,102	235,622	10,958,255
Expenditure for long-lived assets	$-	$38,444	$-	$38,444

	For the six months ended June 30, 2016 (unaudited)
	Real estate business	Service business	Corporate	Total

Revenues	$44,126	$1,160,784	$-	$1,204,910
Cost of revenues	(26,714)	(502,215)	-	(528,929)

Gross income	17,412	658,569	-	675,981
Depreciation and amortization	-	7,767	59,155	66,922
Net income (loss)	1,838	(201,714)	(42,777)	(242,653)
Total assets	5,012,246	3,318,797	294,497	8,625,540
Expenditure for long-lived assets	$8,891	$5,042	$(2,160)	$11,773

F-20

GREENPRO CAPITAL CORP.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE 19 - CONCENTRATIONS OF RISKS

(a) Major customers

For service income:

For the three months ended June 30, 2017, only one customer accounted for 10% or more of the service income presented as follows:

	For the three months ended June 30, 2017		June 30, 2017
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$291,000	28%	$290,000
Total:	$291,000	28%	$290,000

For the three months ended June 30, 2016, two customers accounted for 10% or more of the service income presented as follows:

	For the three months ended June 30, 2016		June 30, 2016
	Revenues	Percentage of revenues	Trade accounts receivable

Customer B	$200,000	27%	$-
Customer C, related party	98,106	13%	-
Total:	$298,106	40%	$-

For the six months ended June 30, 2017, only one customer accounted for 10% or more of the service income presented as follows:

	For the six months ended June 30, 2017		June 30, 2017
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$291,000	16%	$290,000
Total:	$291,000	16%	$290,000

For the six months ended June 30, 2016, two customers accounted for 10% or more of the service income presented as follows:

	For the six months ended June 30, 2016		June 30, 2016
	Revenues	Percentage of revenues	Trade accounts receivable

Customer B	$200,000	17%	$-
Customer C, related party	131,079	11%	-
Total:	$331,079	28%	$-

(b) Major vendors

For the three months ended June 30, 2017 and 2016, no vendor accounted for 10% or more of the Company’s cost of revenues, with no accounts payable balance at year-end.

For the six months ended June 30, 2017 and 2016, no vendor accounted for 10% or more of the Company’s cost of revenues, with no accounts payable balance at year-end.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates. The Company’s interest-rate risk arises from bank loans. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates.

(e) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in MYR and RMB and a significant portion of the assets and liabilities are denominated in MYR and RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$, MYR and RMB. If MYR and RMB depreciates against US$, the value of MYR and RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose it to substantial market risk.

(f) Economic and political risks

Substantially all of the Company’s services are conducted in Malaysia, the PRC and Asian region. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Malaysia. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Malaysia.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE 20 - COMMITMENTS AND CONTINGENCIES

GRNQ leases office premises in Hong Kong under a non-cancellable operating lease that expires in August 2016. The lease, which covers a term of two years, generally provides for renewal options at specified rental amounts. On July 2016, the Company renewed the lease agreement and the new expiry date is on August 2018.

The Company’s subsidiaries lease certain office premises in the PRC under a non-cancellable operating lease that expires in December 2017. The lease, which covers a term of two years, generally provides for renewal options at specified rental amounts.

The Company’s subsidiaries lease certain office premises in Hong Kong under a non-cancellable operating lease that expires in April 2018. The lease, which covers a term of two years, generally provides for renewal options at specified rental amounts.

The aggregate lease expense for the six months ended June 30, 2017 and 2016 were $198,478 and $140,053, respectively.

As of June 30, 2017, the Company has future minimum rental payments of $421,743 for office premises due under non-cancellable operating leases in the next twelve months.

NOTE 21 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2017 up through August 14, 2017. The following are the subsequent events that required recognition or disclosure.

On July 21, 2017, Greenpro Resources Limited, the wholly owned subsidiary of GRNQ, acquired 51% of the shareholdings of Greenpro Family Office Limited (“GFOL”). GFOL allotted 231,895 shares of GFOL to Greenpro Resources Limited, representing 51% of the shareholdings of GFOL. The remaining 49% of the shareholdings of GFOL is held by Icon Capital Management Company Limited.

On July 28, 2017, GSN incorporated a new subsidiary in Shenzhen, China, Greenpro Synergy Network (Shenzhen) Limited, with 100% ownership. Greenpro Synergy Network (Shenzhen) Limited was incorporated for cross-border cooperation among independent professional services firms, global institutions, high net worth individuals, and entrepreneurs. We intend to provide a borderless platform through networking events and programs in China for our members to seek professional services, business opportunities, and to exchange sources of information and research.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Greenpro Capital Corp.

Suite 2201, 22/F., Malaysia Building,

50 Gloucester Road, Wanchai, Hong Kong

We have audited the accompanying consolidated balance sheets of Greenpro Capital Corp. (the “Company”) as of December 31, 2016 and December 31, 2015, and their related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP
Newport Beach, California
March 27, 2017

F-22

GREENPRO CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,021,351	$1,587,861
Accounts receivable	439,217	186,162
Inventory – finished property	3,747,732	3,746,977
Amounts due from related companies	30,215	69,568
Prepayments and other receivables	84,965	233,402
Total current assets	5,323,480	5,823,970

Non-current assets:
Investment Property, net	1,014,289	1,030,009
Plant and equipment, net	38,531	48,471
Cash surrender value of life insurance, net	56,058	36,832
Investments in unconsolidated entities	52,195	62,773
Intangible assets, net	472,320	663,995
Goodwill	1,472,729	1,402,316
Total non-current assets	3,106,122	3,244,396
TOTAL ASSETS	$8,429,602	$9,068,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$241,789	$433,350
Deferred revenue	-	174,547
Amounts due to related parties	1,463,386	2,101,715
Amounts due to directors	46,109	180,793
Current portion of long-term bank loans	13,042	13,610
Income tax payable	18,077	7,988
Total current liabilities	1,782,403	2,912,003

Non-current liabilities
Long-term bank loans	554,128	592,318

Total liabilities	2,336,531	3,504,321

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; no share issued and outstanding	$-	$-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 52,387,759 shares and 51,963,755 shares issued and outstanding as of December 31, 2016 and 2015, respectively	5,239	5,196
Additional paid in capital	6,626,958	5,915,294
Accumulated other comprehensive income	102,898	74,503
Accumulated deficit	(790,254)	(567,931)
Total Greenpro Capital Corp. stockholders’ equity	5,953,841	5,427,062
Non-controlling interest	148,230	136,983

Total stockholders’ equity	6,093,071	5,564,045

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	8,429,602	9,068,366

See accompanying notes to the consolidated financial statements.

F-23

GREENPRO CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US”))

	Year ended December 31,
	2016	2015
REVENUES, NET
- Rental income	$100,143	$51,464
- Sale of properties	-	1,637,548
- Service income
Related parties	222,493	243,916
Unrelated parties	2,453,799	1,013,236
Total revenues	2,776,435	2,946,164

COST OF REVENUES
- Cost of rental	(48,914)	(38,354)
- Cost of properties sold		(1,308,205)
- Cost of service	(997,401)	(506,306)
Total cost of revenues	(1,046,315)	(1,852,865)

GROSS PROFIT	1,730,120	1,093,299

OPERATING EXPENSES:
General and administrative	(1,869,494)	(1,382,424)

LOSS FROM OPERATIONS	(139,374)	(289,125)

OTHER INCOMES (EXPENSES):
Other Incomes	12,064	-
Interest expense	(67,398)	(47,271)
Share of loss on investments in unconsolidated entities	(9,007)	(5,100)

LOSS BEFORE INCOME TAX AND NON-CONTROLLING INTEREST	(203,715)	(341,496)
Income tax expense	(7,459)	(7,433)
LOSS BEFORE NON-CONTROLLING INTEREST	(211,174)	(348,929)
Less: Net income attributable to non-controlling interest	(11,149)	(34,843)

NET LOSS ATTRIBUTED TO GREENPRO CAPITAL CORP. COMMON STOCKHOLDERS	(222,323)	(383,772)
Other comprehensive income:
- Foreign currency translation income	28,395	84,044
COMPREHENSIVE LOSS	$(193,928)	$(299,728)

NET LOSS PER SHARE, BASIC AND DILUTED	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	52,125,008	46,683,170

See accompanying notes to the consolidated financial statements.

F-24

GREENPRO CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

	Common Stock		Additional	Accumulated Other		Non-
	Number of shares	Amount	Paid-in Capital	Comprehensive Income (Loss)	Accumulated Deficit	Controlling Interest	Total Equity
Balance as of December 31, 2014 (1)	44,752,800	$4,475	$706,921	$(9,541)	$(231,508)	$-	$470,347
Shares issued for private placement at $0.8 per share	625,000	63	499,937	-	-	-	500,000
Shares issued for private placement at $1 per share	500,000	50	499,950	-	-	-	500,000
Convertible notes exercised at a price of $1 per share	1,171,000	117	1,170,883	-	-	-	1,171,000
Shares issued for private placement at $1.5 per share	506,584	50	759,825	-	-	-	759,875
Shares issued for acquisition of A&G	1,842,000	184	(183)	-		-	1
Declared Dividend to the director of A&G(2)	-	-	-	-	(154,839)	-	(154,839)
Shares issued for acquisition of F&A(3)	2,080,200	208	1,663,952	-	-	-	1,664,160
Shares issued for acquisition of Yabez(3)	486,171	49	388,887	-	-	85,290	474,226
Being reverse of Accumulated deficit of GRNQ for acquisition transactions under common control of GRL(BVI) group and GPVC group	-	-	(201,747)	-	201,747	-	-
Sales of subsidiary shares to non-controlling interests	-	-	-	-	-	16,333	16,333
Non-controlling interest in subsidiary						517	517
Forgiveness of related party loans			480,562				480,562
Reverse change of equity of associate			(53,693)		441		(53,252)
Foreign currency translation	-	-	-	84,044	-	-	84,044
Net loss for the period	-	-	-	-	(383,772)	34,843	(348,929)
Balance as of December 31, 2015	51,963,755	$5,196	$5,915,294	$74,503	$(567,931)	$136,983	$5,564,045
Shares issued for private placement at $1.6 per share	257,500	26	411,974	-	-	-	412,000
Shares issued for private placement at $1.8 per share	27,700	3	49,857	-	-	-	49,860
Shares issued for private placement at $1.8 per share	138,804	14	249,833	-	-	-	249,847
Non-controlling interest in subsidiary	-	-	-	-	-	98	98
Foreign currency translation	-	-	-	28,395	-	-	28,395
Net loss for the period	-	-	-	-	(222,323)	11,149	(211,174)
Balance as of December 31, 2016	52,387,759	$5,239	$6,626,958	$102,898	$(790,254)	$148,230	$6,093,071

(1)	Being accounted for the acquisition of Greenpro Resources Ltd. and Greenpro Venture Capital Ltd as if it occurred in January in 2014. The above entities are wholly owned by Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert. The shares issuance is shown on the Shares issued for acquisition of subsidiaries in 2014.
(2)	Dividend is declared before the acquisition of A&G.
(3)	Due to thin-trade market of the Company, the purchase price consideration transferred is based on the latest offering price in the private placement to third party before the acquisition close date, which is $0.8 per share of restricted common stock.

See accompanying notes to the consolidated financial statement.

F-25

GREENPRO CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

	Year ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(211,174)	$(348,929)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	167,204	77,948
Surrender charge on life insurance	(19,226)	45,035
Gain on recovery of investment	(3,600)	-
Share of loss on investments in unconsolidated entities	9,007	5,100
Changes in operating assets and liabilities:	-	-
Accounts receivable	(254,462)	12,099
Inventory – finished property	(755)	(3,746,977)
Prepayments and other receivables	154,636	199,960
Amount due from related companies	15,794	-
Accounts payable and accrued liabilities	39,671	(17,413)
Receipt in advance	(53,803)	30,601
Other payable and accrued liabilities	(179,487)	169,885
Deferred revenue	(174,547)	174,547
Amount due to a related company	(1,875)	-
Income tax payable	10,228	7,747
Net cash used in operating activities	(502,389)	(3,390,397)

Cash flows from investing activities:
Purchase of property, plant and equipment	(16,126)	(20,846)
Purchase of intangible assets	(600)	(819)
Payment for life insurance premium	-	(65,322)
Cash proceeds from acquisition of subsidiaries	-	24,735
Disposition of subsidiaries	-	5,333
Investments in unconsolidated entities	2,160	(94,855)
Net cash used in investing activities	(14,566)	(151,774)

Cash flows from financing activities:
Proceeds from share issuance	711,708	2,819,875
Proceeds from non-controlling interest	98	516
Advances from related parties	42,901	1,877,021
Repayments to directors	(137,001)	(136,608)
Repayments to shareholders	(650,007)	-
Repayment of bank borrowings	(13,861)	(13,939)
Net cash used and provided in financing activities	(46,162)	4,548,865

Effect of exchange rate changes in cash and cash equivalents	(3,393)	(42,203)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(566,510)	964,491
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,587,861	623,370

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,021,351	$1,587,861

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income tax	$-	$-
Cash paid for interest	$7,459	$7,433

NON-CASH INVESTING AND FINANCING ACTIVITIES
Shares issued for acquisition of subsidiaries	$-	$2,055,513
Conversion of debt to equity	$-	$111,000
Forgiveness of related party loans	$-	$480,562

See accompanying notes to the consolidated financial statements.

F-26

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

Greenpro, Inc. (the “Company” or “GRNQ”) was incorporated on July 19, 2013 in the state of Nevada. On May 6, 2015, the Company changed its name to Greenpro Capital Corp. The Company currently operates and provides a wide range of business solution services varying from cloud system resolution, financial consulting service and corporate accounting services to small and medium-size businesses located in Asia, with an initial focus in Hong Kong, China, and Malaysia. The Company’s comprehensive range of services cover cloud accounting solutions, cross-border business solutions, record management services, and accounting outsourcing services.

In addition to our business solution services, we also operate a venture capital business through Greenpro Venture Capital Limited, an Anguilla corporation. One of our venture capital business segments is focused on establishing a business incubator for start-up and high growth companies to support them during their critical growth periods and investing in select start-up and high growth companies. Our venture capital business is focused on companies located in Asia and Southeast Asia including Hong Kong, Malaysia, China, Thailand and Singapore. Another one of our venture capital business segments is focused on rental activities of commercial properties, the sale of investment properties.

On July 29, 2015, the Company entered into a Sale and Purchase Agreement (the “Agreement”) with Greenpro Resources Limited (“GRBV”), a company incorporated in British Virgin Islands, and the stockholders of GRBV to purchase 100% of the issued and outstanding shares and the assets of GRBV. Pursuant to the Agreement, GRNQ agreed to issue 9,070,000 shares of its restricted common stock at $0.35 per share to the stockholders of GRBV and pay $25,500 in cash, representing an aggregate purchase consideration of $3,200,000. Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company, are the stockholders and directors of GRBV each with 50% shareholdings.

On July 31, 2015, the Company further entered into various Sale and Purchase Agreements to purchase the following companies:

(i)	100% of the issued and outstanding shares and the assets of A&G International Limited (“A&G”), a company incorporated in Belize. GRNQ agreed to issue 1,842,000 shares of its restricted common stock at $0.52 per share to the stockholder of A&G, representing an aggregate purchase consideration of $957,840. Ms. Yap Pei Ling, the sole stockholder and director of A&G, is the spouse of the director of the Company.

(ii)	100% of the issued and outstanding shares and the assets of Falcon Secretaries Limited, Ace Corporate Services Limited, and Shenzhen Falcon Financial Consulting Limited (collectively refer as “F&A”). GRNQ agreed to issue 2,080,200 shares of its restricted common stock at $0.52 per share to the stockholder of F&A, representing an aggregate purchase consideration of $1,081,740. Ms. Chen Yanhong, an independent third party, is the sole stockholder of F&A.

(iii)	60% of the issued and outstanding shares and the assets of Yabez (Hong Kong) Company Limited (“Yabez”), a company incorporated in Hong Kong. GRNQ agreed to issue 486,171 shares of its restricted common stock at $0.52 per share to the stockholders of Yabez, representing an aggregate purchase consideration of $252,808. Mr. Cheng Chi Ho and Ms. Wong Kit Yi, both are independent third parties, are the stockholders of Yabez with 51% and 49% of shareholdings, respectively.

F-27

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

On September 30, 2015, the Company further entered into a Sale and Purchase Agreement to purchase the following company:

(iv)	100% of the issued and outstanding shares and the assets of Greenpro Venture Capital Limited (“GPVC”), a company incorporated in Anguilla. GRNQ agreed to issue 13,260,000 shares of its restricted common stock at $0.60 per share to the stockholders of GPVC and pay $6,000 in cash, representing an aggregate purchase consideration of $7,962,000. Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company, are the stockholders and directors of GPVC each with 50% shareholdings.

These shares exchange transactions between GRNQ and GRBV, A&G, and GPVC resulted in the owners of these companies obtaining a majority of over 89% voting interest in GRNQ. The merger of GRBV, A&G, and GPVC into GRNQ, which has nominal net assets, is considered to be acquisition transactions under common control. For accounting purpose, GRNQ presents consolidated financial statements as of the beginning of the period as though the shares exchanges had occurred at the beginning of the period. Financial statements of all prior periods are retrospectively adjusted to furnish comparative information. No goodwill was recognized for these acquisition transactions under common control.

The acquisition of F&A and Yabez is considered as business combination using the acquisition method of accounting under ASC 805 “Business Combinations”, which requires all the assets acquired and liabilities assumed, including amounts attributable to non-controlling interest, be recorded at their respective fair values at the date of acquisition. Any excess of purchase price over the fair value of the assets acquired and liabilities assumed is allocated to goodwill.

On October 1, 2015, QSC Asia Sdn. Bhd., an unaffiliated third party, acquired 49% of Greenpro Capital Village Sdn. Bhd. (Formerly known as Greenpro Global Advisory Sdn. Bhd.) in consideration of $11,000 (MYR 49,000) from Greenpro Financial Consulting Limited. Concurrently with such sale, Greenpro Financial Consulting Limited transferred 51% of Greenpro Capital Village Sdn. Bhd. to Greenpro Holding Limited, our subsidiary. This subsidiary becomes the new business arm which provides educational and support services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

F-28

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

●  Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●  Basis of consolidation

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of all majority-owned subsidiaries over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company records income attributable to non-controlling interest in the consolidated statements of operations for any non-owned portion of consolidated subsidiaries. Non-controlling interest is recorded within the equity section but separate from GRNQ’s equity in the consolidated balance sheets.

●  Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets.

●  Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●  Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

●  Inventory – finished property

Inventory – finished property represents a multi-unit property developed for resale on a unit by unit basis. Inventory is stated at cost unless the inventory is determined to be impaired in which case the impaired inventory is written down to fair value. The cost of inventory – finished property includes the purchase price of property, legal fees, improvement costs to the building structure, and other acquisition costs. Project wide costs such as land acquisition and certain development costs are allocated to the specific units based upon their relative fair value before construction. All property is finished and ready for sale.

F-29

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

In conducting its reviews for indicators of impairment, the Company evaluates, among other things, the margins on units already sold within the project, margins on units under contract but not closed (none as of December 31, 2016), and projected margin on future unit sales. The Company pays particular attention to discern if inventory is moving at a slower than expected pace or where margins are trending downward. As at December 31, 2016, the Company determined inventory – finished property was not impaired.

●  Investment Property

Investment Property is stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life	Residual value
Leasehold land and buildings	50 years	-
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5% - 10%
Leasehold improvement	Over the shorter of estimated useful life or term of lease	-

The cost of leasehold land and buildings includes the purchase price of property, legal fees, and other acquisition costs.

Depreciation expense, classified as cost of rental, for the years ended December 31, 2016 and 2015 were $30,050 and $30,975, respectively.

●  Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Categories	Expected useful life	Residual value
Furniture and fixtures	3 - 10 years	5%
Office equipment	3 - 10 years	5% - 10%
Leasehold improvement	Over the shorter of estimated useful life or term of lease	-

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense, classified as operating expenses, for the years ended December 31, 2016 and 2015 were $15,291 and $11,809, respectively.

F-30

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

●  Intangible assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trade marks registered in Hong Kong, the PRC, and Malaysia, which are amortized on a straight-line basis over a useful life of ten year. Intangible assets acquired in business combinations are provisionally considered customer lists amortized on a straight-line basis over a useful life of five year.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There were no impairment losses recorded on intangible assets for the year ended December 31, 2016 and 2015.

Amortization expense for the year ended December 31, 2016 and 2015 were $121,862 and $35,164, respectively.

●  Goodwill

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. With the provision of ASC 350 “Goodwill and Other”, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit and would be measured as the excess carrying value of goodwill over the derived fair value of goodwill. The Company’s policy is to perform its annual impairment testing for its reporting units on December 31, of each fiscal year.

In assessing the fair value of goodwill, we first make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If, after completing our qualitative assessment, we determine that it is more likely than not that the carrying value exceeds estimated fair value, we compare the fair value to our carrying value (including goodwill). If the estimated fair value is greater than the carrying value, we conclude that no impairment exists. If the estimated fair value of the reporting unit is less than the carrying value, a second step is performed in which the implied fair value of goodwill is compared to its carrying value. If the implied fair value of goodwill is less than its carrying value, goodwill must be written down to its implied fair value, resulting in goodwill impairment.

The qualitative analysis included assessing the impact of changes in certain factors including: (1) changes in the overall economy, our market share and market interest rates (2) changes in forecasted operating results and a comparison of actual results to projections, (3) changes in the industry or our competitive environment since the acquisition date.

Based on our qualitative assessment performed during the fourth quarter of 2016, we concluded that it was more likely than not that the estimated fair values of our reporting units exceeded their carrying values as of December 31, 2016 and, therefore, determined it was not necessary to perform the two-step goodwill impairment test.

●  Impairment of long-lived assets

Long-lived assets primarily include property, plant and equipment and intangible assets. In accordance with the provision of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the reporting unit level. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the periods presented.

●  Cash value of life insurance

The cash value of life insurance relates to the Company-owned life insurance policies on the general manager and executive corporate advisor of the Company, which is stated at the cash surrender value of the contract.

F-31

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

●  Investments in unconsolidated entities

Under the equity method of accounting, investments in unconsolidated entities are initially recognized in the consolidated balance sheet at cost and are subsequently adjusted to reflect the Company’s proportionate share of net earnings or losses of the entity, distributions received, contributions and certain other adjustments, as appropriate. The Company’s share of the income or loss of the unconsolidated entity is reflected in the consolidated statements of operations and will increase or decrease, as applicable, the carrying value of the Company’s investments in unconsolidated entities on the consolidated balance sheet.

When the investment cost in an unconsolidated entity is reduced to zero, the Company records no further losses in its consolidated statements of operations unless the Company has an outstanding guarantee obligation or has committed additional funding to the entity. When such entity subsequently reports income, the Company will not record its share of such income until it exceeds the amount of the Company’s share of losses not previously recognized.

●  Comprehensive income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company’s accumulated other comprehensive income consists of cumulative foreign currency translation adjustments.

●  Revenue recognition

The Company recognizes its revenue in accordance with ASC Topic 605, “Revenue Recognition”, upon the delivery of its products when: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

(a) Rental income

Revenue from rental of leasehold land and buildings are recognized on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased assets.

The Company leases its commercial office premises in Malaysia and Hong Kong under various non-cancelable operating leases with terms of two to three years and renewal options. For the year ended December 31, 2016, the Company has recorded $100,143 in rental revenue, based upon its annual rental over the life of the lease under operating lease, using straight-line method.

(b) Service income

Revenue from the provision of (i) business consulting and advisory services and (ii) company secretarial, accounting and financial review services are recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

(c) Sale of properties

Revenue from the sale of properties is recognized at the time each unit is delivered and title and possession are transferred to the buyer. Specifically, the Company utilizes the full accrual method where recognition occurs when (i) the collectability of the sales price is reasonably assured, (ii) the seller is not obligated to perform significant activities after the sale, (iii) the initial investment from the buyer is sufficient, and (iv) the Company recognizes revenue when it satisfies a performance obligation by transferring control of a promised property to a customer.

Revenue on sales of properties may be deferred in whole or in part until the requirements for revenue recognition have been met.

F-32

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

●  Cost of revenues

Cost of revenue on rental shown on the accompanying statements of operations include costs associated with government rent and rates, repairs and maintenance, property insurance, depreciation and other related administrative costs. Property management fee and utility expenses are paid directly by tenants.

Costs of revenue on provision of services primarily consist of employee compensation and related payroll benefits, company formation cost and other professional fees directly attributable to cost in related to the services rendered.

Cost of revenues on sale of properties primary consist of the purchase price of property, legal fees, improvement costs to the building structure, and other acquisition costs. Selling and advertising costs are expensed as incurred.

●  Non-controlling interest

Non-controlling interest represents the capital contribution, income and loss attributable to the shareholders of less than wholly-owned and consolidated entities.

●  Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong, Malaysia and China and is subject to tax in its own jurisdiction. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

●  Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

F-33

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries maintain their books and record in a local currency, Malaysian Ringgit (“MYR”), Renminbi (“RMB”), and Hong Kong Dollars (“HK$”), which is also the respective functional currencies for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the years ended December 31,
	2016	2015
Period-end MYR : US$1 exchange rate	4.48	4.29
Period-average MYR : US$1 exchange rate	4.14	3.83
Period-end RMB : US$1 exchange rate	6.95	6.49
Period-average RMB : US$1 exchange rate	6.66	6.24
Period-end / average HK$ : US$1 exchange rate	7.75	7.75

●  Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●  Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in three reportable operating segments in Hong Kong, China, and Malaysia.

●  Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, accounts payable, receipts in advance, loan from shareholders, amounts due to directors, amount due to related companies, amount due to non-controlling interest party, and other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

F-34

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Observable inputs such as quoted prices in active markets;

●	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

●  Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after January December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-35

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 3 - BUSINESS COMBINATIONS

On September 30, 2015, GRNQ completed the business purchase of 100% equity interest and assets of Falcon Secretaries Limited, Ace Corporate Services Limited, and Shenzhen Falcon Financial Consulting Limited (Collectively known as “F&A”). On the same day, GRNQ completed the business purchase of 60% equity interest and assets of Yabez (Hong Kong) Company Limited (“Yabez”).

As of the acquisition date, the allocations of the purchase price are stated as follows:

	F&A	Yabez	Total
Plant and equipment	$1,270	$3,026	$4,296
Accounts receivable	103,578	39,435	143,013
Prepayments, deposits and other receivables	5,467	6,479	11,946
Cash and cash equivalents	21,520	29,050	50,570
Accounts payable and accrued liabilities	(129,039)	(39,627)	(168,666)
Intangible assets	449,500	175,000	624,000
Goodwill*	1,211,864	260,865	1,472,729
Provisional fair value of F&A and Yabez, respectively	1,664,160	474,228	2,138,388
Non-controlling interest	-	(85,291)	(85,291)
Total purchase consideration**	$1,664,160	$388,937	$2,053,097

*The goodwill were adjusted from $1,402,316 in 2015 to $1,472,729 in 2016 due to finalize the purchase price allocation and valuation of the acquired entities.

**Total purchase considerations were consisted of 2,080,200 and 486,171 shares of GRNQ common stock, which is priced at $0.80 per share, for F&A and Yabez respectively.

F-36

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 4 - AMOUNT DUE FROM RELATED COMPANIES

	As of December 31,
	2016	2015

Amount Due From Related Companies	30,215	69,568
Total	$30,215	$69,568

The amount due from related companies are interest free, with no specific term of repayment.

NOTE 5 - INVENTORY - FINISHED PROPERTY

It represents properties which were acquired directly or through foreclosure for which a committed plan to sell exists and an active program to market such properties has been initiated. We planned to sell the inventory to generate revenue in the fiscal 2017 at the Company’s best effort. Inventory is stated at cost unless the inventory is determined to be impaired in which case the impaired inventory is written down to fair value. (see Note 2)

NOTE 6 - INVESTMENT PROPERTY

	As of December 31,
	2016	2015

Leasehold land and buildings for rental purpose	$1,044,213	$1,044,213
Furniture and fixtures	64,695	62,151
Office equipment	12,263	8,514
Leasehold improvement	87,920	84,907
	1,209,091	1,199,785
Less: Accumulated depreciation	(194,802)	(169,776)
Total	$1,014,289	$1,030,009

Depreciation expense, classified as cost of rental, was 30,050 and 30,975 for the years ended December 31, 2016 and 2015 respectively.

F-37

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 7 - PLANT AND EQUIPMENT

	As of December 31,
	2016	2015

Furniture and fixtures	$27,570	$33,028
Office equipment	31,078	26,096
Leasehold improvement	13,992	12,074
	72,640	71,198
Less: Accumulated depreciation	(34,109)	(22,727)
Total	$38,531	$48,471

Depreciation expense, classified as operating expenses, was $15,291 and $11,809 for the years ended December 31, 2016 and 2015 respectively.

NOTE 8 - CASH SURRENDER VALUE OF LIFE INSURANCE

On September 9, 2013, the Company purchased insurance on the life of the General Manager of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable. Net cash surrender value of this life insurance is presented in the accompanying financial statement, net of surrender charge.

On May 15, 2015, the Company purchased additional insurance on the life of an executive Corporate Advisor of the Company. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all benefits payable. The cash surrender value of this life insurance is pledged as collateral against HK$902,663 (approximately $116,473) credit facility with Hang Seng Bank Limited. Cash value of this life insurance is presented in the accompanying financial statement, net of the policy loan. The loan carry interest at an effective rate of 1.75% per annum over 1 months Hong Kong Interbank Offered Rate (“HIBOR”), payable with one lump sum on maturity in May 2016, which are secured by the cash value of the life insurance policy and personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan, the directors of the Company. The Loan was renewed on May 27, 2016. The loan carry interest at 1.75% per annum over 1 month HIBOR or the Bank’s Cost of Funds, whichever is higher, payable at the end of each interest period. Final maturity date of the loan is 12 month(s) from the date of drawdown.

A summary of net cash surrender value of life insurance as of December 31, 2016 is reported as below:

Cash surrender value of life insurance	$172,531
Less: policy loan balance outstanding	(116,473)

Cash surrender value of life insurance, net	$56,058

F-38

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 9 - INVESTMENTS IN UNCONSOLIDATED ENTITIES

For the year ended December 31, 2016, the Company invested in four different unconsolidated entities, which the Company’s ownership ranges from 19% to 50% and are accounted for under the equity method of accounting, with initial investment amount of $10,507. The Company recognized its share of loss on investments in unconsolidated entities of $9,007 in 2016.

For the year ended December 31, 2015, the Company invested in Greenpro Trust Limited with initial investment amount of $51,613, approximated 12% of equity interest of Greenpro Trust Limited and is accounted for under the cost method of accounting. Greenpro Trust Limited is a company incorporated in Hong Kong with 3,400,000 ordinary shares authorized, issued and outstanding at a par value of HK$1. Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert are the common directors of Greenpro Trust Limited and the Company.

Combined summarized financial information for all the unconsolidated entities are as follows:

	As of December 31, 2016	As of December 31, 2015

Total assets	$1,642,569	$1,610,416
Total liabilities	$897,032	$999,591

	For the year ended December 31, 2016	For the year ended December 31, 2015

Revenue	$168,742	$168,004
Net loss for the year	$1,256,789	$630,860

NOTE 10 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of:

	As of December 31,
	2016	2015

Accounts payable	$39,971	$-
Receipts in advance	$4,261	$55,187
Other payables and accrued liabilities	197,557	378,163
Total	$241,789	$433,350

For Other Payables and Accrued Liabilities, about 70% of the $197,557 is Salary Payable and another 30% belongs to Other Payable.

NOTE 11 – DEFERRED REVENUE

As of December 31, 2015, we received a deposit of $174,547 from a client. During the year ended December 31, 2016, we have repaid the whole amount to the client due to the cancellation of our consulting service engagement.

NOTE 12 - AMOUNTS DUE TO RELATED PARTIES

	As of December 31,
	2016	2015

Amounts due to shareholders	$4,883	$505,327
Amount due to non-controlling interest party	1,441,548	1,596,388
Amount due to related companies	16,955	-
Total	$1,463,386	$2,101,715

For the amount due to related companies, those are expense paid to third party by the related companies, it is interest free and repay on demand.

F-39

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

During the year ended December 31, 2015, a shareholder advanced $500,000 to the Company, which is unsecured, bears interest at 12% per annum and payable with one lump sum in September 2016 up on maturity, for the purpose of business development. The remaining amounts of $5,327 are temporary advances made to the Company by various shareholders, which are unsecured, interest-free and are payable on demand, for working capital purpose.

As of December 31, 2016, the non-controlling interest party of Forward Win advanced $1,441,548 to the Company, which is unsecured, bears no interest and payable upon demand, for the purchase of real properties for trading purpose.

NOTE 13 - AMOUNTS DUE TO DIRECTORS

As of December 31, 2016, the directors of the Company advanced collectively $46,109 to the Company, which is unsecured, bears no interest and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant.

NOTE 14 - LONG-TERM BANK LOANS

	As of December 31,
	2016	2015
Bank loans from financial institutions in Malaysia
Standard Chartered Saadiq Berhad	$337,464	$361,596
United Overseas Bank (Malaysia) Berhad	229,706	244,332
	567,170	605,928
Less: current portion	(13,042)	(13,610)
Bank loan, net of current portion	$554,128	$592,318

In May 2013, the Company obtained a loan in the principal amount of MYR1,629,744 (approximately $495,170) from Standard Chartered Saadiq Berhad, a financial institution in Malaysia to finance the acquisition of leasehold office units at Skypark One City, Selangor in Kulua Lumpur, Malaysia which bears interest at the base lending rate less 2.1% per annum with 300 monthly installments of MYR9,287 (approximately $2,840) each and will mature in May 2038. The mortgage loan is secured by (i) the first legal charge over the property, (ii) personally guaranteed by Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert, the directors of the Company, and (iii) corporate guaranteed by a related company which controlled by the directors of the Company.

In August 2013, the Company, through Mr. Lee Chong Kuang, the director of the Company, obtained a loan in the principal amount of MYR1,074,696 (approximately $326,530) from United Overseas Bank (Malaysia) Berhad, a financial institution in Malaysia to finance the acquisition of a leasehold office unit at Northpoint, Mid Valley City in Kulua Lumpur, Malaysia which bears interest at the base lending rate less 2.2% per annum with 360 monthly installments of MYR5,382 (approximately $1,645) each and will mature in August 2043. The mortgage loan is secured by the first legal charge over the property.

Maturities of the long-term bank loans for each of the five years and thereafter following December 31, 2016 are as follows:

Year ending December 31:
2017	$13,042
2018	14,085
2019	14,762
2020	15,402
2021	16,212
Thereafter	493,668

Total	$567,171

For the year ended December 31, 2016 and 2015, the base lending rate is 6.85% per annum.

F-40

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 15 - COMMON STOCK

On July 31, 2015, GRNQ completed the purchase of GRBV and issued 9,070,000 shares of its restricted common stock at $0.35 per share to the stockholders of GRBV and pay $25,500 in cash, representing an aggregate purchase consideration of $3,200,000.

On August 20, 2015, GRNQ entered into a Subscription Agreement with an investor relating to the private placement of a total of 625,000 shares of common stocks at a subscription price of $0.8 per share, for an aggregate gross proceeds of $500,000.

On August 21, 2015, GRNQ entered into two Subscription Agreements with two investors relating to the private placement of a total of 500,000 shares of common stocks at a subscription price of $1 per share, for an aggregate gross proceeds of $500,000.

On August 31, 2015, GRNQ issued an aggregate of 1,171,000 shares of its restricted common stock pursuant to the conversion of $1,171,000 of two promissory notes issued on July 10, 2015.

On September 30, 2015, GRNQ completed the purchase of A&G, F&A and Yabez and issued 1,842,000 shares, 2,080,200 shares, and 486,171 shares of its restricted common stock at $0.52 per share to the stockholders of A&G, F&A, and Yabez, representing an aggregate purchase consideration of $2,292,352, per acquisition agreements. Due to thin-trade market of the Company, the purchase price consideration transferred is based on the latest offering price in the private placement to third party before the acquisition close date, which is $0.8 per share of restricted common stock. The aggregate purchase consideration is amount of 4,408,371.

On September 30, 2015, GRNQ completed the purchase of GPVC, an entity under common control of directors, and issued 13,260,000 shares of its restricted common stock at $0.60 per share to the stockholders of GPVC and pay $6,000 in cash, representing an aggregate purchase consideration of $7,962,000, per sale and purchase agreement. The aggregate purchase consideration based on fair value, which is $0.8 per share of restricted common stock, is amount of 10,608,000.

On October 19, 2015, GRNQ entered into a number of Subscription Agreements with those investors relating to the private placement of a total of 96,270 shares of common stocks at a subscription price of $1.50 per share, for an aggregate gross proceeds of $144,405.

On December 31, 2015, GRNQ entered into two Subscription Agreements with two investors relating to the private placement of a total of 410,314 shares of common stocks at a subscription price of $1.50 per share, for an aggregate gross proceeds of $615,471.

On May 20, 2016, GRNQ entered into three Subscription Agreements with three investors relating to the private placement of a total of 257,500 shares of common stocks at a subscription price of $1.60 per share, for an aggregate gross proceeds of $412,000.

On December 7, 2016, GRNQ entered into a Subscription Agreement with an investor relating to the private placement of a total of 27,700 shares of common stocks at a subscription price of $1.80 per share, for an aggregate gross proceeds of $49,860.

On December 27, 2016, GRNQ entered into two Subscription Agreements with two investors relating to the private placement of a total of 138,804 shares of common stocks at a subscription price of $1.80 per share, for an aggregate gross proceeds of $249,847.

As of December 31, 2016, the Company has 52,387,759 shares issued and outstanding. There are no shares of preferred stock issued and outstanding.

F-41

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 16 - GAIN ON RECOVERY OF INVESTMENT

During the year ended December 31, 2015, the Company had written off the investment in one of the associates, amount of $3,600. During the year ended December 31, 2016, the Company mutually agreed with the invested company to withdraw the subscription and to release each other from any and all claims and/or obligations arising under the Subscription Agreement. The Company was repaid the investment, amount of $3,600, and recovered the previous share of loss of investment, which was treated as loss in 2015.

NOTE 17 - INCOME TAXES

The (loss) income before income taxes of the Company for the year ended December 31, 2016 and 2015 were comprised of the following:

	For the year ended December 31,
	2016	2015
Tax jurisdictions from:
– Local	$(731,293)	$(216,676)
– Foreign, representing:
BVI	(146,283)	(3,818)
Belize	807,458	57,097
Anguilla	(5,543)	(6,287)
Malaysia	(65,776)	(28,235)
Hong Kong	(20,186)	30,958
The PRC	(42,092)	(51,594)
(Loss) income before income taxes	$(203,715)	$(218,555)

Provision for income taxes consisted of the following:

For the year ended December 31,
	2016	2015

Current:
– Local	$-	$-
– Foreign, representing:
BVI	-	-
Belize	-	-
Anguilla	-	-
Hong Kong	7,459	7,433
The PRC	-	-
Malaysia	-	-

Deferred:
– Local	-	-
– Foreign	-	-
	$7,459	$7,433

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the periods presented, the Company has a number of subsidiaries that operates in different countries and is subject to tax in the jurisdictions in which its subsidiaries operate, as follows:

F-42

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

United States of America

GRNQ is registered in the State of Nevada and is subject to United States of America tax law. As of December 31, 2016, the operations in the United States of America incurred $1,149,716 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2036, if unutilized. The Company has provided for a full valuation allowance of approximately $412,900 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is not likely that these assets will not be realized in the future.

British Virgin Islands

Under the current BVI law, the Company’s subsidiaries are not subject to tax on income. No provision for income tax is required due to operating loss incurred.

Belize

Under the current Laws of Belize, the Company’s subsidiaries are registered as a Belizean International Business Corporation which is subject to 0% income tax rate.

Anguilla

Under the current laws of the Anguilla, GPVC and GPVC (CGN) are registered as an international business company which governs by the International Business Companies Act of Anguilla and there is no income tax charged in Anguilla. For the years ended December 31, 2016 and 2015, the GPVC and GPVC (Qianhai) incurred aggregated net operating loss of $5,543 and $6,287, respectively.

Hong Kong

All of the Company’s subsidiaries operating in Hong Kong subject to the Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income for its tax year. A reconciliation of income (loss) before income taxes to the effective tax rate as follows:

	Year ended December 31,
	2016	2015

Subsidiary with operating income before income tax	$45,360	$80,939
Subsidiaries with loss before income tax	(65,546)	(49,981)

Net income before income tax	(20,186)	30,958

Subsidiary with operating income before income tax	$45,360	$80,939
Statutory income tax rate	16.5%	16.5%

Income tax at Hong Kong statutory income tax rate	7,485	13,354
Tax effect of tax loss brought forward	-
Tax effect of tax reduction	(26)	(5,921)
Income tax expense	$7,459	$7,433

F-43

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There was no significant temporary difference as of December 31, 2016, therefore no deferred tax assets or liabilities have been recognized.

The PRC

GMC(SZ) and SZ Falcon are operating in the PRC subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%. For the years ended December 31, 2016 and 2015, the GMC(SZ) and SZ Falcon incurred aggregated operating loss of $42,092 and $51,594, respectively, which can be carried forward indefinitely to offset its taxable income. As of December 31, 2016, the operations in the PRC incurred $240,836 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2021, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $60,209 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

GRSB, GCVSB and GWSB are subject to the Malaysia Corporate Tax Laws at a progressive income tax rate starting from 20% on the assessable income for its tax year. For the years ended December 31, 2016 and 2015, GRSB and GCVSB incurred an aggregated operating loss of $65,776 and $28,235, respectively which can be carried forward indefinitely to offset its taxable income. As of December 31, 2016, the operations in the Malaysia incurred $228,225 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward indefinitely, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $45,645 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2016 and 2015:

	As of
	2016	2015
Deferred tax assets:
Net operating loss carryforwards
– United States of America	$412,900	$146,000
– The PRC	60,209	49,686
– Malaysia	45,645	32,490
	518,754	228,176
Less: valuation allowance	(518,754)	(228,176)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $518,754 as of December 31, 2016. During the year ended December 31, 2016, the valuation allowance increased by $290,578, primarily relating to net operating loss carryforwards from the various tax regime.

F-44

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 18 - RELATED PARTY TRANSACTIONS

	For the years ended December 31,
	2016	2015
Business consulting and advisory service income
- Related party A	$3,822	$241,893
- Related party B	-	2,023
- Related party C	44,216	-
- Related party D	1,688	-
- Related parties E	172,321	-
- Related party F	446	-

Total	222,493	243,916

Related party A and F are under common control of Mr. Loke Che Chan, Gilbert, the director of the Company.

Related party B and C are under common control of Ms. Chen Yanhong, the director of GMC(SZ), a wholly-owned subsidiary of the Company.

Related party D is under common control of Mr. Lee Chong Kuang and Mr. Loke Che Chan, Gilbert, the directors of the Company.

Related parties E represented companies where Greenpro Venture Capital Limited owns certain percentage of their company shares.

All of these related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

NOTE 19 - SEGMENT INFORMATION

The Company operates three reportable business segments, as defined by ASC Topic 280:

●	Service business – provision of business solution services

●	Real estate business – leasing and trading of commercial real estate properties in Hong Kong and Malaysia

●	Corporate – other than the above two-segments

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no inter-segment sales for the periods presented. Summarized financial information concerning the Company’s reportable segments is shown as below:

(a) By Categories

	For the year ended December 31, 2016
	Real estate business	Service business	Corporate	Total

Revenues	$100,143	$2,676,292	$-	$2,776,435
Cost of revenues	(48,914)	(997,401)	-	(1,046,315)

Gross income	51,229	1,678,891	-	1,730,120
Depreciation and amortization	30,050	136,671	483	167,204
Net income (loss)	(73,366)	(76,889)	(72,068)	(222,323)
Total assets	4,860,916	3,407,534	161,152	8,429,602
Expenditure for long-lived assets	$10,076	$6,050	$(1,560)	$14,566

F-45

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

	For the year ended December 31, 2015
	Real estate business	Service business	Corporate	Total

Revenues	$1,689,012	$1,257,152	$-	$2,946,164
Cost of revenues	(1,346,560)	(506,305)	-	(1,852,865)

Gross income	(342,452)	750,847	-	1,093,299
Depreciation and amortization	-	11,809	35,164	46,973
Net (loss) income	(17,651)	(270,006)	(96,115)	(383,772)
Total assets	5,438,558	3,485,896	143,912	9,068,366
Expenditure for long-lived assets	$3,756,883	$94,695	$77,241	$3,928,819

(b) By Geography*

	For the year ended December 31, 2016
	Hong Kong	Malaysia	China	Total

Revenues	$2,133,925	$494,743	$147,767	$2,776,435
Cost of revenues	(891,450)	(107,996)	(46,869)	(1,046,315)

Gross income	1,242,475	386,747	100,898	1,730,120
Depreciation and amortization	71,524	31,600	64,080	167,204
Net income (loss)	(274,877)	94,646	(42,092)	(222,323)
Total assets	6,987,932	1,358,635	83,035	8,429,602
Expenditure for long-lived assets	$1,262	$10,583	$2,721	$14,566

	For the year ended December 31, 2015
	Hong Kong	Malaysia	China	Total

Revenues	$2,361,602	$455,900	$128,662	$2,946,164
Cost of revenues	(1,556,097)	(229,478)	(67,290)	(1,852,865)

Gross income	805,505	226,422	61,372	1,093,299
Depreciation and amortization	42,115	1,400	3,458	46,973
Net income (loss)	(350,241)	18,063	(51,594)	(383,772)
Total assets	6,157,142	2,767,312	143,912	9,068,366
Expenditure for long-lived assets	$3,898,123	$24,093	$6,603	$3,928,819

*Revenues and costs are attributed to countries based on the location of customers.

F-46

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 20 - CONCENTRATIONS OF RISKS

(a) Major customers

For Service income:

For the year ended December 31, 2016, the customers who accounted for 10% or more of the Service income are presented as follows:

	For the year ended December 31, 2016		December 31, 2016
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$354,272	13%	$-
Total:	$354,272	13%	$-

For the year ended December 31, 2015, the customers who accounted for 10% or more of the Service income are presented as follows:

	For the year ended December 31, 2015		December 31, 2015
	Revenues	Percentage of revenues	Trade accounts receivable

Customer B	$245,000	19%	$-
Customer A	150,000	12%	-
Total:	$395,000	31%	$-

For Sale of properties:

For the year ended December 31, 2016, there was no revenue generated from sale of properties.

For the year ended December 31, 2015, revenue are generated from selling ten (10) units of the Company’s development buildings to ten (10) unrelated third parties.

(b) Major vendors

For the years ended December 31, 2016 and 2015, there was no vendor who accounted for 10% or more of the Company’s cost of revenues with no accounts payable balance at year-end.

F-47

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates. The Company’s interest-rate risk arises from bank loans. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates.

(e) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in MYR and RMB and a significant portion of the assets and liabilities are denominated in MYR and RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$, MYR and RMB. If MYR and RMB depreciates against US$, the value of MYR and RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose it to substantial market risk.

(f) Economic and political risks

Substantially all of the Company’s services are conducted in Malaysia, the PRC and Asian region. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Malaysia. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Malaysia.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE 21 - COMMITMENTS AND CONTINGENCIES

GRNQ leases an office premises in Hong Kong under a non-cancellable operating lease that expire on August 2016. The leases, which cover a term of two years, generally provide for renewal options at specified rental amounts. On July 2016, the Company renewed the lease agreement and the new expiry date is on August 2018.

The Company’s subsidiaries lease certain office premises in the PRC under a non-cancellable operating lease that expire in December 2017. The leases, which cover a term of two years, generally provide for renewal options at specified rental amounts.

The aggregate lease expense for the years ended December 31, 2016 and 2015 were $273,947 and $149,303, respectively.

As of December 31, 2016, the Company has future minimum rental payments of $246,284 for office premises due under a non-cancellable operating lease in the next twelve months.

F-48

GREENPRO CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

NOTE 22 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2016 up through March 27, 2017. There was no subsequent event that required recognition or disclosure.

On January 13, 2017, the Company completed the sale of 199,922 shares of our restricted common stock at a price of $1.80 per share for aggregate gross proceeds of $359,860 in a private placement to certain investors.

On March 8, 2017, the Company completed the sale of 278,162 shares of our restricted common stock at a price of $2.00 per share for aggregate gross proceeds of $556,324 in a private placement to certain investors.

Both private placements have been disclosed in the Form 8-K filed with the SEC on January 17, 2017 and March 9, 2017, respectively.

F-49

MINIMUM OFFERING: 500,000 shares of common stock
MAXIMUM OFFERING: 2,500,000 shares of common stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Until          , 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter or placement agent with respect to their unsold subscriptions.

The date of this prospectus is           , 2017

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated October 4 , 2017

GREENPRO CAPITAL CORP.

7,996,123 Shares of Common Stock

This prospectus relates to the resale of 7,996,123 shares of our common stock by the selling stockholders named in this prospectus.

We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “GRNQ.” There is a limited public trading market for our common stock. We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “GRNQ.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 8 of this prospectus before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017

THE OFFERING

Common stock offered by us:	0 shares

Common Stock offered by the selling stockholders	7,996,123 shares

Common stock outstanding before the offering:	53,233,960 shares as of October 3, 2017

Common stock to be outstanding after the offering:	53,233,960 shares (1)

Use of proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus.

(1) Assumes no issuance by us of our common stock pursuant to the public offering prospectus filed contemporaneously herewith.

SS-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned by each selling stockholder immediately prior to the date of this prospectus and the number of shares to be offered by the selling stockholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the Selling Stockholder as adjusted to reflect the assumed sale of all of the minimum and maximum shares offered under this prospectus.

Percentage of beneficial ownership before this offering is based on 53,233,960 shares of our common stock outstanding as October 3 , 2017. Beneficial ownership is based on information furnished by the selling stockholders. The table below assumes full exercise of the over-allotment shares. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

None of the selling stockholders is a broker dealer or an affiliate of a broker dealer. None of the selling stockholders has an agreement or understanding to distribute any of the shares being registered. Each selling stockholder may offer for sale from time to time any or all of the shares, subject to the lock up agreements described in the “Plan of Distribution.” The table below assumes that the selling shareholders will sell all of the shares offered for sale hereby. A selling stockholder is under no obligation to sell any shares pursuant to this prospectus.

SS-2

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Greenpro Talents Ltd (2)	5,000,000	1,000,000	4,000,000	7.44%	7.18%	#	#
Chen Yan Hong	2,070,387	800,000	1,270,387	2.36%	2.28%	09/14/2014 09/30/2015+	$350 $1,081,704
Yap Pei Ling	1,661,150	200,000	1,461,150	2.72%	2.62%	09/12/2014 09/30/2015+	$350 $957,840
Thanawat Lertwattanarak	1,227,500	800,000	427,500	0.80%	0.77%	09/12/2014 08/21/2015* 08/31/2015*	$100,000 $250,000 $585,000
Srirat Chuchottaworn	1,221,500	200,000	1,021,500	1.90%	1.83%	09/12/2014 08/21/2015* 08/31/2015*	$100,000 $250,000 $585,000
Zong Yi Holding Co. Ltd (3)	625,000	625,000	-	-	-	08/20/2015*	$500,000
Dongjia Holdings Limited (4)	366,374	366,374	-	-	-	12/31/2015* 05/20/2016* 12/27/2016*	$540,471 $80,000 $210,247.2
Yiu Yau Wing	309,677	309,677	-	-	-	04/25/2017+	$1,083,870
Cheng Chi Ho	255,239	255,239	-	-	-	09/30/2015+	$132,724
Home Boutique International Limited (5)	240,000	240,000	-	-	-	#	#
Aquarius Protection Fund SPC-ACP Link SP (6)	166,667	166,667	-	-	-	#	#
Yiu Li Ngor	155,000	155,000	-	-	-	#	#
Wong Chun Keen	150,338	150,338	-	-	-	#	#
Wong Mew Chan	270,870	270,870	-	-	-	09/16/2014 09/23/2014* 10/19/2015*	$36,100 $25,700 $35,505
Wong Kit Mei	115,466	115,466	-	-	-	09/30/2015+	$60,042
Wong Kit Yi	115,466	115,466	-	-	-	09/30/2015+	$60,042
Li Kit Wa	100,000	100,000	-	-	-	09/11/2014	$25,000
Thee Chiu Un	91,682	91,682	-	-	-	#	#
Loo Poh Har	80,000	80,000	-	-	-	09/15/2014	$20,000

SS-3

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Ma Jia	80,000	80,000	-	-	-	09/10/2014	$20,000
Koh Khee Ngiap	80,000	80,000	-	-	-	09/22/2014	$20,000
Wong Yuet Ngor	80,000	80,000	-	-	-	09/10/2014	$20,000
Ching-Nan Wang	80,000	80,000	-	-	-	#	#
Chin-Chiang Wang	60,000	60,000	-	-	-	#	#
Chin-Ping Wang	60,000	60,000	-	-	-	#	#
How Kok Choong	55,400	10,000	45,400	0.08%	-	12/07/2016* 01/13/2017*	$49,860 $49,860
CPN Investment Ltd. (7)	50,000	50,000	-	-	-	03/08/2017*	$100,000
Wong Fei Chin	40,000	40,000	-	-	-	09/18/2014	$10,000
Wong Joon Heng	40,000	40,000	-	-	-	09/18/2014	$10,000
Wong Fei Hwee	40,000	40,000	-	-	-	09/18/2014	$10,000
Low Hun Kiat	40,000	40,000	-	-	-	09/12/2014	$10,000
Teh Kok Lee	40,000	40,000	-	-	-	09/19/2014	$10,000
Pua Shiau Lin	40,000	40,000	-	-	-	09/14/2014	$10,000
Wong Fei Min	40,000	40,000	-	-	-	09/18/2014	$10,000
Low Hun Ngee	40,000	40,000	-	-	-	09/12/2014	$10,000
Chua Heng Siang	40,000	40,000	-	-	-	09/23/2014	$10,000
Yeo Kok Sing	40,000	40,000	-	-	-	09/14/2014	$10,000

SS-4

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Wong Hwee Wen	40,000	40,000	-	-	-	09/18/2014	$10,000
Then Guang Yaw	40,000	40,000	-	-	-	09/11/2014	$10,000
Chew Tee Hooi	35,000	35,000	-	-	-	#	#
Derek Chui Sang	30,968	30,968	-	-	-	04/25/2017+	$108,388
Low Wai Koon	30,000	30,000	-	-	-	#	#
Chong Choon Voon	28,953	28,953	-	-	-	#	#
Chai Yin Hong	20,748	20,748	-	-	-	#	#
Chang Ai Lian	20,500	20,500	-	-	-	#	#
Sze Tech Cheong	20,000	20,000	-	-	-	#	#
Teoh Seow Chiew	20,000	20,000	-	-	-	#	#
Chai Sin Hioong	20,000	20,000	-	-	-	09/16/2014	$5,000
Tan Chin Yee	18,000	18,000	-	-	-	#	#
Wong Kum Loong	15,940	15,940	-	-	-	10/19/2015*	$23,910
Chan Kok Kong	15,290	15,290	-	-	-	10/19/2015*	$22,935
Lim Keng Nen	15,000	15,000	-	-	-	#	#
Wong Yuet Cheong	13,886	13,886	-	-	-	#	#
Fortune Wealth (Asia) Limited (8)	12,000	12,000	-	-	-	09/16/2014 12/31/2015* 05/20/2016* 12/27/2016* 01/13/2017* 03/08/2017* 04/18/2017*	$3,000 $75,000 $232,000 $39,600 $309,999.6 $456,324 $68,680
Loke Hang Choon, Raymond	12,000	12,000	-	-	-	09/17/2014	$3,000
Goh Kee Seng	12,000	12,000	-	-	-	09/15/2014	$3,000
Loke Chan Thow	11,870	11,870	-	-	-	09/17/2014 10/19/2015*	$1,000 $11,805
Chia Li Huey	10,555	10,555	-	-	-	#	#
Khor Guat Bee	10,000	10,000	-	-	-	#	#
Koh Khee Chai	10,000	10,000	-	-	-	#	#
Koh Mui Cheng	10,000	10,000	-	-	-	#	#
Yap Chee Choong	10,000	10,000	-	-	-	#	#
Mooi Si Kee	10,000	10,000	-	-	-	#	#
Media King International Ltd. (9)	10,000	10,000	-	-	-	#	#
Mooi Koon Rho	10,000	10,000	-	-	-	#	#
Mooi Koon Wern	10,000	10,000	-	-	-	#	#
Chin Yuen Ling	8,200	8,200	-	-	-	#	#
Leong Ming Chia	8,000	8,000	-	-	-	09/18/2014	$2,000
Wong Khoon Leong	8,000	8,000	-	-	-	#	#
Chan Kui Kai	7,910	7,910	-	-	-	10/19/2015*	$11,865
Chan Kum Kong	7,910	7,910	-	-	-	10/19/2015*	$11,865
Tang Kok Wai	7,500	7,500	-	-	-	#	#
Tan Shu Juen	7,400	7,400	-	-	-	10/19/2015*	$11,100
Lim Siewyee	7,200	7,200	-	-	-	09/12/2014 #	$100
Teh Mei Kuin	7,000	7,000	-	-	-	#	#
Phang Khar Wei	7,000	7,000	-	-	-	#	#

SS-5

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Lee Wei Kwong	6,667	6,667	-	-	-	#	#
Chin Siew Choo	6,000	6,000	-	-	-	#	#
Lim Kooi Choong	6,000	6,000	-	-	-	#	#
Siah Siew Chuan	6,000	6,000	-	-	-	#	#
Dragon Venture International Limited (10)	6,000	6,000	-	-	-	09/15/2014	$1,500
Eu Chong Hee	6,000	6,000	-	-	-	#	#
Teoh Ewe Wei	5,500	5,500	-	-	-	#	#
Teoh Sook Ai	5,250	5,250	-	-	-	#	#
Lee Yi Shen	5,250	5,250	-	-	-	#	#
Chew Yee Ching	5,000	5,000	-	-	-	#	#
Woo Shuk Fong	5,000	5,000	-	-	-	09/15/2014	$1,250
Noraizanie Binti Awang Gani	5,000	5,000	-	-	-	#	#
Global Enterprise Exchange Pte Ltd (11)	5,000	5,000	-	-	-	#	#
Teo Tit Hian	5,000	5,000	-	-	-	#	#
Tsang Wing Ka, Joan	5,000	5,000	-	-	-	09/19/2014	$1,250
Tan Siew Khing	5,000	5,000	-	-	-	#	#
Lim Heng Lai	5,000	5,000	-	-	-	#	#
Hooi Choong Leng	5,000	5,000	-	-	-	#	#
Weraya Limpasuthum	5,000	5,000	-	-	-	#	#
Fenswar Online Mall (12)	5,000	5,000	-	-	-	#	#
Yap Kok Ngai	5,000	5,000	-	-	-	#	#
Aniell Sabhneni	5,000	5,000	-	-	-	#	#
W Lamin Bin Taba	5,000	5,000	-	-	-	#	#
Wong Hon Wai	5,000	5,000	-	-	-	#	#
Lai Wai Yong	5,000	5,000	-	-	-	#	#
Lee Tian Chiat	4,940	4,940	-	-	-	#	#
Lim Mea Chian	4,761	4,761	-	-	-	#	#
Teow Sin Bee	4,500	4,500	-	-	-	#	#
Ang Choo Lian	4,166	4,166	-	-	-	#	#
Raja Kumar Tk Arumugam	4,000	4,000	-	-	-	#	#
Wan Kean Fooi	4,000	4,000	-	-	-	#	#
Cheah Soon Lye	4,000	4,000	-	-	-	#	#
Ching Chee Pun	4,000	4,000	-	-	-	09/18/2014	$1,000
Lum Wan Tat Ricky	4,000	4,000	-	-	-	#	#
Louis Ramesh Ruben	4,000	4,000	-	-	-	09/15/2014	$1,000
Ng Seow Wei	4,000	4,000	-	-	-	#	#
Loh Ying Ying	4,000	4,000	-	-	-	#	#
Tan Siew Choo	3,650	3,650	-	-	-	#	#
Lee Kok Thye	3,500	3,500	-	-	-	#	#
Wong Siew Hong	3,464	3,464	-	-	-	#	#
Chai Kok Woei	3,250	3,250	-	-	-	#	#

SS-6

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Chang Tau Koon	3,200	3,200	-	-	-	#	#
Loh Mei Ling	3,160	3,160	-	-	-	10/19/2015*	$4,740
Tan Poh Tin	3,094	3,094	-	-	-	#	#
Nge Siew Choo	3,000	3,000	-	-	-	#	#
Lai Kim In	3,000	3,000	-	-	-	#	#
Low Yee Wan	3,000	3,000	-	-	-	#	#
Chen King Yee	3,000	3,000	-	-	-	#	#
Chua Thin Thin	2,631	2,631	-	-	-	#	#
Chew Leong Chuan	2,578	2,578	-	-	-	#	#
Wong Chen An	2,500	2,500	-	-	-	#	#
Teh Kian Hook	2,500	2,500	-	-	-	#	#
Gan Sze Huey	2,500	2,500	-	-	-	#	#
Wong Chew Li	2,500	2,500	-	-	-	#	#
Wong Boon Ming	2,500	2,500	-	-	-	#	#
Tan Poh Siew	2,500	2,500	-	-	-	#	#
Tan Poo Siok	2,500	2,500	-	-	-	#	#
Chen Kin Tong	2,500	2,500	-	-	-	#	#
Looi Siew Wah	2,500	2,500	-	-	-	#	#
Wong Chen Yong	2,500	2,500	-	-	-	#	#
Sim Yin Hin	2,380	2,380	-	-	-	10/19/2015*	$3,570
Too Leck Ming	2,200	2,200	-	-	-	#	#
Ching Lian Kiat	2,083	2,083	-	-	-	#	#
Ng See Kwang	2,083	2,083	-	-	-	#	#
Noor’ain Binti Ahmad	2,000	2,000	-	-	-	#	#
Wilson Allie Anak Banyie	2,000	2,000	-	-	-	#	#
Kastil Capital Sdn Bhd (13)	2,000	2,000	-	-	-	#	#
Teo Beng Chai	2,000	2,000	-	-	-	#	#
Huang Yin Chiao	2,000	2,000	-	-	-	#	#
Chong Soo Chien	2,000	2,000	-	-	-	#	#
Tan Yoke Chin	2,000	2,000	-	-	-	#	#
Wang Chong	2,000	2,000	-	-	-	#	#
Lee Bee Choo	2,000	2,000	-	-	-	#	#
Lee How Choo	2,000	2,000	-	-	-	#	#
Mugilen Elangovan	2,000	2,000	-	-	-	#	#
Peter Thien Shin Foh	2,000	2,000	-	-	-	#	#
Tang Lee Fong	2,000	2,000	-	-	-	#	#
Wong Gooi Fook	2,000	2,000	-	-	-	#	#
Joseph Siaw Meng Guan	2,000	2,000	-	-	-	#	#
Tan King Han	2,000	2,000	-	-	-	#	#
Zulkeffly Bin Harun	2,000	2,000	-	-	-	#	#

SS-7

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Tan Soon Hoe	2,000	2,000	-	-	-	#	#
Ong Ee Hsien	2,000	2,000	-	-	-	#	#
Wang Hun	2,000	2,000	-	-	-	#	#
Yeh Hsui Kai	2,000	2,000	-	-	-	#	#
Leong Wei Kang	2,000	2,000	-	-	-	#	#
Liew Yeong Kang	2,000	2,000	-	-	-	#	#
Yew Chi Keong	2,000	2,000	-	-	-	#	#
Lim Say Khoon	2,000	2,000	-	-	-	#	#
Chua Hing Kiat	2,000	2,000	-	-	-	#	#
Yong Yip Fei Kingsley	2,000	2,000	-	-	-	#	#
Tong Yoong Kua	2,000	2,000	-	-	-	#	#
Alicia Toh Yar Lee	2,000	2,000	-	-	-	#	#
Tan See Lee	2,000	2,000	-	-	-	#	#
Goh Kee Leong	2,000	2,000	-	-	-	#	#
Kerk Yuh Ling	2,000	2,000	-	-	-	#	#
Yeoh Oon Looi	2,000	2,000	-	-	-	#	#
Liew Kien Meng	2,000	2,000	-	-	-	#	#
Chow Soong Ming	2,000	2,000	-	-	-	#	#
Loh Sai Mun	2,000	2,000	-	-	-	#	#
Kong Jin Nan	2,000	2,000	-	-	-	#	#
Aldrin Sim Kim Par	2,000	2,000	-	-	-	#	#
Wang Po	2,000	2,000	-	-	-	#	#
Santha Kumar A/L Sandaram	2,000	2,000	-	-	-	#	#
Guan Tjen Seong	2,000	2,000	-	-	-	#	#
Lim Tian Seong	2,000	2,000	-	-	-	#	#
Soh Soong Shin	2,000	2,000	-	-	-	#	#
Neoh Siew Siew	2,000	2,000	-	-	-	#	#
Fongchan Sookying	2,000	2,000	-	-	-	#	#
Wirongroung Tangsripairoje	2,000	2,000	-	-	-	#	#
Low Ley Tian	2,000	2,000	-	-	-	#	#
Lee Eng Wah	2,000	2,000	-	-	-	#	#
Chong Chee Wai	2,000	2,000	-	-	-	#	#
Chung Tek Wei	2,000	2,000	-	-	-	#	#
Chia Chiew Yeng	2,000	2,000	-	-	-	#	#
Lai Chiew Yoong	2,000	2,000	-	-	-	#	#
Ho Sin Yu	2,000	2,000	-	-	-	#	#
Treza Aizureen Zulkeffly	2,000	2,000	-	-	-	#	#
Ngo Yuen Der	1,750	1,750	-	-	-	#	#
Looi See Wan	1,667	1,667	-	-	-	#	#
Chin Lee Moon	1,580	1,580	-	-	-	10/19/2015*	$2,370

SS-8

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
How Pi Noi	1,580	1,580	-	-	-	10/19/2015*	$2,370
Loke Chan Sim	1,580	1,580	-	-	-	10/19/2015*	$2,370
Low Mei Ling	1,500	1,500	-	-	-	#	#
Mun Yah Chet	1,289	1,289	-	-	-	#	#
Kok Kung Mun	1,289	1,289	-	-	-	#	#
Teo Mei Ching	1,250	1,250	-	-	-	#	#
Tee Yoon Fei	1,250	1,250	-	-	-	#	#
Lee Hong Keow	1,250	1,250	-	-	-	#	#
Lim Tiong Gee	1,111	1,111	-	-	-	#	#
Thow Siew Noy	1,111	1,111	-	-	-	#	#
Lee Teck Leong	1,100	1,100	-	-	-	#	#
Tanic Bunyajarak	1,000	1,000	-	-	-	#	#
Sunatda Buranakit	1,000	1,000	-	-	-	#	#
Tan Siew Chin	1,000	1,000	-	-	-	#	#
Natthanon Chuchottaworn	1,000	1,000	-	-	-	#	#
Leong Choon Fatt	1,000	1,000	-	-	-	#	#
Leon Tan Ming Guey	1,000	1,000	-	-	-	#	#
Ng Chia Her	1,000	1,000	-	-	-	#	#
Wong Fue Hian	1,000	1,000	-	-	-	#	#
Christopher Lee King Hong	1,000	1,000	-	-	-	#	#
Khor Kim Hua	1,000	1,000	-	-	-	#	#
Daniel Ch’ng Chin Huang	1,000	1,000	-	-	-	#	#
Goh Yee Hwa	1,000	1,000	-	-	-	#	#
Walailuck Jariyasathaporn	1,000	1,000	-	-	-	#	#
Tan Boi Jee	1,000	1,000	-	-	-	#	#
Siriporn Jittangcharoenchai	1,000	1,000	-	-	-	#	#
Wang Juan	1,000	1,000	-	-	-	#	#
Wang Kam	1,000	1,000	-	-	-	#	#
Liu Chee Keat	1,000	1,000	-	-	-	#	#
Wong Shi Khai	1,000	1,000	-	-	-	#	#
Tan Chau Khang	1,000	1,000	-	-	-	#	#
Lee Wai Kit	1,000	1,000	-	-	-	#	#
Jatuporn Konghun	1,000	1,000	-	-	-	#	#
Tan Sew Lan	1,000	1,000	-	-	-	#	#
Tan Soi Leng	1,000	1,000	-	-	-	#	#
Ku Chun Leong	1,000	1,000	-	-	-	#	#
Pang Yew Leong	1,000	1,000	-	-	-	#	#
Kasam Lertvatanarak	1,000	1,000	-	-	-	#	#
Raweewan Lertwattanarak	1,000	1,000	-	-	-	#	#

SS-9

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Lok Swee Lin	1,000	1,000	-	-	-	#	#
Ng Wai Loon	1,000	1,000	-	-	-	#	#
Ling Yate May	1,000	1,000	-	-	-	#	#
Eh Chong Min	1,000	1,000	-	-	-	#	#
Wong Kwee Ming	1,000	1,000	-	-	-	#	#
Low Sam Moy	1,000	1,000	-	-	-	#	#
Lim Chew Mui	1,000	1,000	-	-	-	#	#
Yeoh Gin Nie	1,000	1,000	-	-	-	#	#
Sunsanee Pongpakdee	1,000	1,000	-	-	-	#	#
Yap Kai Shin, Peter	1,000	1,000	-	-	-	09/12/2014	$250
Lim Wan Ping	1,000	1,000	-	-	-	#	#
Gan Kam Ren	1,000	1,000	-	-	-	#	#
Hoong Chien Ru	1,000	1,000	-	-	-	#	#
Sasarak Ruangritwattana	1,000	1,000	-	-	-	#	#
Liew Wai San	1,000	1,000	-	-	-	#	#
Tan Wan Sing	1,000	1,000	-	-	-	#	#
Hew Kim Siong	1,000	1,000	-	-	-	#	#
Kon Fui Sun	1,000	1,000	-	-	-	#	#
Kriengsak Supaibulpipat	1,000	1,000	-	-	-	#	#
Kum Bee Tee	1,000	1,000	-	-	-	#	#
Kanittha Tharanut	1,000	1,000	-	-	-	#	#
Pitchaya Tirasetphakdee	1,000	1,000	-	-	-	#	#
Tongjie	1,000	1,000	-	-	-	#	#
Dawn Poh Yi Von	1,000	1,000	-	-	-	#	#
Chang Kek Voon	1,000	1,000	-	-	-	#	#
Wang Hon Weng	1,000	1,000	-	-	-	#	#
Heng Teck Woo	1,000	1,000	-	-	-	#	#
Lai Yong Xin	1,000	1,000	-	-	-	#	#
Chow Tee Yong	1,000	1,000	-	-	-	#	#
Pong Sze Yuan	1,000	1,000	-	-	-	#	#
Leow Ee Zee	1,000	1,000	-	-	-	#	#
						#	#
						#	#
Lai Kim Ngo	1,000	1,000	-	-	-	#	#
Ho Sow Teng	800	800	-	-	-	#	#
Ng Mei Ling	700	700	-	-	-	#	#
Tan Siew Cheng	500	500	-	-	-	#	#
Poh Hong Giap	500	500	-	-	-	#	#
Koh Goek Hiang	500	500	-	-	-	#	#
Teo Chye Hwa	500	500	-	-	-	#	#
Chuah Slew Kee	500	500	-	-	-	#	#
Teh Hong Kiew	500	500	-	-	-	#	#
Wong Sau Lan	500	500	-	-	-	#	#

SS-10

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (Minimum Offering)	Percentage Ownership After Offering (Maximum Offering)	Date(s) of transaction(s)	Amount of consideration paid
Tang Wai Leng	500	500	-	-	-	#	#
Lim Ai Siew Mei	500	500	-	-	-	#	#
Adrian Tai Kim Wai	500	500	-	-	-	#	#
Yu Anthony	400	400	-	-	-	09/14/2014	$100
Chan Clarie	400	400	-	-	-	09/14/2014	$100
Li Yan Hong	400	400	-	-	-	09/14/2014	$100
Chen Hongyan	400	400	-	-	-	09/14/2014	$100
Zhou Jun	400	400	-	-	-	09/14/2014	$100
Liang Mengshuang	400	400	-	-	-	09/14/2014	$100
Chen Miaozhen	400	400	-	-	-	09/14/2014	$100
Wu Minghua	400	400	-	-	-	09/14/2014	$100
Zhang Qiaoqin	400	400	-	-	-	09/14/2014	$100
Lin Yu Ting	400	400	-	-	-	09/14/2014	$100
Cai Wenyuan	400	400	-	-	-	09/14/2014	$100
Total	16,222,060	7,996,123	8,225,937	15.31%	14.68%	N/A	N/A

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 53,233,960 shares of common stock outstanding as of October 3, 2017.

(2) Greenpro Talents Ltd is wholly-owned by Greenpro International Foundation and beneficial ownerships are shared over with three members of Greenpro International Foundation’s counsel, namely Ms. Lu Qi, Mr. Wing Wai Heung and Mr. Inn Shen Tan. The registered address of Greenpro Talents Ltd is Room 1701-1703, 17/F, The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong.

(3) Zong Yi Holding Co. Ltd is owned and controlled by Mr. Liang Ming Ching. Mr. Liang Ming Ching is the sole director of Zong Yi Holding Co. Ltd.  The registered address of Zong Yi Holding Co. Ltd is Palm Grove House, P.O. Box 438, Road Town, Tortola, VG1110, British Virgin Islands.

(4) Dongjia Holdings Limited is wholly-owned and controlled by Mr. Koh Khee Ngiap. Mr. Koh Khee Ngiap is the sole director of Dongjia Holdings Limited. The registered address of Dongjia Holdings Limited is 306, Victoria House, Victoria, Mahe, Seychelles.

(5) Home Boutique International Limited is wholly-owned and controlled by Mr. Lee Kok Thye. Mr. Lee Kok Thye is the sole director of Home Boutique International Limited. The registered address of Home Boutique International Limited is Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(6) Aquarius Protection Fund SPC-ACP Link SP is controlled and managed by Leader Financial Asset Management Limited, a company incorporated in Cayman Islands which Mr. Lin Yi Hsiu is the sole director. Mr. Lin Yi Hsiu is the sole director of Leader Financial Asset Management Limited. The registered address of Aquarius Protection Fund SPC-ACP Link SP is Elian Fiduciary Services (Cayman) Limited 89 Nexus Way Camana Bay Grand Cayman KY1-9007 Cayman Islands.

(7) CPN Investment Ltd. is wholly-owned and controlled by Mr. Lin Yi Hsiu. Mr. Lin Yi Hsiu is the sole director of CPN Investment Ltd. The registered address of CPN Investment Ltd. is Hansa Bank Building, 1st Floor, Landsome Road, The Valley, AI-2640, Anguilla, British West Indies.

(8) Fortune Wealth (Asia) Limited is wholly-owned and controlled by Ms. Tan Tee Sek. Ms. Tan Tee Sek is the sole director of Fortune Wealth (Asia) Limited. The registered address of Fortune Wealth (Asia) Limited is 60 Market Square, P.O. Box 364, Belize City, Belize.

(9) Media King International Ltd. is wholly-owned and controlled by Mr. Soon Lee Fong. Mr. Soon Lee Fong is the sole director of Media King International Ltd. The registered address of Media King International Ltd. is Suite 2, 3 Floor, No. 10 Eve Street, Belize City, Belize.

(10) Dragon Venture International Limited is wholly-owned and controlled by Mr. Inn Shen Tan. Mr. Inn Shen Tan is the sole director of Dragon Venture International Limited. The registered address of Dragon Venture International Limited is Oliaji Trade Centre – 1st Floor, Victoria, Mahe, Seychelles.

(11) Global Enterprise Exchange Pte Ltd is wholly-owned and controlled by Mr. Liew Siow Gian Patrick. Mr. Liew Siow Gian Patrick and Mr. Tan Siew Hong are the directors of Global Enterprise Exchange Pte Ltd. The registered address of Global Enterprise Exchange Pte Ltd is 190, Lorong 6 Toa Payoh #02-514, Singapore.

(12) Fenswar Online Mall is wholly-owned and controlled by Mr. Ngui Sui Fen. Mr. Ngui Sui Fen is the sole director of Fenswar Online Mall. The registered address of Fenswar Online Mall is No. 965, Jalan Perak, Taman Bandar Baru, 31900 Kampar, Perak, Malaysia.

(13) Kastil Capital Sdn. Bhd. are owned and controlled by Mr. Lee Wee Teck and Mrs. Chew Choon Tau. Mr. Lee Wee Teck and Mrs. Chew Choon Tau are the directors of Kastil Capital Sdn. Bhd. The registered address of Kastil Capital Sdn. Bhd. is No. 39-01, Jalan Permas 10/5, Bandar Baru Permas Jaya, 81750, Masai, Johor, Malaysia.

#The shares being registered by this selling stockholder were acquired in private transactions in which the Company did not receive any consideration.

*The shares sold in the private placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of investors.

+ The shares were issued according to the consideration in the acquisition agreement.

None of the selling stockholders has had any position, office or other material relationship within past three years with the Company except the following:

Name of Selling Stockholder	Position, Office or Other Material Relationship
Greenpro Talents Ltd	Previously owned by current directors of the Company - Mr. Lee Chong Kuang and Mr. Loke Che Chan Gilbert
Chen Yan Hong	Director of Company subsidiary
Yap Pei Ling	Director of Company subsidiary, Spouse of CEO
Thanawat Lertwattanarak	Previous director of the Company
Srirat Chuchottaworn	Existing director of the Company
Yiu Yau Wing	Previous shareholder of Company subsidiary
Cheng Chi Ho	Previous shareholder of Company subsidiary
Wong Kit Mei	Previous shareholder of Company subsidiary
Wong Kit Yi	Previous shareholder of Company subsidiary
How Kok Choong	Existing independent director of the Company
Derek Chui Sang	Previous shareholder of Company subsidiary

SS-11

SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any of these methods of sale; and
●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling stockholder, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

SS-12

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;
●	the complete details of how the selling stockholders’ shares are and will be held, including location of the particular accounts;
●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholders, including details regarding any such transactions; and
●	in the event any of the securities offered by the selling stockholders are sold, transferred, assigned or hypothecated by any Selling Stockholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm will receive compensation in connection with the resale of the securities by the selling shareholders .

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

SS-13

LEGAL MATTERS

The validity of the common stock offered in this offering and legal matters as to Nevada law will be passed upon for us by Loeb & Loeb LLP, New York, New York.

SS-14

7,996,123 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Until , 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter or placement agent with respect to their unsold subscriptions.

The date of this prospectus is        , 2017

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses and costs relating to the registration of the securities will be borne by the Registrant. Such expenses and costs (other than underwriting discounts and commissions) are estimated below. The following table sets forth an itemized statement of all cash expenses expected in connection with the issuance and distribution of the securities being registered. Other than the SEC registration fee and the Stock Exchange listing fee, the amounts set forth below are estimates:

SEC registration fee	$8,028
Stock Exchange listing fee	75,000
Printing and related expenses	30,000
Legal fees and expenses	200,000
Accounting fees and expenses	20,000
Transfer Agent fees	2,826
Miscellaneous	15,000
TOTAL	$350,854

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

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Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of common stock issued by us for the last three years, that were not registered under the Securities Act. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(1) From January 1, 2017 to October 3, 2017, we issued and sold an aggregate of 505,556 shares of common stock to four investors for an aggregate purchase price of $984,864.

(2) In 2016, we issued and sold an aggregate of 424,004 shares of common stock to 8 investors for an aggregate purchase price of $711,707.

(3) In 2015, we issued 1,171,000 restricted shares of common stock at a conversion price of $1.00 per share to our shareholders, for the conversion of two 8% Convertible Promissory Notes for the total cash amount of $1,171,000.

(4) In 2015, we issued and sold an aggregate of 1,631,584 shares of common stock to 14 investors for an aggregate purchase price of $1,759,876.

These securities were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D and/or Regulation S promulgated thereunder as transactions by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Placement Agency Agreement *
3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws, as amended (2)
4.1	Form of common stock certificate (2)
4.2	Form of Placement Agent’s warrant *
5.1	Form of Opinion of Loeb & Loeb LLP *
10.1	Letter of offer of Malaysia Office- One City D-07-06 (3)
10.2	Letter of offer of Malaysia Office- One City D-07-07 (3)
10.3	Amended and Restated Sale and Purchase Agreement, dated as of July 29, 2015, between Greenpro Capital Corp. and Greenpro Resources Limited (4)
10.4	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Ms. Yap Pei Ling (5)
10.5	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Ms. Chen Yan Hong (5)
10.6	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Mr. Cheng Chi Ho and Ms. Wong Kit Yi (5)
10.7	Exclusive Business Cooperation Agreement, dated June 13, 2016, by and between Greenpro Holding Limited and Greenpro Synergy Network Limited (6)
10.8	Loan Agreement, dated June 13, 2016, by and among Greenpro Holding Limited and Loke Che Chan, Gilbert, Lee Chong Kuang (6)
10.9	Share Pledge Agreement, dated June 13, 2016, by and among Greenpro Holding Limited, Loke Che Chan, Gilbert, Lee Chong Kuang and Greenpro Synergy Network Limited (6)
10.10	Power of Attorney of Loke Che Chan Gilbert dated June 13, 2016 (6)
10.11	Power of Attorney of Lee Chong Kuang dated June 13, 2016 (6)
10.12	Exclusive Option Agreement, dated June 13, 2016, by and among Greenpro Holding Limited, Loke Che Chan, Gilbert, Lee Chong Kuang and Greenpro Synergy Network Limited (6)
10.13	Sale and Purchase Agreement, dated as of April 25, 2017, between Greenpro Capital Corp. and Mr. Yiu Yau Wing and Mr. Chui Sang Derek (7)
10.14	Asset Purchase Agreement, dated as of April 27, 2017, between Greenpro Resources Limited and Gushen Credit Limited (8)
10.15	Employment Contract dated July 28, 2017, by and between the Company and Loke Che Chan, Gilbert**
10.16	Employment Contract dated July 28, 2017, by and between the Company and Lee Chong Kuang**
10.17	Independent Director Agreement, dated October 18, 2015, by and between the Company and Chuchottaworn Srirat**
10.18	Independent Director Agreement, dated March 14, 2016, by and between the Company and Shum Albert**
10.19	Independent Director Agreement, dated March 14, 2016, by and between the Company and Hee Chee Keong**
10.20	Independent Director Agreement, dated March 14, 2016, by and between the Company and Chin Kiew Kwong**
10.21	Independent Director Agreement, dated December 7, 2016, by and between the Company and How Kok Choong**
10.22	Escrow Agreement, dated August 31, 2017, by and among the Company, Placement Agent and Continental Stock Transfer & Trust Company* *
14.1	Code of Ethics (9)
21.1	List of Subsidiaries* *
23.1	Consent of Anton & Chia*
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)+
24.1	Power of Attorney (included on signature page to this registration statement)**
99.1	Charter of the Audit Committee (3)
99.2	Audit Committee Pre-Approval Procedures (3)
99.3	Charter of the Compensation Committee (10)
99.4	Charter of the Corporate Governance and Nominating Committee (10)

* Filed herewith

** Previously filed

+ To be filed by amendment

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(1) Previously filed as an exhibit to the Company’s Form 8-K filed with SEC on May 13, 2015.

(2) Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016.

(3) Previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2016.

(4) Previously filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on July 31, 2015.

(5) Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on August 5, 2015.

(6) Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016.

(7) Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on April 25, 2017.

(8) Previously filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on July 25, 2017.

(9) Previously filed as an exhibit to the Company’s Form S-1 registration statement filed with the SEC on January 27, 2014.

(10) Previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2017.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong on October 4, 2017.

Greenpro Capital Corp.

By:	/s/ Lee Chong Kuang
Lee Chong Kuang
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lee Chong Kuang	Chairman, President and Chief Executive Officer	October 4, 2017
Lee Chong Kuang	(Principal Executive Officer)

/s/ Loke Che Chan Gilbert	Chief Financial Officer	October 4, 2017
Loke Che Chan Gilbert	(Principal Financial and Accounting Officer)

*	Director	October 4, 2017
Chuchottaworn Srirat

*	Director	October 4, 2017
Hee Chee Keong

*	Director	October 4, 2017
Shum Albert

*	Director	October 4, 2017
Chin Kiew Kwong

*	Director	October 4, 2017
How Kok Choong

*/s/ Lee Chong Kuang

Name: Lee Chong Kuang

Attorney-in Fact

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